PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 15, 1995)

                                  $25,000,000

                   S&P-LINKED INVESTMENT TRUST CERTIFICATES,
                                SERIES 1997-SP-1
                             (SPLITS(SERVICE MARK))

                 PRINCIPAL PROTECTED PASS-THROUGH CERTIFICATES

     Each S&P-Linked Investment Trust Certificate, Series 1997-SP-1 offered hereby (collectively, 'SPLITs(Service Mark)' or the 'Certificates') represents a beneficial interest in a trust (the 'Trust') to be formed pursuant to the Trust Agreement, dated as of February 28, 1996, between Lehman ABS Corporation (the 'Depositor') and The Bank of New York, as trustee (the 'Trustee'), as supplemented by the Series 1997-SP-1 Series Supplement, dated as of August 29, 1997 (collectively, the 'Trust Agreement').

     The principal assets of the Trust will be (i) $25,000,000 principal amount of United States Treasury Zero Coupon STRIPS, due August 15, 2007, issued by the Treasury Department of the United States of America (the 'Underlying Securities') as described herein and (ii) the rights of the Trust under an ISDA Master Agreement (Multicurrency-Cross Border) with Westdeutsche Landesbank Girozentrale, acting through its New York Branch ('WestLB' or the 'Swap Counterparty'), on the terms set forth herein (the 'Swap Agreement') pursuant to which any payments required to be made by the Swap Counterparty will be passed through to the holders of record of the Certificates (the 'Certificateholders').

     Distributions on the Certificates are dependent upon the aggregate of amounts received (i) on the Underlying Securities and (ii) pursuant to the Swap Agreement. Except in certain limited circumstances, no distributions will be made on the Certificates prior to August 15, 2007 (the 'Scheduled Distribution Date'). On the Scheduled Distribution Date, Certificateholders are scheduled to receive their proportionate share of the Final Distribution Amount with respect to the Certificates. The 'Final Distribution Amount' will be an amount equal to
(i) the par amount of the outstanding Certificates plus (ii) the product of the S&P 500 Appreciation Factor and the aggregate principal amount of outstanding Certificates (such product, the 'S&P 500 Appreciation Amount'). As described more fully herein, the 'S&P 500 Appreciation Factor' will be equal to the positive value, if any, of (i) the average of the closing values of the S&P 500 Composite Stock Price Index on June 10, 2007, July 10, 2007, and August 10, 2007 (subject to adjustment as provided herein) less the closing value of such Index on the Closing Date (the 'Base Value') divided by (ii) the Base Value. See 'The Certificates--Final Distribution Amount' in this Prospectus Supplement.

     At the time of issuance of the Certificates, (i) Moody's Investors Service, Inc. ('Moody's') will assign ratings of at least 'Aaa' with respect to the principal component of the Certificates based upon the rating of the Underlying Securities and 'Aa1' with respect to the S&P Appreciation Amount based upon the rating of the Swap Counterparty, and (ii) Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ('S&P') will assign a rating to the

Certificates of 'AAAr.' Moody's rating of the S&P Appreciation Amount reflects only the ability of the Swap Counterparty to pay such amount if any, and neither Moody's nor S&P's ratings constitute a rating or statement as to whether, or the extent to which, any S&P Appreciation Amount will be payable on the Scheduled Distribution Date. S&P attaches the symbol 'r' to the ratings of instruments such as the Certificates with significant noncredit risks and is intended to highlight volatility of expected returns which are not addressed in the credit rating of such instruments. Such S&P rating does not address the likelihood of receipt by the Certificateholders of any amount under the Swap Agreement.

     The Certificates have been authorized for listing, upon official notice of issuance, with the New York Stock Exchange ('NYSE'). See 'Risk Factors' herein on pages S-9 through S-11, and in the Prospectus on pages 4 and 5.

                                                  (Cover continued on next page)

                            ------------------------

 THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT
  OBLIGATIONS OF OR INTERESTS IN THE DEPOSITOR OR ANY OF ITS AFFILIATES. THE
    CERTIFICATES DO NOT REPRESENT A DIRECT OBLIGATION OF THE UNITED STATES
                                 OF AMERICA.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
       OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Certificates offered hereby will be purchased by Lehman Brothers Inc. (the 'Underwriter') from the Depositor and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Depositor from the sale of the Certificates will be approximately $24,468,750 before deducting expenses payable by the Depositor, subject to terms and conditions set forth in the Underwriting Agreement referred to herein under 'Method of Distribution.' For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see 'Method of Distribution.' The Certificates are offered subject to receipt and acceptance by the Underwriter to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Certificates will be made in book-entry form through the facilities of The Depository Trust Company on August 29, 1997 (the 'Closing Date').

                            ------------------------

                                LEHMAN BROTHERS

AUGUST 26, 1997

(cover page continued)


     As and to the extent described herein, collections received by the Trustee with respect to the Trust Assets will be distributed to Certificateholders in the manner and priority described herein.

     There is currently no secondary market for the Certificates, and there can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. See 'Risk Factors' herein and in the Prospectus.

     The Certificates initially will be represented by certificates registered in the name of CEDE & Co., as nominee of The Depository Trust Company ('DTC'). The interests of beneficial owners of such Certificates will be represented by book entries on the records of participating members of DTC ('Participants'). Definitive certificates will be available for such Certificates only under the limited circumstances described herein. See 'Description of the Certificates--Definitive Certificates.'

     THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE DEPOSITOR PURSUANT TO ITS PROSPECTUS DATED NOVEMBER 15, 1995, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. IN PARTICULAR, INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER 'RISK FACTORS' IN THE PROSPECTUS AND IN THIS PROSPECTUS SUPPLEMENT.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    SUMMARY

     The following summary of certain pertinent information does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus, including under the headings 'Description of the Certificates' and 'Description of the Underlying Securities.' Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the 'Index of Defined Terms' or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

                                THE CERTIFICATES

CERTIFICATES OFFERED.......... The S&P-Linked Investment Trust Certificates,
                               Series 1997-SP-1 ('SPLITs(Service Mark)' or the
                               'Certificates'). Each Certificate represents a
                               proportionate undivided beneficial interest in
                               certain distributions to be made by the Trust,
                               and will be issued pursuant to the Trust
                               Agreement. The Trust Assets will be the sole
                               assets of the Trust from which Certificateholders
                               will receive any distributions.

THE TRUST..................... The S&P-Linked Investment Trust, Series 1997-SP-1
                               (the 'Trust'). The Trust will be formed pursuant
                               to the Series Supplement, Series 1997-SP-1 (the
                               'Series Supplement'), which incorporates the
                               Standard Terms for Trust Agreements (the
                               'Standard Terms,' and together with the Series
                               Supplement, the 'Trust Agreement') by and between
                               the Depositor and the Trustee.

DEPOSITOR..................... Lehman ABS Corporation (the 'Depositor'), an
                               indirect, wholly-owned subsidiary of Lehman
                               Brothers Inc., will deposit the Underlying
                               Securities into the Trust. See 'The Depositor' in
                               the Prospectus.

TRUSTEE....................... The Bank of New York.

CLOSING DATE.................. August 29, 1997.

TRUST ASSETS.................. The principal assets of the Trust will be:

                               (1) The ownership interest in, and the right to
                                   receive payment at maturity on, the
                                   Underlying Securities.

                               (2) The rights of the Trust under the Swap
                                   Agreement (as defined below).


AGGREGATE PRINCIPAL AMOUNT OF
  CERTIFICATES................ $25,000,000.

SCHEDULED DISTRIBUTION DATE... August 15, 2007.

DISTRIBUTIONS--GENERAL........ The Trust Assets will be the sole source of distributions on the Certificates. In general, no
                               distributions will be made on the Certificates
                               except on the Scheduled Distribution Date. Early
                               withdrawal of the Certificateholder's interest in
                               the Trust Assets will not be permitted except
                               upon the death or adjudication of insanity of the
                               Certificateholder. See 'Description of the
                               Certificates--Early Withdrawal.' In addition, the
                               Depositor will have certain limited rights to
                               withdraw Underlying Securities with respect to
                               Certificates that may be acquired by the
                               Depositor or its affiliates (any such withdrawal
                               an 'Optional Exchange'). See 'Description of the
                               Certificates--Optional Exchange by the
                               Depositor.' An Early Termination also could
                               result from a default by the Swap

                               Counterparty (as defined below). See 'Description of the Trust Assets--Events of Default and Termination Events'.

FINAL DISTRIBUTION AMOUNT..... On the Scheduled Distribution Date,
                               Certificateholders are scheduled to receive their
                               proportionate share of the Final Distribution
                               Amount with respect to the Certificates. The
                               'Final Distribution Amount' will be an amount
                               equal to (i) the par amount of the Certificates
                               plus (ii) the product of the S&P 500 Appreciation
                               Factor and the aggregate Principal Amount of
                               outstanding Certificates (such product, the 'S&P
                               500 Appreciation Amount'). The 'S&P 500
                               Appreciation Factor' will be equal to the
                               positive value, if any, of (i) the average of the
                               closing values (the 'Final Value') of the S&P 500
                               Composite Stock Price Index (the 'S&P 500 Index')
                               on the Evaluation Dates (subject to adjustment as
                               provided herein) less the closing value of such
                               index on the Closing Date (the 'Base Value'),
                               divided by (ii) the Base Value. The Final Value
                               will be determined by the Calculation Agent. For

                               a description of the S&P 500 Index and the method of calculation thereof see 'The Standard & Poor's
                               500 Index' herein.

EVALUATION DATES.............. June 10, 2007, July 10, 2007 and August 10, 2007;
                               provided, however that if any such day is not an
                               Evaluation Day (as defined below), as determined
                               in good faith by the Calculation Agent, the
                               applicable Evaluation Date shall be the next
                               following day that is an Evaluation Day.

EVALUATION DAY................ Any day on which the New York Stock Exchange
                               ('NYSE') and the American Stock Exchange are open
                               for trading (a 'Trading Day') and a Market
                               Disruption Event has not occurred.

MARKET DISRUPTION EVENT....... 'Market Disruption Event' means either (i) the suspension or material limitation, in each case,
                               for more than two hours of trading in 100 or more
                               of the securities included in the S&P 500 Index
                               or (ii) the suspension or material limitation, in
                               each case, for more than two hours of trading
                               (whether by reason of movements in price
                               otherwise exceeding levels permitted by the
                               relevant exchange or otherwise) in (A) futures
                               contracts related to the S&P 500 Index which are
                               traded on the Chicago Mercantile Exchange or (B)
                               option contracts related to the S&P 500 Index
                               which are traded on the Chicago Board Options
                               Exchange, Inc. The phrase 'material limitation'
                               as used in the preceding sentence shall include,
                               without limitation, limitations pursuant to NYSE
                               Rule 80A (or any applicable rule or regulation
                               enacted or promulgated by the NYSE or any other
                               self-regulatory organization or the Securities
                               and Exchange Commissions of similar scope as
                               determined by the Calculation Agent) on trading
                               during significant market fluctuations; provided,
                               however, that a limitation on the hours in a
                               trading day and/or number of days of trading will
                               not constitute a Market Disruption Event if it
                               results from an announced change in the regular
                               business hours of the relevant exchange. The
                               determination of whether or not a Market
                               Disruption Event has occurred on any Trading Day
                               shall be made by the Calculation Agent.

CALCULATION AGENT............. The initial Calculation Agent shall be Lehman
                               Brothers Finance S.A. Except as otherwise
                               provided herein, all determinations made by the
                               Calculation Agent shall be at the sole discretion
                               of the

                               Calculation Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Trust and the Certificateholders.
                               It is anticipated that the Calculation Agent will enter into a swap agreement (the 'Lehman Swap') with the Swap Counterparty on terms similar to those of the Swap Agreement. The Trust will not be a party to and will have no rights under the Lehman Swap. In the event that the Lehman Swap is terminated prior to termination of the Swap
                               Agreement, WestLB will replace Lehman Brothers
                               Finance S.A. as Calculation Agent. The Trust
                               Agreement will provide that the
                               Certificateholders will have no right to make any claim against the Calculation Agent in the absence of the gross negligence or willful misconduct of the Calculation Agent.

BUSINESS DAY.................. Any day other than (i) Saturday and Sunday or
                               (ii) a day on which banking institutions in New
                               York City are authorized or obligated by law or
                               executive order to be closed for business.

DENOMINATIONS AND SPECIFIED
  CURRENCY.................... The Certificates will be denominated and payable in U.S. dollars (the 'Specified Currency'). The
                               Certificates will be available for purchase in
                               minimum denominations of $1,000 and integral
                               multiples thereof.

FORM OF SECURITY.............. Book-entry Certificates with The Depository Trust
                               Company ('DTC'), except in certain limited
                               circumstances. See 'Description of the
                               Certificates--Definitive Certificates.'
                               Distributions thereon will be settled in
                               immediately available (same-day) funds.

CUSIP NUMBER.................. 74251WAA8.

EARLY WITHDRAWAL.............. Early withdrawal of a Certificateholder's investment generally is not permitted. However,
                               subject to certain limitations described herein,
                               early withdrawal is permitted upon the death or
                               adjudication of insanity of a Certificateholder,
                               in which case (an 'Early Withdrawal') such
                               Certificateholder will be entitled to receive the
                               sum of (i) the sale proceeds of such
                               Certificateholder's proportionate share of the

                               Underlying Securities (the 'Liquidation
                               Proceeds') plus (ii) any termination payment due to the Trust in connection with the partial Early
                               Termination of the Swap Agreement minus (iii) an amount equal to 6 1/4% of the principal amount of the Certificates being redeemed.

                               The termination payment specified in clause (ii) will generally be equal to the market value of the Trust's rights in the portion of the Swap
                               Agreement to be terminated as determined in good faith by the Calculation Agent. Such Early
                               Withdrawal will result in a partial termination of the Swap Agreement, as a result of which the Notional Amount (as defined below) will be reduced by an amount equal to the principal amount of the Certificates that are the subject of Early Withdrawal. See 'Description of The
                               Trust Assets--The Swap Agreement--Payments Upon
                               Early Termination.'

OPTIONAL EXCHANGE BY
  THE DEPOSITOR............... The Depositor, or any affiliate of the Depositor, may, if it holds Certificates, notify the Trustee
                               that it intends to tender such Certificates to
                               the Trustee on each February 15 and August 15 (an

                               'Optional Exchange Date'), or the next succeeding
                               Business Day if such Optional Exchange Date is not a Business Day, subject to certain limitations described herein. Upon such tender, the Trustee will deliver to the Depositor or its affiliate the proportionate share of the Underlying Securities corresponding to the principal amount of Certificates being tendered.
                               In addition, the Calculation Agent will determine the termination payment, if any, to be paid by the Swap Counterparty on the Optional Exchange
                               Date to the Trust for distribution to the Depositor or its affiliate. Such payment will equal the proportionate share represented by the Certificates being tendered of the market value, if any, of the Trust's rights under the Swap
                               Agreement determined in good faith by the Calculation Agent.

CERTAIN U.S. FEDERAL INCOME

  TAX CONSEQUENCES............ In the opinion of tax counsel to the Depositor, the Trust will be classified for Federal income
                               tax purposes as a grantor trust and not as an
                               association (or publicly traded partnership)
                               taxable as a corporation. The Certificates
                               represent interests in (i) the Underlying
                               Securities which will give rise to original issue
                               discount and (ii) the Swap Agreement which will
                               give rise to capital gain or loss upon a
                               termination of the Swap Agreement. See 'Certain
                               U.S. Federal Income Tax Consequences.'

LISTING....................... The Certificates have been authorized for listing, upon official notice of issuance, with
                               the New York Stock Exchange.

RATINGS....................... At the time of issuance of the Certificates, (i)
                               Moody's Investors Service, Inc. ('Moody's') will
                               assign ratings of at least 'Aaa' with respect to
                               the principal component of the Certificates based
                               upon the rating of the Underlying Securities and
                               'Aa1' with respect to the S&P Appreciation Amount
                               based upon the rating of the Swap Counterparty,
                               and (ii) Standard & Poor's Ratings Group, a
                               division of The McGraw-Hill Companies, Inc.
                               ('S&P') will assign a rating to the Certificates
                               of 'AAAr.' Moody's rating of the S&P Appreciation
                               Amount reflects only the ability of the Swap
                               Counterparty to pay such amount if any, and
                               neither Moody's nor S&P's ratings constitute a
                               rating or statement as to whether, or the extent
                               to which, any S&P Appreciation Amount will be
                               payable on the Scheduled Distribution Date. S&P
                               attaches the symbol 'r' to the ratings of
                               instruments such as the Certificates with
                               significant noncredit risks and is intended to
                               highlight volatility of expected returns which
                               are not addressed in the credit rating of such
                               instruments. Such S&P rating does not address the
                               likelihood of receipt by the Certificateholders
                               of any amount under the Swap Agreement.

                               The ratings of the Certificates by Moody's and S&P are based on payment on the Scheduled
                               Distribution Date of principal of the
                               Certificates from proceeds to be derived from maturing Underlying Securities and, in the case of Moody's, payment of all amounts due under the Swap Agreement by the Swap Counterparty. There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances
                               (including, without limitation, in the case of

                               Moody's rating a change in the rating of the Swap
                               Counterparty) so warrant. A revision or
                               withdrawal of such

                               rating may have an adverse effect on the market price of Certificates. A security rating is not a recommendation to buy, sell or hold securities.
                               See 'Ratings.'

ERISA CONSIDERATIONS.......... An employee benefit plan subject to the Employee
                               Retirement Income Security Act of 1974, as
                               amended ('ERISA'), including an individual
                               retirement account (an 'IRA') or Keogh plan (a
                               'Keogh') (each, a 'Plan') should consult its
                               advisors concerning the ability of such Plan to
                               purchase Certificates under ERISA or the Code.
                               See 'ERISA Considerations.'

                                THE TRUST ASSETS

THE UNDERLYING SECURITIES


GENERAL....................... $25,000,000 aggregate principal amount of United
                               States Treasury Zero Coupon STRIPS due August 15,
                               2007, issued by the Treasury Department of the
                               United States of America. The entire principal
                               amount of the Underlying Securities will be
                               payable on the Underlying Securities Maturity
                               Date.

UNDERLYING SECURITIES MATURITY
  DATE........................ August 15, 2007.

AMORTIZATION.................. None.

THE SWAP AGREEMENT


SWAP COUNTERPARTY............. Westdeutsche Landesbank Girozentrale, acting through its New York Branch ('WestLB' or the
                               'Swap Counterparty').

NOTIONAL AMOUNT............... The Notional Amount will be equal to the outstanding principal amount of the Certificates.
                               The initial Notional Amount will be $25,000,000.


TERMINATION DATE.............. August 15, 2007, unless sooner terminated in whole or in part in accordance with the terms of
                               the Swap Agreement.

AMOUNTS PAYABLE BY SWAP
  COUNTERPARTY................ Under the Swap Agreement, the Swap Counterparty
                               will be obligated to pay the Trust, on the
                               Scheduled Distribution Date, an amount equal to
                               the product of (i) the S&P 500 Appreciation
                               Factor and (ii) the principal amount of the
                               Certificates. See 'The Certificates--Final
                               Distribution Amount' and 'The Standard & Poor's
                               500 Index' herein. In addition, in the event of a
                               complete or partial Early Termination, the Swap
                               Counterparty may be required to make Early
                               Termination Payments to the Trust. See
                               'Description of the Certificates--Early
                               Withdrawal,' 'Description of the
                               Certificates--Optional Exchange by the Depositor'
                               and 'Description of the Trust Assets--Events of
                               Default and Early Termination.'

AMOUNTS PAYABLE BY TRUST...... Under the Swap Agreement, the Trust will be obligated to pay the Swap Counterparty one
                               payment on the Closing Date.

EVENTS OF DEFAULT AND
  TERMINATION EVENTS.......... In the event of the occurrence of certain Swap
                               Counterparty Events of Default specified under
                               the heading, 'Description of the Trust
                               Assets--Events of Default and Termination
                               Events,' the Swap Agreement is terminable by the
                               Trust. In addition, the Swap

                               Agreement will be partially terminated upon Early
                               Withdrawal by a Certificateholder or upon Optional Exchange by the Depositor. See
                               'Description of the Certificates--Early
                               Withdrawal' and 'Description of the
                               Certificates--Optional Exchange by the
                               Depositor.' The Swap Agreement is also terminable by either the Trust or the Swap Counterparty upon the occurrence of the Termination Event specified in clause (a) under the heading, 'The Swap
                               Agreement--Termination Events.'

                               Upon the occurrence of an Event of Default (other

                               than certain events specified in clause (b) under the heading 'Description of the Trust
                               Assets--Events of Default and Termination
                               Events') the Trustee will give notice thereof to the Certificateholders, and, on the 15th Business
                               Day after giving such notice, will terminate the Swap Agreement unless otherwise directed in writing by Certificateholders representing at least 66 2/3% of the outstanding Certificates. If certain other Events of Default specified in clause (b) under the heading 'Description of the Trust Assets--Events of Default and Termination
                               Events' have occurred, the Swap Agreement will be automatically terminated without notice to
                               Certificateholders. The Trustee will not liquidate the Underlying Securities unless so directed by 100% of the Certificateholders.

EARLY TERMINATION PAYMENT..... In the event of a partial termination of the Swap
                               Agreement resulting from an Early Withdrawal (i)
                               the Trustee will direct the Market Agent to sell
                               the applicable portion of the Underlying
                               Securities in accordance with the Sale Procedures
                               for settlement on the related Early Termination
                               Date and (ii) the Calculation Agent will
                               determine the termination payment to be paid by
                               the Swap Counterparty. The Trustee will
                               distribute such Liquidation Proceeds to the
                               applicable Certificateholders plus any
                               termination payment due to the Trust in
                               connection with the Early Termination of the Swap
                               Agreement minus any withdrawal penalty resulting
                               from Early Withdrawal. In connection with any
                               Early Withdrawal, an amount equal to 6 1/4% of
                               the principal amount of the Certificates being
                               redeemed will be deducted from the distribution
                               to applicable Certificateholders. In the event of
                               a partial termination of the Swap Agreement
                               resulting from an Optional Exchange by the
                               Depositor (i) the Trustee will deliver to the
                               Depositor or its affiliate its proportionate
                               share of the Underlying Securities corresponding
                               to the principal amount of the Certificates being
                               tendered and (ii) the Calculation Agent will
                               determine the termination payment to be paid by
                               the Swap Counterparty and the Swap Counterparty
                               will pay such amount to the Trust for payment to
                               the Depositor or its affiliate. In the event of
                               early termination of the Swap Agreement (other
                               than in the case of Early Withdrawal) the Trustee
                               will not direct the Market Agent to sell the
                               Underlying Securities except upon direction of
                               100% of the Certificateholders. All termination
                               payments from the Swap Counterparty under the

                               Swap Agreement generally will equal the market value, as determined in good faith by the Calculation Agent, if any, of the Trust's rights under the Swap Agreement (or portion thereof to be terminated) as determined in good faith by the Calculation Agent. See 'Description of The
                               Certificates--Early Withdrawal' and 'Description of the Trust Assets--The Swap Agreement--Payments
                               Upon Early Termination' herein.

                                  RISK FACTORS

     Prospective purchasers should consider, among other things, the following factors (as well as the factors set forth under 'Risk Factors' in the Prospectus) in connection with an investment in the Certificates.

     Limited Liquidity. There is currently no secondary market for the Certificates. Lehman Brothers Inc. (the 'Underwriter') is under no obligation to make a market in the Certificates. It is unlikely that a secondary market will develop and, if a secondary market does develop, it is unlikely that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates.

     Original Issue Discount; Yield; Final Distribution Amount. Investors will not receive periodic payments of interest but will be subject to tax upon the annual accretion on the Underlying Securities. See 'Certain U.S. Federal Income Tax Consequences--Taxation of the Underlying Securities' herein. In addition, investors will not receive any amounts in respect of dividends paid on stocks included in the S&P 500 Index, and as a result may receive a lower yield than they would receive upon a like amount invested directly in such stocks. If the Final Value of the S&P 500 Index is not in excess of the Base Value, holders of Certificates will be entitled to receive the principal amount of their Certificates, but no amount in respect of any appreciation in the value of the S&P 500 Index, even if the value of the S&P 500 Index at some point between the closing date for the Certificates and the Evaluation Dates exceeded the Base Value.

     S&P 500 Index--Modification, Replacement or Discontinuance. The value of the S&P 500 Index will be based primarily on the trading prices of the stocks underlying the S&P 500 Index. Trading prices of the underlying stocks will be influenced both by the complex and interrelated economic, financial, political and other factors that can affect the capital markets generally and/or the equity trading markets on which the underlying stocks are trading and by the various circumstances that can influence the value of the underlying stocks. Prospective purchasers of Certificates should familiarize themselves with the basic features of the S&P 500 Index, including the underlying stocks and the general method of calculating the S&P 500 Index. See 'The Standard & Poor's 500 Index' herein.

     It is possible that S&P may modify the method of calculating the S&P 500 Index or that a Successor Index may replace the S&P 500 Index. If the method of calculating the S&P 500 Index or any Successor Index is materially changed or otherwise modified such that such index does not fairly represent the value that the S&P 500 Index would have had, the Calculation Agent will make good faith adjustments to such index when determining the S&P 500 Appreciation Factor. See 'The Certificates--Modification or Discontinuance of S&P 500 Index' herein. In addition, if for any reason neither the S&P 500 Index nor a Successor Index is published during the calculation period, the Calculation Agent will calculate the S&P 500 Appreciation Factor as described under 'Modification or Discontinuance of the S&P 500 Index' herein. Although these provisions are intended to enable the S&P 500 Appreciation Factor to be determined on as consistent a basis as practicable, discontinuities may arise in such circumstances. Moreover, information as to the current level of a Successor Index or as to the adjustments or calculations to be made by the Calculation Agent may not be readily available to Certificateholders or prospective purchasers of Certificates, which may adversely affect the trading market for the Securities.

     Increase of S&P 500 Index Uncertain. Prospective investors in the Certificates are urged to perform their own analyses of the likelihood that the S&P 500 Index will have increased on the Evaluation Dates. The offering of the Certificates should not be viewed as an expression of any opinion by the Depositor or the Underwriter as to the likelihood of such increase, and any such opinion is expressly disclaimed by them.

     Limited Assets. The Trust has no significant assets other than the Trust Assets. If the Trust Assets are insufficient to make payments or distributions on the Certificates, no other assets will be available for payment of the deficiency.

     Risks on Early Withdrawal; Penalty on Early Withdrawal. In the event of an Early Withdrawal of a Certificateholder's investment upon such Certificateholder's death or adjudicated insanity, the amount to be received in respect of the withdrawal will be affected by market conditions at the time. Among other things, the level of stock prices and option values as well as other equity market conditions will affect the amount of the partial termination payment payable under the Swap Agreement, and the level of interest rates and treasury security prices as well as other debt market conditions will affect the value of the Underlying Securities and the amount of sales proceeds realizable by the Certificateholder upon sale thereof. In a flat or declining equity market and a rising interest rate environment, a Certificateholder could fail to recover his initial investment, and could suffer substantial losses. In addition, an amount equal to 6 1/4% of the principal amount of the Certificates being redeemed will be deducted from any payment to be made by the Trust to a Certificateholder claiming Early Withdrawal. Such penalty could eliminate any profit that otherwise may have been realized by the Certificateholder or increase any loss.

     No Management of Trust Assets. Except as described herein, the Trust will not terminate or take other actions under the Swap Agreement or dispose of any Underlying Security, regardless of adverse events, financial or otherwise, which may affect the ability of the Westdeutsche Landesbank Girozentrale, acting through its New York Branch ('WestLB'), as swap counterparty (in such capacity, the 'Swap Counterparty'), to perform its obligations under the Swap Agreement or the value of the Underlying Securities. If an event described under the heading 'Events of Default and Termination Events--Events of Default' herein occurs, the Trustee will terminate the Swap Agreement in the manner provided in the Trust Agreement, notwithstanding market conditions at the time. Such termination may result in greater losses than otherwise might occur. In the event of early termination of the Swap Agreement (other than in the case of Early Withdrawal) the Trustee will not liquidate the Underlying Securities except upon direction of 100% of the holders of outstanding Certificates.

     Credit Risk. The ability of the Trust to pay the S&P 500 Appreciation Amount (as defined below) is dependent on the ability of the Swap Counterparty to make payments pursuant to the Swap Agreement. The long-term unsecured debt rating of the Swap Counterparty is 'Aa1' by Moody's and 'AA+' by S&P as of the date of this Prospectus Supplement. The obligations of the Swap Counterparty under the Swap Agreement are not insured or guaranteed by the Federal Deposit Insurance Corporation or by German banking authorities, or by any other person. Receipt of the S&P 500 Appreciation Amount will be subject to all the risks associated with a direct investment in unsecured debt obligations of the Swap Counterparty.

     No Investigation of Swap Counterparty. None of the Depositor, the Underwriter or the Trustee will (i) make any investigation of the business condition, financial or otherwise, of the Swap Counterparty or (ii) verify any reports or information filed by the Swap Counterparty with the Securities and Exchange Commission. Investors are encouraged to consider publicly available financial and other information regarding the Swap Counterparty. The issuance of the Certificates should not be construed as an endorsement by the Depositor, the Underwriter or the Trustee of the financial condition or business prospects of the Swap Counterparty.

     Conflicts of Interest of the Calculation Agent. Lehman Brothers Finance S.A. will act as the initial calculation agent (the 'Calculation Agent'). The Calculation Agent will make certain determinations and judgments in connection with the transactions described herein. Lehman Brothers Finance S.A. will enter into a swap agreement (the 'Lehman Swap') with the WestLB under which Lehman Brothers Finance S.A. will be required to make to WestLB the same payments that the Swap Counterparty will be required to make to the Trust. As a result, conflicts of interest may arise in connection with Lehman Brothers Finance S.A. performing its role as Calculation Agent. Lehman Brothers Finance S.A. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment. The Trust Agreement will provide that the Certificateholders will have no right to make any claim against the Calculation Agent in the absence of gross negligence or willful misconduct.

     In the event that the Lehman Swap is terminated prior to termination of the Swap Agreement, WestLB will replace Lehman Brothers Finance S.A. as Calculation Agent under the Swap Agreement. In such event, WestLB will be subject to conflicting interests in the same manner as Lehman Brothers Finance S.A., as described above.

     Lehman Brothers Inc. and its affiliates may from time to time engage in transactions involving the stocks underlying the S&P 500 Index for their proprietary accounts and for other accounts under their management, which may influence the value of such stocks and therefore the value of the S&P 500 Index.

     Ratings of the Certificates. At the time of issuance, Moody's will assign a rating of 'Aaa' to the principal component of the Certificates based upon the rating of the Underlying Securities and a rating of 'Aa1' to the S&P Appreciation Amount based upon the rating of the Swap Counterparty. Moody's rating of the S&P Appreciation Amount reflects only the ability of the Swap Counterparty to pay such amount, if any, and neither

Moody's nor S&P's rating constitutes a statement as to the market value of the S&P 500 Index, or whether, or the extent to which, any S&P Appreciation Amount will be payable on the Scheduled Distribution Date based upon the value of such index. Also, at the time of issuance, S&P will assign a rating of 'AAAr' to the Certificates. S&P attaches the symbol 'r' to the ratings of instruments such as the Certificates with significant noncredit risks and is intended to highlight volatility of expected returns which are not addressed in the credit rating of such instruments. Such rating does not address the likelihood of receipt by the Certificateholders of any amount due under the Swap Agreement.

     The ratings of the Certificates by Moody's and S&P are based on repayment on the Scheduled Distribution Date of the principal of Certificates being made from proceeds derived from maturing Underlying Securities and, in the case of the rating by Moody's, payment of all amounts due under the Swap Agreement by the Swap Counterparty. There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, a change in the rating of the Swap Counterparty in the case of Moody's rating) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of Certificates. See 'Ratings.'

     Any rating issued with respect to the Certificates is not a recommendation to purchase, sell or hold a security inasmuch as such ratings do not comment on the market price of the Certificates or their suitability for a particular investor.

     Suitability. It is suggested that prospective investors who consider purchasing the Certificates should reach an investment decision only after carefully considering the suitability of the Certificates in light of their particular circumstances.

     The Certificates are subject to certain additional considerations. See 'Risk Factors' herein and in the Prospectus.

                                   THE TRUST

     The Trust will be formed pursuant to the Series Supplement, Series 1997-SP-1 (the 'Series Supplement'), which incorporates the Standard Terms for Trust Agreements (the 'Standard Terms,' and together with the Series Supplement, the 'Trust Agreement') by and between the Depositor and the Trustee. Concurrently with the execution and delivery of the Series Supplement, the Depositor will deposit the Underlying Securities into the Trust. The Trustee, on behalf of the Trust, will accept such Underlying Securities, will enter into the Swap Agreement, will make the initial payment to the Swap Counterparty and will deliver the Certificates to or upon the order of the Depositor.

                        THE STANDARD & POOR'S 500 INDEX

     All disclosure contained in this Memorandum regarding the S&P 500 Index,

including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information prepared by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ('S&P'). None of the Trust, the Swap Counterparty, the Depositor, the Underwriter or Lehman Brothers Finance S.A. nor any of their respective affiliates takes any responsibility for the accuracy or completeness of such information.

     'Standard & Poor's(R),' 'S&P(R),' 'S&P 500(R),' 'Standard & Poor's 500(R)' and '500(R)' are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Lehman Brothers Inc. The Certificates are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the holders of the Certificates or any member of the public regarding the advisability of investing in securities generally or in the Certificates particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to Lehman Brothers Inc. is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to Lehman Brothers Inc. or the Certificates. S&P has no obligation to take the needs of Lehman Brothers Inc. or the holders of the Certificates into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Certificates or the timing of the issuance or sale of the Certificates or in the determination or calculation of the equation by which the Certificates are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Certificates.

     S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE CALCULATION AGENT, THE HOLDERS OF THE CERTIFICATES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

GENERAL

     The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time as compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of July 31, 1997, the 500 companies included in the S&P 500 Index represented approximately 76% of the aggregate market value of common stocks traded on the NYSE; however, the 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. As of July 31, 1997, the aggregate market value of the 500 companies included in the S&P 500 Index represented approximately 72% of the aggregate market value of United States domestic public companies. S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the NYSE, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. As of July 31, 1997 the 500 companies included in the S&P 500 Index were divided into 103 individual groups. These individual groups comprised the following four main groups of companies (with the number of companies currently included in each group indicated in parentheses): Industrials (384), Utilities (39), Transportation (11), and Financial (64). S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.

COMPUTATION OF THE S&P 500 INDEX

     S&P currently computes the S&P 500 Index as of a particular time as follows:

          (1) the market value of each component stock is determined as of such time;

          (2) the market value of all component stocks as of such time (as determined under clause (1) above) are aggregated;

          (3) the mean average of the market value of each week in the base period for the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

          (4) the mean average market value of all such common stocks over such base period (as determined under clause (3) above) are aggregated (such aggregate amount being referred to as the 'Aggregate Base Value');

          (5) the aggregate market value of all component stocks as of such time (as determined under clause (2) above) is divided by the Aggregate Base Value; and

          (6) the resulting quotient (expressed in decimals) is multiplied by ten.

     While S&P currently employs the above methodology to calculate the S&P 500

Index, no assurance can be given that S&P will not modify or change such methodology in a manner that may affect the Certificates.

     S&P adjusts the foregoing formula to negate the effect of changes in the market value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase thereof by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by S&P of particular component stocks in the S&P 500 Index, and other reasons. In all such cases, S&P first recalculates the aggregate market value of all component stocks (after taking account of the new market price per share of the particular component stock or the new number of outstanding shares thereof or both, as the case may be) and then determines the new Aggregate Base Value in accordance with the following formula:

                                      new market value             new
        old Aggregate             X   ----------------    =    Aggregate Base
          Base Value                  old market value             Value

     The result is that the Aggregate Base Value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of such causes upon the S&P 500 Index.

HISTORICAL DATA ON THE S&P 500 INDEX

     The following tables set forth the closing values of the S&P 500 Index on the last business day of each year from 1947 through 1996 and the high, low and closing value of the S&P 500 Index for each quarter from 1989 through to present, as published by S&P. The historical experience of the S&P 500 Index should not be taken as an indication of future performance.

                      YEAR END VALUE OF THE S&P 500 INDEX

YEAR         CLOSING VALUE                YEAR         CLOSING VALUE
-----        -------------                ----         -------------
1947              15.30                   1972             118.05
1948              15.20                   1973              97.55
1949              16.76                   1974              68.56
1950              20.41                   1975              90.19
1951              23.77                   1976             107.46
1952              26.57                   1977              95.10
1953              24.81                   1978              96.11
1954              35.98                   1979             107.94
1955              45.48                   1980             135.76

1956              46.67                   1981             122.55
1957              39.99                   1982             140.64
1958              55.21                   1983             164.93
1959              59.89                   1984             167.24
1960              58.11                   1985             211.28
1961              71.55                   1986             242.17
1962              63.10                   1987             247.08
1963              75.02                   1988             277.72
1964              84.75                   1989             353.40
1965              92.43                   1990             330.22
1966              80.33                   1991             417.09
1967              96.47                   1992             435.71
1968             103.76                   1993             466.45
1969              92.06                   1994             459.27
1970              92.15                   1995             615.93
1971             102.09                   1996             740.74

                QUARTERLY VALUES OF THE S&P 500 INDEX SINCE 1989

                               LAST DAILY VALUES

                                                                     CLOSING
                                                  HIGH      LOW       VALUE
                                                 ------    ------    -------
1989:
      1st Quarter.............................   299.63    275.31     294.87
      2nd Quarter.............................   328.44    295.29     317.98
      3rd Quarter.............................   353.73    319.23     349.15
      4th Quarter.............................   359.80    332.61     353.40

1990:
      1st Quarter.............................   359.69    322.98     339.94
      2nd Quarter.............................   367.40    329.11     358.02
      3rd Quarter.............................   368.95    300.97     306.05
      4th Quarter.............................   331.75    295.46     330.22

1991:
      1st Quarter.............................   376.72    311.49     375.22
      2nd Quarter.............................   390.45    368.57     371.16
      3rd Quarter.............................   396.64    373.33     387.86
      4th Quarter.............................   417.09    375.22     417.09

1992:
      1st Quarter.............................   420.77    403.00     403.69
      2nd Quarter.............................   418.49    394.50     408.14
      3rd Quarter.............................   425.27    409.16     417.80

      4th Quarter.............................   441.28    402.66     435.71

1993:
      1st Quarter.............................   456.33    429.05     451.67
      2nd Quarter.............................   453.85    433.54     450.53
      3rd Quarter.............................   463.56    441.43     458.93
      4th Quarter.............................   470.94    457.48     466.45

1994:
      1st Quarter.............................   482.00    445.55     445.76
      2nd Quarter.............................   462.37    438.92     442.27
      3rd Quarter.............................   476.07    446.13     462.71
      4th Quarter.............................   473.77    445.45     459.27

1995:
      1st Quarter.............................   503.90    459.11     500.71
      2nd Quarter.............................   551.07    501.85     544.75
      3rd Quarter.............................   586.77    547.09     584.41
      4th Quarter.............................   615.93    612.36     615.93

1996:
      1st Quarter.............................   661.45    598.48     645.50
      2nd Quarter.............................   678.51    631.18     670.63
      3rd Quarter.............................   687.31    626.65     687.31
      4th Quarter.............................   757.03    687.31     740.74

1997:
      1st Quarter.............................   816.29    737.01     757.12
      2nd Quarter.............................   898.70    737.65     885.14
      3rd Quarter (through August 13, 1997)...   960.32    891.03     922.02

              MODIFICATIONS TO OR DISCONTINUANCE OF S&P 500 INDEX

     If S&P discontinues publication of the S&P 500 Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the S&P 500 Index (any such index being referred to hereinafter as a 'Successor Index'), then, upon the Calculation Agent's notification of such determination to the Certificateholders, the Trust and the Swap Counterparty, the Calculation Agent will substitute the Successor Index as calculated by S&P or such other entity for the S&P 500 Index.

     If S&P discontinues publication of the S&P 500 Index and a Successor Index is not selected by the Calculation Agent or is not published on any Evaluation Date, the index to be substituted for the S&P 500 Index with respect to each such Evaluation Date will be an index as described below under 'Discontinuance of the S&P 500 Index.'

     If a Successor Index is selected or the Calculation Agent determines an index as a substitute for the S&P 500 Index as described below, such Successor Index or index shall be substituted for the S&P 500 Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If at any time the method of calculating the S&P 500 Index, or the value thereof, is changed in a material respect, or if the S&P 500 Index is modified in any other way such that, in the opinion of the Calculation Agent, the S&P 500 Index does not fairly represent the value that the S&P 500 Index would have had if such changes or modifications had not been made, then from and after such time, the Calculation Agent shall, on each such Evaluation Day, make such adjustment as in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a stock index comparable to the S&P 500 Index as if such changes or modification had not been made. Accordingly, if the method of calculating the S&P 500 Index is modified so that the value of such S&P 500 Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the S&P 500 Index), then the Calculation Agent shall adjust such S&P 500 Index in order to arrive at a determinate of the S&P 500 Index as if it had not been modified (e.g., as if such split had not occurred.)

DISCONTINUANCE OF THE S&P 500 INDEX

     If the publication of the S&P 500 Index is discontinued and S&P or another entity does not publish a Successor Index on any Evaluation Day on or prior to the Evaluation Date, the index to be substituted for the S&P 500 Index for each such Evaluation Day will be computed by the Calculation Agent in accordance with the following procedures:

     (1) identifying the component stocks of the S&P 500 Index or any Successor Index as of the last date on which either of such indices was calculated by S&P or another entity mutually acceptable to the Calculation Agent and the Certificateholder and published by S&P or such other entity (each such component stock is an 'Index Component Stock');


     (2) for each Index Component Stock, calculating as of each such Evaluation Day the product of the market price per share and the number of the then outstanding shares (such product referred to as the 'market value' of such Index Component Stock), by reference to (a) the closing market price per share of such Index Component Stock as, quoted by the American Stock Exchange, the NYSE or any other registered national securities exchange that is the primary market for such Index Component Stock, or if no such quotation is available, then the closing market price as quoted by any other registered national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System, or if no such price is quoted, then the market price from the best available source as determined by the Calculation Agent, in each case as determined by the Calculation Agent (collectively, the 'Exchange') and (b) the most recent publicly available statement of the number of outstanding shares of such Index Component Stock;

     (3) aggregating the Market Values obtained in clause (2) for all Index Component Stocks;

     (4) ascertaining the Aggregate Base Value in effect as of the last day on which either the S&P 500 Index or any Successor Index was published by S&P or another entity, adjusted as described below;

     (5) dividing the aggregate Market Value of all Index Component Stocks by the Aggregate Base Value (adjusted as described below); and

     (6) multiplying the resulting quotient (expressed in decimals) by ten.

'Aggregate Base Value' means the aggregate of the mean average Market Value of the common stock of each company in a group of 500 companies substantially similar to the current S&P 500 group over the base period of the years 1941 through 1943.

     If any Index Component Stock is no longer publicly traded on any registered national securities exchange or in the over-the-counter market, the last available market price per share for such Index Component Stock by any registered national securities exchange or in the over-the-counter market, and the number of outstanding shares thereof at such time, will be used in computing the last available Market Value of such Index Component Stock. Such Market Value will be used in the computation of the S&P 500 Index thereafter.

     If a company that has issued an Index Component Stock and another company that has issued an Index Component Stock are consolidated to form a new company, the common stock of such new company will be considered an Index Component Stock and the common stocks of the constituent companies will no longer be considered Index Component Stocks. If any company that has issued an Index Component Stock merges with, or acquires, a company that has not issued an Index Component Stock, the common stock of the surviving corporation will, upon the effectiveness of such merger or acquisition, be considered an Index Component Stock. In each such case, the Aggregate Base Value will be adjusted so that the Aggregate Base Value immediately after such consolidation, merger or acquisition will equal (a) the Aggregate Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value of all Index Component Stocks immediately after such event, divided by the aggregate Market Value for all Index Component Stocks immediately prior to such event.

     If a company that has issued an Index Component Stock issues a stock dividend, effects a stock split or issues new shares pursuant to the acquisition of another company, then, in each case, the Aggregate Base Value will be adjusted (in accordance with the formula described below) so that the Aggregate Base Value immediately after the time the particular Index Component Stock commences trading ex-dividend, the effectiveness of the stock split or the time new shares of such Index Component Stock commence trading equals (a) the Aggregate Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value for all Index Component Stocks immediately after such event, divided by the aggregate Market Value of all Index Component Stocks immediately prior to such event.

     The Aggregate Base Value used by the Calculation Agent to calculate the value described above will not necessarily be adjusted in all cases in which S&P in its discretion, might adjust the Aggregate Base Value (as described above under the 'The Standard & Poor's 500 Index--Computation of the S&P 500 Index). In particular, the Calculation Agent is not permitted by the above standards to substitute new Index Component Stocks for those of bankrupt or otherwise troubled companies, although S&P has done so on various occasions in the past.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The S&P-Linked Investment Trust Certificates, Series 1997-SP-1 ('SPLITs(Service Mark)' or the 'Certificates') will be denominated and distributions with respect thereto will be payable in U.S. dollars (the 'Specified Currency'). The Certificates have an initial aggregate principal amount of $25,000,000.

     Each Certificate represents a proportionate undivided beneficial interest in certain distributions to be made by the Trust, and will be issued pursuant to the Series Supplement, Series 1997-SP-1 (the 'Series Supplement'), which incorporates the Standard Terms for Trust Agreements (the 'Standard Terms,' together with the Series Supplement, the 'Trust Agreement') by and between Lehman ABS Corporation (the 'Depositor') and the Trustee. The Depositor, an indirect, wholly-owned subsidiary of Lehman Brothers Inc., will deposit the Underlying Securities into the Trust. The Trustee will be The Bank of New York. The Trustee will receive compensation at the rate set forth in the Trust Agreement, payable by the Depositor or an affiliate thereof (the 'Trustee Fee').

     The principal assets of the Trust will be:


          (1) The ownership interest in, and the right to receive payment at maturity on, the Underlying Securities; and

          (2) The rights of the Trust under the Swap Agreement.

     The Scheduled Distribution Date will be August 15, 2007. The Trust Assets will be the sole source of distributions on the Certificates. In general, no distributions will be made on the Certificates except on the Scheduled Distribution Date. Early withdrawal of the Certificateholder's interest in the Trust Assets will not be permitted except upon the death or adjudication of insanity of the Certificateholder. In addition, the Depositor will have certain limited Optional Exchange rights with respect to Certificates that may be acquired by the Depositor or its affiliates. See 'Description of the Certificates--Early Withdrawal' and 'Description of the Certificates--Optional Exchange of Certificates by Depositor.' In addition, an early redemption could result from a default by the Swap Counterparty. See 'Description of the Trust Assets--the Swap Agreement.'

     On the Scheduled Distribution Date, Certificateholders are scheduled to receive their proportionate share of the Final Distribution Amount with respect to the Certificates. The 'Final Distribution Amount' will be an amount equal to
(i) the par amount of the Certificates plus (ii) the product of the S&P 500 Appreciation Factor and the aggregate principal amount of the Certificates (such product, the 'S&P Appreciation Amount'). The 'S&P 500 Appreciation Factor' will be equal to the positive value, if any, of (i) the average of the closing values (the 'Final Value') of the S&P 500 Composite Stock Price Index (the 'S&P 500 Index') on the Evaluation Dates (subject to adjustment as provided herein) minus the closing value of such index on the Closing Date (the 'Base Value'), divided by (ii) the Base Value. The Final Value will be determined by the Calculation Agent. For a description of the S&P 500 Index and the method of calculation thereof, see 'The Standard & Poor's 500 Index' herein. The Evaluation Dates shall be June 10, 2007, July 10, 2007 and August 10, 2007; provided, however that if any such day is not an Evaluation Day, as determined in good faith by the Calculation Agent, the applicable Evaluation Date shall be the next following day that is an Evaluation Day. An Evaluation Day is any day on which the NYSE and the American Stock Exchange are open for trading (a 'Trading Day') and a Market Disruption Event has not occurred.

     'Market Disruption Event' means either (i) the suspension or material limitation, in each case, for more than two hours of trading in 100 or more of the securities included in the S&P 500 Index or (ii) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the S&P 500 Index which are traded on the Chicago Mercantile Exchange or (B) option contracts related to the S&P 500 Index which are traded on the Chicago Board Options Exchange, Inc. The phrase 'material limitation' as used in the preceding sentence shall include, without limitation, limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the Securities and Exchange Commissions of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations; provided, however, that a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange. The determination of whether or not a Market Disruption Event has occurred on any Trading Day shall be made by the Calculation Agent.

     The Calculation Agent shall be Lehman Brothers Finance S.A. Except as otherwise provided herein, all determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Trust and the Certificateholders. The Calculation Agent will enter into a swap agreement with WestLB on terms similar to those of the Swap Agreement (the 'Lehman Swap'). The Trust will not be a party to and will have no rights under the Lehman Swap. In the event that the Lehman Swap is terminated prior to the termination of the Swap Agreement, WestLB will replace Lehman Brothers Finance S.A., as Calculation Agent under the Agreement.

EARLY WITHDRAWAL

     Early withdrawal of a Certificateholder's investment generally is not permitted. However, early withdrawal is permitted upon the death or adjudication of insanity of a Certificateholder, in which case ('Early Withdrawal') such Certificateholder will be entitled to receive the sum of (i) the sale proceeds of such Certificateholder's proportionate share of the Underlying Securities (the 'Liquidation Proceeds') plus (ii) any termination payment due to the Trust in connection with the partial Early Termination of the Swap Agreement minus
(iii) an amount equal to 6 1/4% of the principal amount of Certificates being redeemed (such amount, the 'Early Withdrawal Proceeds'). The termination payment specified in clause (ii) will generally be equal to the market value of the Trust's rights in the portion of the Swap Agreement to be terminated, as determined in good faith by the Calculation Agent. Such Early Withdrawal will result in a partial termination of the Swap Agreement, as a result of which the Notional Amount (as defined below) will be reduced by an amount equal to the principal amount of the Certificates that are the subject of the Early Withdrawal. See 'Description of the Trust Assets--The Swap Agreement--Payments Upon Early Termination.'

     Subject to the conditions set forth in the next succeeding paragraph, upon the occurrence of an event of Early Withdrawal, the legal representative of the holder of the Certificates subject to such Early Withdrawal (the 'Legal Representative') shall provide to the Trustee a written request relating to such Early Withdrawal. Such request shall set forth the basis for such Early Withdrawal and shall be accompanied by such evidence required by the Trustee to verify the basis for such Early Withdrawal. Upon receipt of such request and verification of such evidence, the Trustee shall (i) establish a date upon which the applicable Certificates will be redeemed (the 'Early Withdrawal Date') and
(ii) notify the Legal Representative of the date of such redemption and the principal amount of Certificates to be redeemed.

     Any redemption resulting from Early Withdrawal shall be subject to the following conditions:

          (i) the beneficial owner must have owned the Certificates which are the subject of such redemption for at least 180 days;

          (ii) the aggregate amount of Certificates that may be redeemed for events of Early Withdrawal during any 12-month period shall be limited to 25% of the average outstanding principal balance of Certificates (the 'Early Withdrawal Volume Cap') during such 12-month period; and

          (iii) in the event that the Trustee receives Early Withdrawal requests for more than the Early Withdrawal Volume Cap, the Trustee shall accept such requests in the order that they were received by the Trustee; provided, however, that if the Trustee is required to reject an Early Withdrawal request, in whole or in part, because it would exceed the Early Withdrawal Volume Cap during such 12-month period, the Trustee shall establish an Early Withdrawal Date on the next date upon which such redemption will not exceed the Early Withdrawal Volume Cap.

DTC

     The Certificates will be delivered in registered form. The Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum principal amounts of $1,000 and integral multiples thereof. One Certificate may be issued in an amount other than an integral multiple of the applicable minimum denomination. The Certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the 'Clearing Agency'), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ('CEDE'). No holder of any such Certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under '--Definitive Certificates.' Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its Participants. See '--Definitive Certificates' below and 'Description of Certificates--Global Securities' in the Prospectus.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Certificates are credited. Additionally, DTC will take such actions with respect to specified voting rights only at the direction and on behalf of participants whose holdings of such certificates evidence such specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that Participants, whose holdings of Certificates evidence such voting rights, authorize divergent action.


DEFINITIVE CERTIFICATES

     Definitive Certificates will be issued to Certificateholders or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Certificates and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue such Certificates as Definitive Certificates issued in the respective principal amounts owned by the individual owners of such Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

LISTING ON THE NEW YORK STOCK EXCHANGE

     The Certificates have been authorized for listing, upon official notice of issuance, with the NYSE. There can be no assurance that the Certificates, once listed, will continue to be eligible for trading on the NYSE.

COLLECTIONS AND DISTRIBUTIONS

     Collections on the Trust Assets that are received by the Trustee pursuant to the procedures described herein and in the Prospectus and deposited from time to time into the Certificate Account will be applied by the Trustee on the Scheduled Distribution Date or on any earlier date selected by the Trustee in connection with an Early Termination relating to a partial or full redemption of the Certificates (together with the Scheduled Distribution Date, the 'Distribution Dates') to the following distributions in the following order of priority, solely to the extent of Available Funds (as defined below) on such Distribution Date:

          (a) to the Trustee, reimbursement for any Extraordinary Expenses incurred by the Trustee in accordance with the Trust Agreement pursuant to instructions of not less than 100% of the Certificateholders;

          (b) solely in event of Early Termination relating to Early Withdrawal, to the Swap Counterparty an amount equal to the Early Withdrawal Penalty; provided that such distribution is conditioned on the Swap Counterparty making the requisite termination payment, if any, under the Swap Agreement; and

          (c) the remainder to the holders of the Certificates; provided that, in the case of Early Withdrawal, distributions shall be limited to applicable Certificateholders in an amount equal to the Early Withdrawal Proceeds.

'Available Funds' for any Distribution Date means (i) all amounts actually received on or with respect to Underlying Securities (including Liquidation Proceeds) and (ii) all amounts received under the Swap Agreement from the Swap Counterparty.

     If the Trustee has not received payment on a Trust Asset on or prior to a Distribution Date, such distribution will be made upon receipt of payment on the applicable Trust Asset. No additional amounts will accrue on the Certificates or be owed to Certificateholders as a result of any such delay. In the event of a default on a Trust Asset, approved Extraordinary Expenses (see 'Description of the Trust Agreement--The Trustee' herein) of the Trustee may be reimbursed to the Trustee out of Available Funds before any distributions to Certificateholders are made.

     There can be no assurance that collections received from the Trust Assets will be sufficient to make all required distributions to the Certificateholders. The Trustee will bear its Ordinary Expenses.

OPTIONAL EXCHANGE OF CERTIFICATES BY DEPOSITOR

     The Depositor or any affiliate of the Depositor may, if it holds Certificates, notify the Trustee, not less than 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to each February 15 and August 15 (each, an 'Optional Exchange Date'), or the next succeeding Business Day if such Optional Exchange Date is not a Business Day, that it intends to tender such Certificates to the Trustee on such Optional Exchange Date; provided, however, that in order to effect such Optional Exchange, the Depositor must have continuously held the Certificates that are the subject of such Optional Exchange for at least 180 days as of the date of such Optional Exchange and, provided, further, that, the Depositor shall be permitted to tender not more than five percent of the outstanding principal amount of Certificates on each Optional Exchange Date. The Calculation Agent will determine the termination payment, if any, to be paid by the Swap Counterparty on the Optional Exchange Date. Such payment will equal the proportionate share of the market value, if any, of the Trust's rights under the Swap Agreement as determined in good faith by the Calculation Agent. Upon such tender, the Trustee will deliver to the Depositor (i) its proportionate share of the Underlying Securities corresponding to the principal amount of the Certificates being tendered by the Depositor and (ii) any early termination payment received from the Swap Counterparty.

DEFAULT ON TRUST ASSETS

     The Trustee generally will not be required to take action in respect of a default under, or other adverse event in connection with a Trust Asset. However, upon the occurrence of an Event of Default under the Swap Agreement specified under the heading 'Description of the Trust Assets--Events of Default and Termination Events,' the Trustee will terminate the Swap Agreement. In the event of an early termination of the Swap Agreement (other than in the case of Early Withdrawal), the Trustee will not direct the Market Agent to sell the Underlying Securities except upon direction of 100% of the Certificateholders. (See 'The

Market Agent Agreement--Sale of the Underlying Securities'). The proceeds of the Underlying Securities, if any, and any termination payment received under the Swap Agreement will be distributed to the holders of the Certificates.

                                 THE DEPOSITOR

     Lehman ABS Corporation (the 'Depositor') was incorporated in the State of Delaware on January 29, 1988. The Depositor is a wholly owned, special purpose subsidiary of Lehman Commercial Paper Inc. ('LCPI'), which is itself a wholly owned subsidiary of Lehman Brothers Inc., which is a wholly owned subsidiary of Lehman Brothers Holdings Inc. ('Holdings'). None of Lehman Brothers Inc., LCPI, Holdings or the Depositor, nor any affiliate of the foregoing, has guaranteed or is otherwise obligated with respect to the Certificates.

     The principal executive offices of the Depositor are located at Three World Financial Center, New York, New York 10285 (Telephone: (212) 526-4428). See 'The Depositor' in the Prospectus.

                        DESCRIPTION OF THE TRUST ASSETS

THE UNDERLYING SECURITIES

     The Underlying Securities consist of $25,000,000 aggregate principal amount of United States Treasury Zero Coupon STRIPS, due August 15, 2007, issued by the Treasury Department of the United States of America. The entire principal amount of the Underlying Securities will be payable on the Underlying Securities Maturity Date. The Underlying Securities Maturity Date is August 15, 2007.

THE SWAP AGREEMENT

     The Swap Counterparty is WestLB. The Notional Amount will be equal to the outstanding principal amount of the Certificates. The initial Notional Amount will be $25,000,000. The Termination Date is August 15, 2007, unless sooner terminated in whole or in part in accordance with the terms of the Swap Agreement. Under the Swap Agreement, the Swap Counterparty will be obligated to pay the Trust, on the Scheduled Distribution Date, an amount equal to the positive value, if any, of the product of (i) the S&P 500 Appreciation Factor and (ii) the outstanding principal amount of the Certificates. See 'Description of the Certificates--General' and 'The Standard & Poor's 500 Index' herein. Under the Swap Agreement, the Trust will be obligated to pay the Swap Counterparty an initial payment on the Closing Date.

     Upon the occurrence of an Event of Default (other than an event specified items (1), (3), (5), (6) and in certain cases (8) in clause (b) under the heading 'Description of the Trust Assets--The Swap Agreement--Events of Default and Termination Events' which events shall result in an Automatic Early Termination as described below), the Trustee will give notice thereof to the Certificateholders, and, on the 15th Business Day after giving such notice, will terminate the Swap Agreement unless otherwise directed in writing by Certificateholders representing at least 66 2/3% of the outstanding

Certificates. The Swap Agreement provides that an Early Termination Date will occur immediately upon an occurence of an Event of Default specified in items
(1), (3), (5), (6) or, to the extent analogous thereto, (8), of clause (b) under the heading 'Description of the Trust Assets--The Swap Agreement--Events of Default and Early Termination,' and as of the time immediately preceding the institution of the relevant proceeding or presentation of the relevant petition upon the occurence of an Event of Default specified in item (4) of such clause
(b), or to the extent analogous thereto, item (8) of such clause (b). The Trustee will direct the Market Agent to sell the Underlying Securities only if so directed by 100% of the holders of the outstanding Certificates.

     Payments Upon Early Termination. In the event of a complete Early Termination of the Swap Agreement or a partial termination resulting from an Early Withdrawal or an Optional Exchange by the Depositor, the Trustee will terminate the Swap Agreement (in whole or in part, as applicable). In the case of a partial termination resulting from an Early Withdrawal, the Trustee will
(i) direct the Market Agent to sell a portion of the Underlying Securities in accordance with the Sale Procedures for settlement on the related Early Termination Date and (ii) distribute the Liquidation Proceeds, if any, of such sale of the Underlying Securities to the applicable Certificateholders plus any termination payment due to the Trust in connection with the Early Termination of the Swap Agreement. An amount equal to 6 1/4% of the Certificates being redeemed will be deducted from any payment to Certificateholders as a result of Early Withdrawal. In the case of a partial termination resulting from an Optional Exchange by the Depositor, the Trustee will distribute to the Depositor (i) its proportionate share of Underlying Securities corresponding to the amount of Certificates being tendered and (ii) any termination payment due to the Trust from the Swap Counterparty. In the event of early termination of the Swap Agreement (other than in the case of Early Withdrawal) the Trustee will not direct the Market Agent to sell the Underlying Securities except upon direction of 100% of the Certificateholders.

     In the event of an Early Termination, the Calculation Agent will determine the termination payment to be paid by the Swap Counterparty. Such amount will equal the market value of the Trust's rights under the Swap Agreement (or portion thereof to be terminated) to be determined in good faith by the Calculation Agent. Such termination payment will be paid to Certificateholders together with delivery of Liquidation Proceeds (net of withdrawal penalties in the case of an Early Withdrawal) or Underlying Securities, as the case may be, as described under 'Description of the Certificate--Early Withdrawal' and 'Description of the Certificates--Optional Exchange by Depositor.' In connection with any Early Withdrawal of a Certificateholder's investment or Optional Exchange by the Depositor, the Notional Amount of the Swap will be reduced by the aggregate principal amount of the Certificates subject to such Early Withdrawal or Optional Exchange. See 'Description of the Certificates--Early Withdrawal,' 'Description of Certificates--Optional Exchange by Depositor,' and 'Description of the Trust Assets--The Swap Agreement--Events of Default and Termination Events herein.'


EVENTS OF DEFAULT AND TERMINATION EVENTS

     Events of Default. The occurrence of any of the following with respect to the Swap Counterparty, on the one hand, or the Trust, on the other hand, constitutes an event of default (an 'Event of Default') under the Swap Agreement by such party (the 'Defaulting Party'):

          (a) failure to make, when due, any payment under the Swap Agreement required to be made by it if such failure is not remedied on or before the third business day after notice of such failure is given to the Swap Counterparty;

          (b) the Swap Counterparty (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets; (7) has a secured party take possession of all or substantially all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;

          (c) In the case of the Swap Counterparty, the occurrence or existence of (i) a default, event of default or other similar condition or event (however described) in respect of the Swap Counterparty under one or more agreements or instruments relating to Specified Indebtedness in an aggregate amount of not less than the applicable Threshold Amount which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

          'Specified Indebtedness' means any obligation of the Swap Counterparty (whether present or future, contingent or otherwise, as principal or security or otherwise) in respect of borrowed money.

          'Threshold Amount' means $100,000,000 or the equivalent thereof in currencies other than U.S. Dollars based on the spot exchange rate of such currencies as of the date of determination; and

          (d) The Swap Counterparty consolidates or amalgamates with, or merges into, or transfers all or substantially all of its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer the resulting, surviving or transferee entity fails to assume all of the obligations of the Swap Counterparty under the Swap Agreement.

     Termination Events. The occurrence of any of the following with respect to the Swap Counterparty or the Trust constitutes a termination event (a 'Termination Event') under the Swap Agreement with respect to such party:

          (a) In the case of the Trust or the Swap Counterparty, as a result of certain legislative, regulatory or judicial action, it becomes unlawful for such party to comply with any material provision of the Swap Agreement, including any payment obligation;

          (b) In the case of the Trust, Certificates have been tendered by the Depositor pursuant to an Optional Exchange as described under 'Description of the Certificates--Optional Exchange by Depositor' in which case the Notional Amount of the Swap Agreement will be reduced by an amount equal to the principal amount of Certificates being tendered; and

          (c) In the case of the Trust, an Early Withdrawal has occurred as described under 'Description of the Certificates--Early Withdrawal,' in which case the Notional Amount of the Swap Agreement will be reduced by an amount equal to the principal amount of Certificates being redeemed.

     Early Termination Date. If an Event of Default occurs in which the Swap Counterparty is the 'Defaulting Party' or a Termination Event occurs and a Termination Payment is due to the Trust from the Swap Counterparty (or there is no Termination Payment due), the Swap Agreement provides that the Trustee may designate as an Early Termination Date the earliest date on which the Swap Agreement can practicably be terminated, partially or fully (as the case may be). In such case, for purposes of making any determination under the Swap Agreement in connection with the termination of the Swap Agreement, the Calculation Agent has been appointed under the Trust Agreement as the agent of the Trustee.

     If the Termination Event specified in clause (a) above occurs with respect to the Trust, the Swap Counterparty may, but is not obligated to, designate an Early Termination Date.


     THE TRUST WILL HAVE NO SIGNIFICANT ASSETS OTHER THAN THE TRUST ASSETS FROM WHICH TO MAKE DISTRIBUTIONS OF AMOUNTS DUE IN RESPECT OF THE CERTIFICATES. CONSEQUENTLY, THE TRUST'S ABILITY TO MAKE DISTRIBUTIONS IN RESPECT OF THE CERTIFICATES WILL DEPEND ENTIRELY ON THE TRUST'S RECEIPT OF PAYMENTS ON THE TRUST ASSETS. PROSPECTIVE PURCHASERS OF THE CERTIFICATES SHOULD CONSIDER CAREFULLY THE FINANCIAL CONDITION OF THE SWAP COUNTERPARTY AND ITS ABILITY TO MAKE PAYMENTS IN RESPECT OF THE SWAP AGREEMENT. THIS PROSPECTUS SUPPLEMENT RELATES ONLY TO THE CERTIFICATES BEING OFFERED HEREBY AND DOES NOT RELATE TO THE SWAP COUNTERPARTY. ALL INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT REGARDING THE SWAP COUNTERPARTY IS DERIVED FROM INFORMATION PROVIDED BY WESTLB. NONE OF THE DEPOSITOR, THE UNDERWRITER, THE CALCULATION AGENT, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR TAKES ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF THE INFORMATION PROVIDED THEREIN.

                             THE SWAP COUNTERPARTY

     ALL DISCLOSURE CONTAINED IN THIS PROSPECTUS SUPPLEMENT REGARDING WESTLB, INCLUDING, WITHOUT LIMITATION, THE INFORMATION SET FORTH UNDER THE HEADING 'THE SWAP COUNTERPARTY,' THE FINANCIAL STATEMENTS OF WESTLB AND THE WESTLB GROUP CONTAINED IN EXHIBIT A, AND THE SUMMARY OF MATERIAL DIFFERENCES BETWEEN GENERALLY ACCEPTED GERMAN AND UNITED STATES ACCOUNTING PRINCIPLES CONTAINED IN EXHIBIT B HAS BEEN PROVIDED BY WESTLB. NONE OF THE TRUST, THE DEPOSITOR, THE UNDERWRITER, THE CALCULATION AGENT NOR ANY OF THEIR RESPECTIVE AFFILIATES TAKES ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.

GENERAL

     WestLB, which traces its history to 1832, was created by the merger of the two central banks, or Landesbanken (German State Banks), in the State of North Rhine-Westphalia, the Federal Republic of Germany ('Germany') on January 1, 1969. As a German universal bank, WestLB provides commercial and investment banking services regionally, nationally and internationally to public, corporate and bank customers. WestLB is the largest of the Landesbanken and the third largest bank in Germany. At December 31, 1996, WestLB had total assets of approximately DM 349.8 billion (U.S.$225.0 billion).

     WestLB is directly owned and controlled by (i) North Rhine-Westphalia, which participates in 43.2% of WestLB's paid-in capital, (ii) the Savings Banks and Giro Association of Rhineland (Rheinischer Sparkassen- und Giroverband, the 'Rhineland Association') and the Savings Banks and Giro Association of Westphalia-Lippe (Westfalisch-Lippischer Sparkassen- und Giroverband, the 'Westphalia-Lippe Association') (collectively, the 'Associations'), each of which participates in 16.7% of WestLB's paid-in-capital and (iii) the Regional Association of Rhineland (Landschaftsverband Rheinland) and the Regional Association of Westphalia-Lippe (Landschaftsverband Westfalen-Lippe) (collectively, the 'Regional Associations'), each of which participates in 11.7% of WestLB's paid-in capital. The Associations are comprised of the savings banks of North Rhine-Westphalia (the 'Savings Banks') whose interests are promoted by the Associations.

THE NEW YORK BRANCH

     The New York Branch (the 'Branch') operates pursuant to a license granted by the Superintendent of Banks of the State of New York in 1975. Prior to the establishment in New York of the Branch, WestLB operated a representative office from 1970 to 1975. The Branch has specialized in wholesale lending to U.S. corporations (including U.S. subsidiaries of German firms), corporate finance, trade finance, money dealing, foreign exchange, swaps and other treasury products.

     Within WestLB, the management of the Branch ('Branch Management') is also responsible for and oversees the operation of WestLB's Division Overseas, Region North America ('Region North America'). Region North America is comprised of the Branch, the Cayman Islands Branch, offering offshore deposits to WestLB's clients in the western hemisphere, and WestLB's North American representative offices, located in Chicago, Los Angeles and Toronto. As of December 31, 1996, the assets of Region North America amounted to $18,943 million, an increase of $7,308 million or 62.8% from its assets of $11,635 million as of December 31, 1995, reflecting a change in the composition of the balance sheet. These figures are derived from the financial results and position of Region North America which are fully consolidated with WestLB's financial reports and are included in the audited annual accounts of WestLB. Neither the Branch nor Region North America publishes separate annual reports.

     The Branch funds itself by taking corporate, bank and government deposits, borrowing in the interbank market and issuing medium-term notes, certificates of deposit and commercial paper. It is active in money market dealing, foreign exchange, interest rate swaps and currency swaps, in both the corporate and inter-bank markets.

     As of December 31 for each of the years indicated, the Branch and WestLB's Cayman Islands Branch obtained their aggregate funding from the following sources:

                                                      1996       1995
                                                     -------    -------
                                                       (IN MILLIONS)
Inter-bank borrowing and Corporate Deposits.......   $10,008    $ 6,232
Interbranch & affiliate deposits (including
  capital)(1).....................................     4,037      2,930
Certificates of deposit & commercial paper........     2,706        904
Medium-term notes.................................         0        450
Subordinated debt.................................       500        500
                                                     -------    -------
Total.............................................   $17,251    $11,016
                                                     -------    -------
                                                     -------    -------


------------------
(1) Includes retained earnings.

The Branch is located at 1211 Avenue of the Americas, New York, New York 10036. It is not required to be and is not a member of the Federal Deposit Insurance Corporation. Future information concerning the Swap Counterparty may be obtained by contacting the Branch at the foregoing address.

                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

     The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Trust Agreement as executed will be filed by the Depositor with the Commission following the issuance and sale of the Certificates. The Trust created under the Trust Agreement (including the Series 1997-SP-1 Supplement) will consist of (i) the Underlying Securities and the Swap Agreement and (ii) all payments on or collections in respect of the Underlying Securities and the Swap Agreement due after the Closing Date. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

     The discussions in the Prospectus under 'Description of the Trust Agreement--Retained Interest; Administrative Agent Compensation and Payment of Expenses,'--Advances in Respect of Delinquencies,' '--Certain Matters Regarding the Administrative Agent and the Depositor' (to the extent the discussion relates to the Administrative Agent), '--Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event,' and '--Evidence as to Compliance' are not applicable to the Certificates.

THE TRUSTEE

     The Bank of New York, a New York banking corporation, will act as trustee (the 'Trustee') for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 101 Barclay Street, New York, New York 10286 and its telephone number is (212) 815-5098.

     Pursuant to the Trust Agreement, the Trustee shall receive compensation at the rate set forth in the Trust Agreement payable by the Depositor or an affiliate thereof (the 'Trustee Fee').

     The Trust Agreement provides that the Trustee may not take any action which, in the Trustee's opinion, would or might cause it to incur Extraordinary Expenses that would be payable out of the Trust property, unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities and (ii) the Trustee has been instructed to do so by Certificateholders representing not less than 100% of the aggregate voting rights of the Certificates then outstanding. Extraordinary Expenses so incurred may be reimbursed to the Trustee out of Available Funds on any Distribution Date before any distributions to Certificateholders on such Distribution Date are made.

     'Extraordinary Expenses' are defined in the Trust Agreement as any and all costs, expenses or liabilities arising out of the establishment, existence or administration of the Trust, other than (i) Ordinary Expenses and (ii) costs and expenses payable by a particular Certificateholder, the Trustee or the Depositor pursuant to the Trust Agreement. Ordinary Expenses of the Trustee are borne by the Trustee.

     'Ordinary Expenses' are defined in the Trust Agreement and are generally described as the Trustee's ordinary expenses and overhead in connection with its services as Trustee, including (i) the costs and expenses of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitations of consent or instructions, or other communications required by the Trust Agreement, (ii) the costs and expenses of holding and making ordinary collections or payments on the assets of the Trust and of determining and making payments of interest or principal, (iii) the costs and expenses of the Trust's or Trustee's counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the Trust, and (iv) any other costs and expenses that are or reasonably should have been expected to be incurred in the ordinary course of administration of the Trust.

EVENTS OF DEFAULT

     Upon the occurrence of an Event of Default (other than an event specified items (1), (3), (5), (6) and in certain cases (8) in clause (b) under the heading 'Description of the Trust Assets--The Swap Agreement--Events of Default and Termination Events' which events shall result in an Automatic Early Termination as described below), the Trustee will give notice thereof to the Certificateholders, and, on the 15th Business Day after giving such notice, will terminate the Swap Agreement unless otherwise directed in writing by Certificateholders representing at least 66 2/3% of the outstanding Certificates. The Swap Agreement provides that an Early Termination Date will occur immediately upon an occurence of an Event of Default specified in items
(1), (3), (5), (6) or, to the extent analogous thereto, (8), of clause (b) under the heading 'Description of the Trust Assets--The Swap Agreement--Events of Default and Early Termination,' and as of the time immediately preceding the institution of the relevant proceeding or presentation of the relevant petition upon the occurence of an Event of Default specified in item (4) of such clause
(b), or to the extent analogous thereto, item (8) of such clause (b). The Trustee will direct the Market Agent to sell the Underlying Securities only if so directed by 100% of the holders of the outstanding Certificates.


     No Certificateholder will have the right to institute any proceeding with respect to the Trust Agreement, unless (i) such Certificateholder previously has given to the Trustee written notice of a continuing breach, (ii) Certificateholders evidencing not less 66 2/3% of the outstanding Certificates have requested in writing that the Trustee institute such proceeding in its own name as Trustee, (iii) such Certificateholder or Certificateholders have offered the Trustee reasonable indemnity, (iv) the Trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by Certificateholders evidencing not less than 66 2/3% of the outstanding Certificates.

VOTING RIGHTS

     At all times, 100% of all Voting Rights will be allocated to the Certificateholders. The 'Required Percentage--Amendment' of Voting Rights necessary to consent to a modification or amendment of the Trust Agreement or any Trust Asset shall be 66 2/3%. Notwithstanding the foregoing, in addition to the other restrictions on modification and amendment, the Trustee will not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the holders of the Certificates without the consent of the holders of 100% of the Certificates; provided, however, that no such amendment or modification will be permitted which would alter the status of the Trust as a grantor trust for Federal Income tax purposes. See 'Description of the Trust Agreement--Modification and Waiver' in the Prospectus. Further, no amendment will be permitted which would adversely affect in any material respect the interests of the Certificateholders without confirmation by each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of such Certificates.

     The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

TERMINATION OF THE TRUST

     The Trust shall terminate upon the earliest to occur of (i) the distribution in full of all amounts due to the Certificateholders and (ii) the Scheduled Distribution Date. See 'Description of the Trust Agreement-- Termination' in the Prospectus.

                           THE MARKET AGENT AGREEMENT

MARKET AGENT

     Pursuant to the Market Agent Agreement, dated as of the Closing Date, between Lehman Brothers Inc., solely in its capacity as Market Agent, and the Trust (the 'Market Agent Agreement'), the Market Agent shall: (a) act on behalf of the Trust in connection with the sale of the Underlying Securities after certain defaults or certain termination events under the Swap Agreement as provided in the Trust Agreement; and (b) perform its other duties and comply with the provisions set forth in the Market Agent Agreement. The Market Agent is entitled to a customary fee for any sale of the Underlying Securities.

     The Market Agent Agreement provides that the Market Agent has no liability for any act or omission except as results from the Market Agent's gross negligence or willful misconduct. The Market Agent may assign any and all of its duties, obligations and rights as Market Agent to any organization controlled by or under common control with Lehman Brothers Inc. The Market Agent may at any time resign and be discharged of the duties and obligations created by the Market Agent Agreement by providing at least 30 days notice to the Trustee.

SALE OF THE UNDERLYING SECURITIES

     In the event of early termination of the Swap Agreement (other than in the case of Early Withdrawal) the Trustee will not direct the Market Agent to sell the Underlying Securities except upon direction of 100% of the Certificateholders. The sale and settlement of the liquidation of the Underlying Securities will occur as soon as practicable after the date of receipt of such direction, and the liquidation proceeds will be deposited into the Certificate Account maintained by the Trustee. Deliveries of the Underlying Securities by the Trust to the Purchaser of such Underlying Securities will only be made against payment in same day funds.

     'Sale Procedures' means, in connection with any sale of some or all of the Underlying Securities, the sale of such Underlying Securities to the highest of not less than three solicited bidders for such Underlying Securities (which bidders may include Lehman Brothers Inc. or any of its affiliates; provided, however, that neither Lehman Brothers Inc. nor any of its affiliates are obligated to bid, and that such bidders need not be limited to recognized broker dealers). In the sole judgment of the Market Agent, bids may be evaluated on the basis of bids for all or a portion of the Underlying Securities being sold or any other basis selected in good faith by the Market Agent. No assurance can be given as to whether the Market Agent will be successful in soliciting bids to purchase the Underlying Securities. The Market Agent shall, prior to any sale of Underlying Securities to Lehman Brothers Inc. or any of its affiliates, certify in writing to the Trustee that any such purchaser submitted the highest of at least three bids and shall identify the other bidders.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion summarizes certain of the material U.S. federal income tax aspects of the acquisition, ownership and disposition of the Certificates. This discussion is a summary for general information only and does not consider all aspects of federal income taxation that may be relevant to the purchase, ownership and disposition of the Certificates by a prospective investor in light of his, her or its personal circumstances. This summary is based upon the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions. All of the foregoing are subject to change, possibly on a retroactive basis; accordingly, any such change could affect the continuing validity of this discussion.

     The following discussion does not address the federal income tax consequences of ownership of Certificates not held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the 'Code'), or the federal income tax consequences to investors subject to special treatment under the federal income tax laws, such as dealers in securities or foreign currency, banks, financial institutions, thrifts, insurance companies, tax-exempt entities, persons that hold the Certificates as part of a 'straddle,' a 'hedge' against currency risk, or a 'conversion transaction,' persons that have a 'functional currency' other than the U.S. dollar, and investors in pass-through entities. In addition, the discussion is generally limited to the tax consequences to initial holders and does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

     The following discussion, moreover, is limited to the U.S. federal income tax consequences relevant to a holder of a Certificate that is (i) a citizen or resident of the United States, (ii) a corporation organized under the laws of the United States or any political subdivision thereof or therein, (iii) an estate or trust, the income of which is subject to federal income tax regardless of the source, or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States fiduciaries have the authority to control all of its substantial decisions.

CLASSIFICATION OF INVESTMENT ARRANGEMENT

     In the opinion of Weil, Gotshal & Manges LLP (a limited liability partnership including professional corporations), counsel to the Depositor, the Trust will be treated for federal income tax purposes as a grantor trust and not as an association (or publicly-traded partnership) taxable as a corporation. The Trustee intends to report income, gain, loss and deduction to the Internal Revenue Service (the 'IRS') accordingly.

     Under the grantor trust rules, each Certificateholder will be treated for federal income tax purposes as having purchased an undivided interest in each of the assets of the Trust, including the Swap Agreement (which will be treated as a cash-settled option on the S&P 500 Index for federal income tax purposes). Similarly, the sale of a Certificate by a Certificateholder will be considered a sale of the Certificateholder's interests in the assets of the Trust with respect to that holder. In addition, a Certificateholder effecting an Early Withdrawal will be deemed to be a sale of the Underlying Securities, a termination of the Swap Agreement and the payment of a termination fee by a Certificateholder equal to 6 1/4% of the principal amount of Certificates being redeemed.

     In general, the tax consequences of an investment in Certificates will depend on the separate rules applicable to the Underlying Securities and the Swap Agreement. Therefore, although the Certificates resemble a single debt instrument, the tax treatment of the Certificates could differ significantly from the tax treatment of a single debt instrument having the economic characteristics of the Certificates. In particular, a Certificateholder will recognize ordinary income in respect of accreted interest on the Underlying Securities and may recognize a capital gain or loss upon a sale of the Underlying Securities or a sale or termination of the Swap Agreement. See 'Taxation of the Underlying Securities--OID' and 'Taxation of the Swap Agreement.'

ALLOCATION OF BASIS AND SALES PROCEEDS

     A Certificateholder should be considered to have purchased an interest in the Underlying Securities for an amount equal to the cost of its Certificates multiplied by a fraction, the numerator of which is the fair market value of the Underlying Securities and the denominator of which is the sum of the fair market value of the

Underlying Securities and the fair market value to the Trust of the Swap Agreement, in each case at the time of such purchase. The balance of a Certificateholder's cost for the Certificates would be treated as the price paid for its undivided interest in the Swap Agreement. In general, the fair market value of the Swap Agreement upon the original issuance of the Certificates should equal the amount of the up front payment made to the Swap Counterparty under the Swap Agreement.

     Upon the sale of a Certificate, the amount realized by the selling Certificateholder would be allocated between the Certificateholder's undivided interest in the Underlying Securities and the Swap Agreement deemed sold by using the method described above on the basis of the relative fair market values of such assets at the time of sale.

TAXATION OF THE UNDERLYING SECURITIES

     In General. Under Code Section 1286, on the date the Underlying Securities are deemed purchased by a Certificateholder, they will be treated for federal income tax purposes as newly issued debt instruments that are issued with original issue discount ('OID') equal to the excess of (i) the stated redemption price at maturity (i.e., all payments made with respect to the Underlying Securities to the Certificateholder) over (ii) the portion of the Certificate's purchase price which is allocable to the Underlying Securities. Each Certificateholder, regardless of its normal method of accounting, will accrue income, prior to the receipt of cash, in respect of its interest in the Underlying Securities under the rules relating to OID under the method described below that takes account of the compounding of interest, based on the particular Certificateholder's expected yield to maturity.

     OID. A holder of a Certificate, whether using the cash or accrual method of accounting, generally will be required to include OID in income in advance of the receipt of some or all of the related cash payments. The amount of OID includable in income by such holder is the sum of the 'daily portions' of OID with respect to each day during the taxable year or portion of the taxable year in which such holder held such obligation ('accrued OID'). The daily portion is determined by allocating to each day in any 'accrual period' a pro rata portion of the OID allocable to the accrual period. Under the Treasury Regulations, the 'accrual period' for each obligation may be of any length and may vary in length over the term of the obligation, provided that each accrual period is no longer than one year and each scheduled payment occurs on either the first or last day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the product of each obligation's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). If all accrual periods are of equal length except for either an initial short period or an initial and final short period, the amount of OID allocable to the initial short accrual period may be computed under any reasonable method. The 'adjusted issue price' of an interest in an Underlying Security at the start of any accrual period is equal to its purchase price (generally, the purchase price of the Certificate, less the portion of the purchase price allocable to the Swap Agreement) increased by the accrued OID for each prior accrual period.

     Because the purchase of a Certificate would be treated as the original issuance on the purchase date of a portion of the Underlying Securities by a Certificateholder, such purchase should not result in acquisition premium, bond premium or market discount.

     Tax Basis. A Certificateholder's initial tax basis in the Underlying Securities will equal the purchase price (as determined under 'Allocation of Basis and Sales Proceeds') and will generally be increased by any amounts of OID includible in the holder's income.

     Sale, Exchange and Retirement of Underlying Securities. Upon the sale, exchange or retirement of Underlying Securities (including a sale resulting from a sale or redemption for cash of Certificates), a Certificateholder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement of the Underlying Securities and the Certificateholder's tax basis in the Underlying Securities (both, as determined under 'Allocation of Basis and Sales Proceeds' and '--Tax Basis'). The distribution, if any, to a Certificateholder of Underlying Securities representing such Certificateholder's pro rata portion of all of the Trust's Underlying Securities will not be treated as a sale or exchange, and the Certificateholder will acquire the Underlying Securities with a tax basis equal to the Certificateholder's tax basis in such Underlying Securities while held by the Trust.

     Gain or loss recognized by an initial Certificateholder on the sale, exchange or retirement of the Underlying Securities generally will be capital gain or loss, and will be long-term capital gain or loss if the Certificateholder is treated as having held the Underlying Securities for the requisite holding period at the time of the disposition.

TAXATION OF THE SWAP AGREEMENT


     The Swap Agreement will be governed by tax rules applicable to cash settled options. A Certificateholder therefore should not be required to recognize any income with respect to any payments from the Swap Counterparty until such time as the amount of such income is fixed and determinable. The Certificateholder would recognize gain or loss equal the difference between the amount received by the holder and the Certificateholder's tax basis in the Swap Agreement (i.e., the Certificateholder's pro rata portion of the up front payment made by the Trust to the Swap Counterparty). Any gain or loss realized by the Certificateholder upon the termination of the Swap Agreement will constitute capital gain or loss and, if held for the requisite holding period, will be long term capital gain or loss. In addition, upon an Early Withdrawal an amount equal to 6 1/4% of the principal amount of Certificates being redeemed will be paid to the Swap Counterparty (or netted against any payment due from the Swap Counterparty) as a termination payment, thus reducing the Certificateholder's capital gain or increasing its capital loss. A Certificateholder who effects an Early Withdrawal nevertheless will be required to include the amount of such accretion in income as OID. See 'Taxation of the Underlying Securities--OID' above.

DEDUCTIBILITY OF TRUST'S FEES AND EXPENSES

     In computing its federal income tax liability, a Certificateholder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees, if any, paid or incurred by the Trust as provided in Section 162 or 212 of the Code and any allowable amortization deductions with respect to certain other assets of the Trust. If a Certificateholder is an individual, estate or trust, the deduction for his share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

TAX-EXEMPT ORGANIZATIONS

     In general, income or gain from the Certificates held by a tax-exempt organization will not be subject to the tax on unrelated business taxable income if the Certificates are not 'debt-financed' property.

INFORMATION REPORTING

     The Trustee will furnish or make available, within 90 days after the end of each calendar year, to each party registered during such calendar year as a holder of a Certificate, such information as is required under the Code (or regulations under the Code) to be provided by the Trustee to enable each Certificateholder to file its federal income tax returns.

BACKUP WITHHOLDING

     Distributions made on a Certificate and proceeds from the sale of a Certificate to or through certain brokers may be subject to a 'backup' withholding tax of 31% unless, in general, the holder of the Certificate provides its correct taxpayer identification number and other information or is a corporation or other person exempt from such withholding and demonstrates such status as provided under the relevant Treasury regulations. Any amounts so withheld from distributions on the Certificate would be refunded by the IRS or allowed as a credit against the holder's federal income tax, provided the requisite information is supplied to the IRS.

                         STATE, LOCAL AND FOREIGN TAXES

     Persons considering the purchase of Certificates should consult their own tax advisors concerning the application of federal income tax laws, as well as the laws of any state, local, or foreign taxing jurisdiction, to their particular situations.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA, (b) an individual retirement account ('IRA') or other plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of any such plan's investment in the entity (each, a 'Plan'). In particular, Section 4975 of the Code imposes an excise tax on any disqualified person (as defined in such Section) with respect to an IRA or other Plan who engages in a sale, exchange or lease of property, a loan or other extension of credit, or certain other prohibited transactions involving assets of such IRA or Plan, unless an exemption applies. Further, ERISA prohibits fiduciaries of employee benefit plans subject thereto from engaging in similar (but not identical) prohibited transactions with parties in interest (as defined in Section 3 of ERISA) with respect to such plans, unless an exemption applies. ERISA also sets forth general fiduciary standards applicable to the investment of the assets of any Plan subject to ERISA.

     Any person considering an investment in Certificates on behalf of an IRA or other Plan should consider whether such investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code. In addition, a fiduciary of a Plan should determine, among other things, whether such investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Plans maintained or contributed to by the Depositor, Underwriter, Trustee, and Swap Counterparty, or any of their affiliates ('Excluded Plans'), should not acquire or hold any Certificate.

     Under a 'look-through rule' set forth in Section 2510.3-101 of the United States Department of Labor ('DOL') regulations, a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes under ERISA if the Plan acquires an equity interest in such entity, unless an exception to the look-through rule applies. There are no assurances that any exception to the look-through rule applies to the Trust. Thus, an investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be subject to the prohibited transaction provisions under ERISA and the Section 4975 of the Code.


     If the assets of the Trust were deemed to be Plan assets, transactions involving the Depositor, Underwriter, Trustee, and Swap Counterparty might constitute prohibited transactions with respect to an IRA or other Plan holding a Certificate unless (i) one or more prohibited transaction exemptions ('PTEs') applies or (ii) in the case of WestLB which is the Swap Counterparty, it is not a disqualified person or party in interest with respect to such IRA or Plan. Moreover, persons considering an investment in Certificates on behalf of an IRA or other Plan should consider whether the Swap Agreement is a type of transaction which simply is not subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code.

     The Underwriter is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer. Accordingly, the sale of Certificates by the Underwriter to Plans may be exempt under PTE 75-1 if the following conditions are satisfied: (i) the Underwriter is not a fiduciary with respect to the Plan and is a party in interest or disqualified person (if at all) solely by reason of Section 3(14)(B) of ERISA or
Section 4975(e)(2)(B) of the Code or a relationship to a person described in such Sections, (ii) the transaction is at least as favorable to the Plan as an arm's-length transaction with an unrelated party and is not a prohibited transaction within the meaning of Section 503(b) of the Code, and (iii) the Plan maintains for at least six years such records as are necessary to determine whether the conditions of PTE 75-1 have been met.

     The custodial and other services rendered by the Trustee might be exempt pursuant to Section 408(b)(2) of ERISA and Section 4975(d)(2) of the Code, which exempt services necessary for the establishment or operation of a Plan under a reasonable contract or arrangement and for which no more than reasonable compensation is paid. An arrangement would not be treated as reasonable unless it can be terminated upon reasonably short notice under the circumstances without penalty. The Trustee may be terminated upon 60 days prior notice and the approval of Certificate holders owning more than 66 2/3% of the aggregate beneficial interest of Certificates. The Depositor believes the compensation of the Trustee is reasonable under the circumstances. The statutory exemption for services noted above does not provide exemptive relief from prohibited transactions described in Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Code.

     Other prohibited transaction exemptions could apply to the acquisition and holding of Certificates by Plans, and the operation of the Trust, including, but not limited to: PTE 84-14 (an exemption for certain transaction determined by an independent qualified professional asset manager), PTE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts) or PTE 95-60 (an exemption for certain transactions involving insurance company general accounts).

     By acquiring and holding a Certificate, an IRA or other Plan shall be deemed to have represented and warranted to the Depositor, Trustee and Underwriter that such acquisition and holding of a Certificate does not involve a non-exempt prohibited transaction with respect to such IRA or Plan, including with respect to the activities of the Trust.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement, dated August 28, 1997 (the 'Underwriting Agreement'), the Depositor has agreed to sell to Lehman Brothers Inc. (an affiliate of the Depositor) (the 'Underwriter'), and the Underwriter has agreed to purchase, the Certificates.

     The Depositor has been advised by the Underwriter that the Underwriter proposes to offer the Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Certificates for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of Certificates may be deemed to be underwriters, and any profit on the resale of Certificates by them may be deemed to be underwriting discounts, or commissions under the Securities Act. Discounts and concessions to dealers will vary but will not exceed 2.5% of the face amount of the Certificates. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

                                 LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriter by Weil, Gotshal & Manges LLP, New York, New York.

                                    RATINGS

     At the time of issuance of the Certificates, (i) Moody's will assign ratings of at least 'Aaa' with respect to the principal component of the Certificates based upon the rating of the Underlying Securities and 'Aa1' with respect to the S&P Appreciation Amount based upon the rating of the Swap Counterparty, and (ii) S&P will assign a rating to the Certificates of 'AAAr.' Moody's rating of the S&P Appreciation Amount reflects only the ability of the Swap Counterparty to pay such amount if any, and neither Moody's nor S&P's ratings constitute a rating or statement as to whether, or the extent to which, any S&P Appreciation Amount will be payable on the Scheduled Distribution Date. S&P attaches the symbol 'r' to the ratings of instruments such as the Certificates with significant noncredit risks and is intended to highlight volatility of expected returns which are not addressed in the credit rating of such instruments. Such S&P rating does not address the likelihood of receipt by the Certificateholders of any amount under the Swap Agreement.

     The ratings of the Certificates by Moody's and S&P are based on payment on the Scheduled Distribution Date of the principal of the Certificates being paid from maturing Underlying Securities and, in the case of the Moody's rating, payment of all amounts due under the Swap Agreement by the Swap Counterparty. There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by the related rating agency if, in judgment, circumstances (including, without limitation, a change in the rating of the Swap Counterparty) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of Certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of similar ratings on different securities.

     The Depositor has not requested a rating on the Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by the Rating Agencies.

                             INDEX OF DEFINED TERMS

           Aggregate Base Value.......................            S-12, S-17
           Associations...............................                  S-25
           Available Funds............................                  S-21
           Base Value.................................        S-1, S-4, S-18
           Branch.....................................                  S-25
           Branch Management..........................                  S-25
           Calculation Agent..........................                  S-10
           CEDE.......................................                  S-20
           Certificateholders.........................                   S-1
           Certificates...............................        S-1, S-3, S-18
           Clearing Agency............................                  S-20
           Closing Date...............................                   S-1
           Code.......................................                  S-29
           Depositor..................................  S-1, S-3, S-18, S-21
           Distribution Dates.........................                  S-20
           DOL........................................                  S-32
           DTC........................................              S-2, S-5
           Early Withdrawal...........................             S-5, S-19
           Early Withdrawal Date......................                  S-19
           Early Withdrawal Proceeds..................                  S-19
           Early Withdrawal Volume Cap................                  S-19
           ERISA......................................             S-7, S-32
           Evaluation Date............................             S-4, S-18
           Evaluation Day.............................             S-4, S-18
           Event of Default...........................                  S-23
           Excluded Plans.............................                  S-32
           Extraordinary Expenses.....................                  S-26
           Final Distribution Amount..................       S-1, S-4 , S-18
           Final Value................................             S-4, S-18
           Holdings...................................                  S-21
           Index Component Stock......................                  S-16
           IRA........................................             S-7, S-32
           IRS........................................                  S-29
           LCPI.......................................                  S-21
           Legal Representative.......................                  S-19
           Lehman Swap................................        S-5, S-10,S-19
           Liquidation Proceeds.......................             S-5, S-19
           Market Agent Agreement.....................                  S-28
           Market Disruption Event....................             S-4, S-18
           Moody's....................................              S-1, S-6
           NYSE.......................................              S-1, S-4
           OID........................................                  S-30
           Optional Exchange..........................                   S-3
           Optional Exchange Date.....................             S-6, S-21
           Ordinary Expenses..........................                  S-26
           Participants...............................                   S-2
           Plan.......................................             S-7, S-32
           PTEs.......................................                  S-32

           Region North America.......................                  S-25
           Regional Associations......................                  S-25
           Rhineland Association......................                  S-25
           S&P........................................        S-1, S-6, S-11

           S&P 500 Appreciation Amount................              S-1, S-4
           S&P 500 Appreciation Factor................        S-1, S-4, S-18
           S&P 500 Index..............................             S-4, S-18
           S&P Appreciation Amount....................                  S-18
           Sale Procedures............................                  S-28
           Savings Banks..............................                  S-25
           Scheduled Distribution Date................        S-1, S-3, S-18
           Series Supplement..........................       S-3, S-11, S-18
           SPLITsSM...................................              S-1, S-3
           Standard Terms.............................       S-3, S-11, S-18
           Successor Index............................                  S-16
           Swap Agreement.............................                   S-1
           Swap Counterparty..........................        S-1, S-7, S-10
           Termination Event..........................                  S-24
           Trading Day................................             S-4, S-18
           Trust......................................              S-1, S-3
           Trust Agreement............................  S-1, S-3, S-11, S-18
           Trustee....................................             S-1, S-26
           Trustee Fee................................                  S-18
           Underlying Securities......................                   S-1
           Underwriter................................        S-1, S-9, S-33
           Underwriting Agreement.....................                  S-33
           WestLB.....................................       S-1, S-7, S-10
           Westphalia-Lippe Association...............                  S-25

                                  EXHIBIT A

                    WESTLB ANNUAL/GROUP ACCOUNTS FOR 1996

                           INDEX TO ANNUAL ACCOUNTS


Auditor's Report........................................................... A-2
WestLB Group Balance Sheet as at December 31, 1996......................... A-3
WestLB Group Statement Sheet of Income for the Year ended
  December 31, 1996........................................................ A-7
WestLB Balance Sheet as at December 31, 1996............................... A-9
WestLB Statement of Income for the Year ended December 31, 1996............ A-13
Notes to the Annual Accounts as required by the German Commercial Code..... A-15
Notes to the WestLB Group Annual Accounts.................................. A-15
Notes to the WestLB Annual Accounts........................................ A-32
Supplemental Notes to Annual Accounts...................................... A-48

                                AUDITOR'S REPORT

     We have examined WestLB's consolidated and unconsolidated Balance Sheets as of December 31, 1996 and 1995, its consolidated and unconsolidated Statements of Income for the years ended December 31, 1996 and 1995 and the notes thereto required by the German Commercial Code.

     We note that the German version of WestLB's and WestLB Group's Balance Sheets and its Statements of Income contains the legally prescribed nomenclature for the items thereof and is authoritative for the auditors. We also note that the notes to WestLB's and WestLB Group's Balance Sheets as of December 31, 1995 and Statements of Income for the year ended December 31, 1995 required by the German Commercial Code are not included in the Offering Circular.

     Our examination was made in accordance with auditing principles generally accepted in Germany, as set out in the statement on auditing standards (1/1988) of the German Institute of Certified Public Accountants ("Institut der Wirtschaftsprufer"). Accordingly, it included such tests and other procedures as we considered necessary under the circumstances.

     On the basis of our examination, we are of the opinion that the financial statements identified above, in conformity with accounting principles generally accepted in Germany applied on a consistent basis, present fairly the financial position of WestLB and the WestLB Group at December 31, 1996 and 1995 and the results of each of its operations and the changes in each of its financial positions for the years ended December 31, 1996 and 1995.

                              C&L Deutsche Revision
                              Aktiengesellschaft
                              Wirtschaftsprufungsgesellschaft



/s/ DR.  ERNER                                       /s/ NIGGEMANN
--------------------------                           -----------------------
Dr.  Erner                                           Niggemann
Wirtschaftsprufer                                    Wirtschaftsprufer



Dusseldorf,
Federal Republic of Germany
July 3, 1997

                           WESTLB GROUP BALANCE SHEET

                             AS AT DECEMBER 31, 1996

                                                                               As of                           As of
                                                                           December 31,                    December 31,
                                                                               1996                            1995
                                                                               ----                            ----
                                                                               (DM)                            (DM)
ASSETS
1. Cash (Supp.  Note 1)
   a)  cash on hand                                                        291,747,801.39                 295,192,505.51
   b)  balances with central banks                                       2,587,716,324.54               1,319,931,392.90
          including:
          with Deutsche Bundesbank
          DM 2,479,193,917.87 (1996)
          DM 1,226,189,230.09 (1995)
   c)     balances in postal giro accounts                                   4,663,882.98                   1,112,427.64
                                                                         ----------------               ----------------
                                                                         2,884,128,008.91               1,616,236.326.05

2. Debt instruments issued by public
   institutions and bills of exchange
   eligible for refinancing with central
   banks (Supp.  Note 2)
   a)  treasury bills and discounted
       treasury notes (Supp.  Note 3)
       as well as similar debt
         instruments issued by public
         institutions                                                   1,351,114,173.77                 759,343,032.08
                                                                        ----------------                 --------------
       including:
       eligible for refinancing with
       Deutsche Bundesbank
       DM 870,364,017.50 (1996)
       DM -- (1995)
   b)  bills of exchange                                                   81,075,815.51                 113,751,725.64
                                                                        ----------------               ----------------
      including:                                                        1,432,189,989.28                 873,094,757.72
      eligible for refinancing
      with Deutsche Bundesbank
      DM 16,471,175.98 (1996)
      DM 26,467,740.58 (1995)

3. Claims on banks (Notes (1), (12), and
   Supp.  Note 4)
   a) payable on demand                                                 9,485,012,532.64              15,715,019,428.03
   b) other                                                           137,472,386,924.45             115,038,145,127.66
                                                                      ------------------             ------------------

      including:                                                      146,957,399,457.09             130,753,164,555.69
      Loans of Landes--Bausparkasse
      (LBS)
      DM 2,304,662.04 (1996)
      DM 2,512,423.19 (1995)

4. Claims on customers (Notes (2), (3),
   (12) and Supp.  Note 5)                                            180,082,849,322.17             174,484,929,927.50
   including:
     secured by mortgages
     DM 25,459,601,449.46 (1996)
     DM 32,816,520,071.59 (1995)
     loans to public authorities
     and entities organized
     under public law
     DM 72,196,372,730.28 (1996)
     DM 73,255,622,196.34 (1995)

     Landes--Bausparkasse (LBS) loans
     DM 11,960,330,898.28 (1996)
     DM 11,595,738,003.32 (1995)

5. Bonds and other interest-bearing
   securities (Notes (4), (6), (12)
   and Supp.  Note 6)
   a)  money market instruments
  aa)  of public institutions                                             567,941,779.66                 268,111,248.51
  ab)  of other issues                                                  1,876,220,784.42                 814,940,218.20
                                                                        ----------------               ----------------
                                                                        2,444,162,564.08               1,083,051,466.71

                           WESTLB GROUP BALANCE SHEET

                                                                               As of                           As of
                                                                           December 31,                    December 31,
                                                                               1996                            1995
                                                                               ----                            ----
                                                                               (DM)                            (DM)
   b)     bonds and notes
  ba)     of public institutions                                       33,612,056,827.88              26,915,353,331.00
  bb)     of other issuers                                             55,194,589,390.12              43,954,244,778.07
          including:                                                   88,806,646,218.00              70,869,598,109.07
       eligible as collateral
       for Deutsche Bundesbank
          advances
          (Supp.  Note 7)
          DM 42,258,324,577.50 (1996)
          DM 37,166,179,852.13 (1995)
   c)     bonds issued by the Bank                                      4,337,984,515.37               3,852,057,822.49
                                                                        ----------------               ----------------
          (Supp.  Note 8)
          principal amount:                                            95,588,793,297.45              75,804,707,398.27
          DM 4,215,436,894.77 (1996)
          DM 3,718,565,639.07 (1995)

6.  Shares and other non-interest-
    bearing securities (Notes (5),
    (6), (12) and Supp.      Note 9)                                    4,299,868,023.03               4,012,985,152.64

7.  Equity investments in non-affiliated
    companies (Notes (7) and (9) and Supp.
    Note 10) including:                                                 5,606,323,580.80               5,140,900,971.78
    banks
    DM 1,116,495,541.48 (1996)
    DM 345,038,678.27 (1995)

8.  Equity investments in associated
    companies (Supp.  Note 10)                                            591,544,868.17                 685,032,902.22

9.  Equity investments in affiliated
    companies (Notes (7) and (9)
    and Supp.  Note 10)                                                   148,360,477.33                 211,823,099.53

10. Trust assets (Note (8) and Supp.
    Note 11)                                                           10,919,636,398.59              11,023,618,066.81
    including:
    trust loans
    DM 9,755,393,190.69 (1996)

    DM 10,004,528,713.60 (1995)


11. Equalization claims against public
    authorities including notes and bonds
    issued in substitution thereof
    (Supp.  Note 12)                                                   10,780,520,993.51              12,884,423,264.60

12. Intangible assets (Note (9))                                          524,542,771.85                 556,888,123.39
    including:
    goodwill
    DM 523,796,850.38 (1996)
    DM 544,181,857.25 (1995)

13. Fixed assets (Note (9) and Supp.
    Note 13)                                                            2,162,252,385.92               1,778,318,963.45

14. Other assets (Note (10))                                            1,957,979,886.32               2,317,170,826.78

15. Deferred items (Note (11) and
    Supp.  Note 14)                                                     6,852,499,918.47               6,478,699,538.24
                                                                      ------------------             ------------------
    Total assets                                                      470,788,889,378.89             428,621,993,874.67
                                                                      ==================             ==================

                           WESTLB GROUP BALANCE SHEET

                                                                               As of                           As of
                                                                           December 31,                    December 31,
                                                                               1996                            1995
                                                                               ----                            ----
                                                                               (DM)                            (DM)

LIABILITIES

1. Liabilities to banks (Notes (13)
   and Supp.  Note 15)
   a)  payable on demand                                               15,180,097,628.98              13,996,251,644.31
   b)  with agreed maturity or period
          of notice                                                   154,645,576,131.86             143,704,010,816.94
   c)     deposits of Landes-Bausparkasse                                 102,392,438.68                  83,949,342.09
                                                                      ------------------             ------------------
                                                                      169,928,066,199.52             157,784,211,803.34

2.  Liabilities to customers (Notes
    (14) and Supp.  Note 16)
      a)  deposits of Landes-Bausparkasse
             and saving deposits
     aa)  deposits of Landes-Bausparkasse (LBS)                        11,911,882,980.19              11,344,943,618.68
     ab)  with agreed period of notice
             of 3 months                                                  105,754,085.37                  83,722,058.49
     ac)  with agreed period of notice
          of more than 3 months                                            35,973,194.62                  34,847,077.21
                                                                      ------------------             ------------------
                                                                       12,053,610,260.18              11,436,512,754.38
      b)  other liabilities
     ba)  payable on demand                                            17,372,986,581.39              14,265,351,990.87
          bb)  with agreed maturity or
          period of notice                                             81,879,524,426.82              72,696,148,819.57
                                                                       -----------------              -----------------
                                                                       99,252,511,008.21              86,961,500,810.44
                                                                      ------------------              -----------------
                                                                      111,306,121,268.39              98,425,013,564.82

3.  Certificated liabilities
    (Note (15) and Supp.  Note 17)
         a)  bonds and notes issued by
             the Bank                                                 135,605,493,558.29             128,202,549,026.04
         b)  other certificated liabilities                            15,039,904,309.22               7,577,167,580.01
                                                                      ------------------             ------------------
             including:                                               150,645,397,867.51             135,759,716,606.05
             money market instruments

             DM 13,918,831,183.03 (1996)
             DM 6,801,988,892.50 (1995)
             own acceptances and promissory
             notes outstanding
             DM 546,397,279.22 (1996)
             DM 607,629,563.60 (1995)

4.  Trust liabilities (Note (16)
          and Supp.  Note 11)                                          10,919,636,398.59              11,023,618,066.81
          including:
          trust loans
             DM 9,755,393,190.69 (1996)
             DM 10,004,528,713.60 (1995)

5.  Other Liabilities (Note (17))                                      2,368,237,117.52               2,404,628,326.78

6.  Deferred items (Note (18) and
    Supp.  Note 14)                                                     1,944,592,257.80               1,093,194,347.58

7.  Provisions
     a)  for pensions and similar
         obligations                                                    1,935,373,918.18               1,785,682,884.35
     b)  tax reserve                                                      740,083,967.86                 690,920,847.54
     c)  other                                                          1,835,948,511.07               1,674,165,474.72
                                                                        ----------------               ----------------
                                                                        4,511,406,397.11               4,150,769,206.61
8.  Special Item with partial
    reserve character (Note (19)
    and Supp.  Note 18)                                                    14,087,574.25                  11,633,418.75

 9.  Subordinated liabilities (Note (20))                               4,282,587,251.00               3,803,650,788.06

10.  Profit participation capital
     (Note (21) and Supp. Note 19)                                      1,770,588,950.00               1,040,368,950.00
     including:
     due in less than two years
     DM .-- (1996)
     DM .-- (1995)

11.  Fund for general bank risks
     (Note (21) and Supp.  Note 20)                                       505,945,700.00                 468,387,950.00

                           WESTLB GROUP BALANCE SHEET

                                                                              As of                           As of
                                                                           December 31,                    December 31,
                                                                               1996                            1995
                                                                               ----                            ----
                                                                               (DM)                            (DM)

12.  Equity capital (Note (21)
     and Supp.  Note 21)

    a)  subscribed capital                                              2,315,315,985.00               2,315,315,985.00
    b)  capital reserves                                                6,489,684,015.00               6,489,684,015.00
    c)  reserves from retained earnings

   ca)  legal reserves                                                                --                             --
   cb)  statutory reserves (Supp.  Note 22)                               800,000,000.00                 760,000,000.00
   cc)  other reserves (Supp.  Note 23)                                 1,885,000,000.00               1,725,000,000.00
                                                                      ------------------             ------------------
                                                                        2,685,000,000.00               2,485,000,000.00

    d)  Group reserves (Supp.  Note 24)                                   767,692,819.12                 784,657,143.33
    e)  Equalizing item for shares of
        other shareholders                                                172,829,578.08                 420,843,702.54
    f)  Group profit                                                      161,700,000.00                 161,300,000.00
                                                                      ------------------             ------------------
                                                                       12,592,222,397.20              12,656,800,845.87
                                                                      ------------------             ------------------
         Total liabilities                                            470,788,889,378.89             428,621,993,874.67
                                                                      ==================             ==================
13.  Contingent liabilities
    a)  liabilities relating to bills
        of exchange (Supp.  Note 25)                                      393,942,189.89                 535,163,937.82
    b)  liabilities from guarantees
        and indemnity agreements
       (Supp.  Note 26)                                                16,073,180,428.21              13,222,585,083.29
    c) liabilities relating to
       collateral given for third-
       party liabilities                                                  223,023,970.14               1,217,234,410.94
                                                                       -----------------              -----------------
                                                                       16,690,146,588.24              14,974,983,432.05

14.  Other commitments (Note (22))
    a)  commitments from ungenuine
        repurchase agreements                                             555,319,380.00                  14,424,702.65
    b)  placing and underwriting
        commitments                                                        23,478,204.30                  20,876,804.30
    c)  irrevocable credit commitments                                 70,115,861,574.98              55,837,173,470.07
                                                                       -----------------              -----------------
                                                                       70,694,659,159.28              55,872,474,977.02

     Administered funds (Supp.  Note 27)                               29,131,765,200.41              22,649,630,519.50

                       WESTLB GROUP STATEMENT OF INCOME

                     FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                     Years Ended December 31,
                                                                        ------------------------------------------------
                                                                               1996                            1995
                                                                               ----                            ----
                                                                                              (DM)
1.  Interest from

    a)  lending and money market transactions                          20,094,399,285.27              20,301,207,785.21
    b)  interest-bearing securities and
          book-entry securities                                         6,245,280,191.39               5,953,212,264.92
                                                                       -----------------              -----------------
                                                                       26,339,679,476.66              26,254,420,050.13

2.  Interest paid                                                      23,074,643,976.29              22,945,871,697.87
                                                                       -----------------              -----------------
                                                                        3,265,035,500.37               3,308,548,352.26

3.  Current income from
   a)  shares and other non-interest
       bearing securities                                                 305,914,544.94                 174,002,452.77
   b)  equity investments in non-affiliated
       companies (Supp.  Note 28)                                         269,647,561.29                 218,013,875.28
   c)    equity investments in affiliated
       companies (Supp.  Note 28)                                          13,513,591.83                  46,172,317.12
                                                                       -----------------              -----------------
                                                                          589,075,698.06                 438,188,645.17

4.  Income from equity investments in
    associated companies (Supp.  Note 28)                                  69,187,255.14                  64,107,637.84

5.  Income from profit pooling, profit transfer
    and partial profit transfer agreements                                 10,895,607.55                   2,646,610.52

6.  Commission income                                                   2,232,062,148.10               1,859,546,171.24

7.  Commission paid                                                       580,394,680.34                 467,358,186.54
                                                                       -----------------              -----------------
                                                                        1,651,667,467.76               1,392,187,984.70

8.  Net result from trading operations                                    458,236,169.51                 287,871,007.57

9.  Other operating income                                              1,113,275,560.53                 865,978,455.27

10. Income from reversal of special
    item with partial reserve character                                       457,503.00                     312,074.77


11. General administrative expenses
   a)  personnel expenses
  aa)    wages and salaries                                                1,964,051,047.79               1,736,893,847.37
  ab)    compulsory social security
       contributions and expenses for
       pensions and other employee benefits                                  553,875,662.15                 495,428,321.98
                                                                           ----------------               ----------------
         including:                                                        2,517,926,709.94               2,232,322,169.35
         for pensions DM 297,888,762.09 (1996)
         DM 284,328,572.44 (1995)
  b)     other administrative expenses                                     1,768,784,598.94               1,419,133,391.42
                                                                           ----------------               ----------------
                                                                           4,286,711,308.88               3,651,455,560.77

12.  Depreciation and value adjustments
     on intangible and tangible fixed assets                                 432,033,385.17                 329,953,196.22

13.  Other operating expenses                                                476,428,812.16                 498,264,275.38

14.  Write-downs and value adjustments on
     loans and certain securities, as well
     as allocations to loan loss provisions
    (Supp.  Note 29)                                                         620,651,836.06                 588,540,028.27
     including:
     allocation to fund for general bank risks
     DM 37,500,000.00 (1996)
     DM 63,000,000.00 (1995)

15.  Income from revaluation of equity investments
     in non-affiliated companies, equity
     investments in affiliated companies and
     securities treated as fixed assets
     (Supp.  Note 30)                                                        128,184,834.45                  25,656,490.21

16.  Expenses from the assumption of losses                                   12,359,022.75                  10,218,800.46

17.  Allocations to special item with
     partial reserve character                                                 2,876,692.48                          --
                                                                           ----------------              -----------------

18.  Profit or loss on ordinary activities                                 1,454,954,538.87               1,307,065,397.21

19.  Extraordinary income                                                     88,824,229.36                   1,212,316.98

20.  Extraordinary expenses                                                  242,189,104.00                   4,235,358.02
                                                                           ----------------              -----------------

21.  Extraordinary result                                                   (153,364,874.64)                 (3,023,041.04)

                     FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                     Years Ended December 31,
                                                                           -----------------------------------------------
                                                                               1996                            1995
                                                                               ----                            ----
                                                                                              (DM)
22.  Taxes on income and revenues                                            499,740,673.63                 586,078,966.72

23.  Other taxes not shown under other
     operating expenses                                                       66,323,955.00                  50,693,522.22
                                                                           ----------------             ------------------
                                                                             566,064,628.63                 636,772,488.94
                                                                           ----------------             ------------------
Net income for the year                                                      735,525,035.60                 667,269,867.23
Withdrawals of net income from reserves
  from retained earnings
         a)  legal reserves                                                           --                             --
         b)  statutory reserves                                                       --                             --
         c)  other reserves                                                           --                             --
         d)  Group reserves                                                   81,382,975.12                  18,831,105.79
                                                                           ----------------             ------------------
                                                                              81,382,975.12                  18,831,105.79
Allocation to capital of
Wohnungsbauforderungsanstalt/
Investitionsbank of Landesbank
Schleswig-Holstein                                                           185,759,551.70                 147,037,335.67
Allocations of net income to reserves from retained
earnings
         a)  legal reserves                                                              --                             --
         b)  statutory reserves                                               40,000,000.00                  40,000,000.00
         c)  other reserves                                                  160,000,000.00                 160,000,000.00
         d)  Group reserves                                                  212,805,022.05                 142,462,368.29
                                                                            ---------------                ---------------
                                                                             412,805,022.05                 342,462,368.29
Profit attributable to shareholders outside the Group                         56,735,373.26                  44,932,985.97
Loss apportionable to shareholders outside the Group                              91,936.29                   9,631,716.91
                                                                            ---------------                ---------------
                                                                              56,643,436.97                  35,301,269.06
                                                                            ---------------                ---------------
Group profit                                                                 161,700,000.00                 161,300,000.00
                                                                            ===============                ===============

                              WESTLB BALANCE SHEET

                             AS AT DECEMBER 31, 1996


                                                                           As of                         As of
                                                                       December 31,                  December 31,
                                                                           1996                          1995
                                                                           ----                          ----
                                                                           (DM)                          (DM)
ASSETS

1.  Cash (Supp.  Note 1)
   a)    cash on hand                                                         26,255,984.40                  34,080,743.70
   b)    balances with central banks                                       2,489,002,874.02               1,126,715,969.14
         including: with Deutsche Bundesbank
         DM 2,429,527,846.17 (1996)
         DM 1,097,381,312.89 (1995)
  c)     balances in postal giro accounts                                             --                             --
                                                                           ----------------               ----------------
                                                                           2,515,258,858.42               1,160,796,712.84

2.  Debt instruments issued by public
    institutions and bills of exchange
    eligible for refinancing with central
    banks (Supp.  Note 2)
  a)  treasury bills and discounted treasury
      notes (Supp.  Note 3) as well as similar
      debt instruments issued by public institutions
      including:
      eligible for refinancing with Deutsche Bundesbank
      DM 791,761,767.50 (1996)
      DM  -- (1995)                                                          961,697,341.43                  16,325,985.31
 b)    bills of exchange                                                       6,751,636.26                  14,253,826.96
                                                                          -----------------             ------------------
       including:                                                            968,448,977.69                  30,579,812.27
       eligible for refinancing with Deutsche
       Bundesbank
       DM 6,751,636.26 (1996)
       DM 14,253,826.96 (1995)

3.  Claims on banks (Notes (1), (11), (25) and
    (27) and Supp.  Note 4)
 a)      payable on demand                                                 7,608,709,960.73              14,237,309,259.07
 b)      other                                                           112,065,606,670.84              85,128,472,800.79
                                                                         ------------------              -----------------
         including: loans of Landes-Bausparkasse (LBS)                   119,674,316,631.57              99,365,782,059.86
         DM 1,627,266.71 (1996)
         DM 1,838,830.68 (1995)


4.  Claims on customers (Notes (2) (3),
    (11), (25) and (27) and Supp.  Note 5)                               142,132,917,745.84             137,199,516,603.02
    including: secured by mortgages
    DM 18,769,845,905.38 (1996)
    DM 18,805,570,072.58 (1995)
    loans to public authorities and entities
    under public law
    DM 56,506,902,408.44 (1996)
    DM 57,161,837,409.13 (1995)
    loans of Landes-Bausparkasse (LBS)
    DM 10,372,911,010.61 (1996)
    DM 10,104,277,480.85 (1995)

                           AS AT DECEMBER 31, 1996

                                                                              As of                           As of
                                                                           December 31,                    December 31,
                                                                               1996                            1995
                                                                               ----                            ----
                                                                               (DM)                            (DM)
5.  Bonds and other interest-bearing securities
    (Notes (4), (9), (11), (12), (25)
    and Supp.  Note 6)
 a)  money market instruments
aa)  of public institutions                                                    2,642,563.50                          --
ab)  of other issuers                                                        750,350,692.45                 107,932,203.70
                                                                         ------------------             ------------------
                                                                             752,993,255.95                 107,932,203.70
 b)  bonds and notes
ba)  of public institutions                                               18,246,110,973.04              13,742,668,306.88
bb)  of other issuers                                                     32,909,664,250.74              23,529,137,089.02
                                                                          -----------------              -----------------
                                                                          51,155,775,223.78              37,379,737,599.60
     including: eligible as collateral
     for Deutsche Bundesbank advances
     (Supp.  Note 7)
     DM 33,459,109,224.35 (1996)
     DM 27,188,063,488.98 (1995)

 c)  bonds issued by the Bank (Supp.  Note 8)                              2,270,619,541.72               1,715,123,724.55
     principal amount:
     DM 2,226,029,700.00 (1996)
     DM 1,674,821,300.00 (1995)                                           54,179,388,021.45              39,094,861,324.15

6.  Shares and other non-interest bearing
    securities (Note (5) and Supp.  Note 9)                                3,030,737,349.97               3,169,480,984.44

7.  Equity investments in non affiliated
    companies (Notes (6), (9) and Supp.  Note 10)                          5,220,590,305.73               4,756,853,397.21
    including: banks
    DM 2,438,550,910.38 (1996)
    DM 1,664,931,871.78 (1995)

8.  Equity investments in affiliated companies
    (Note (9), and
    Supp.  Note 10)                                                        5,443,518,575.91               5,301,002,590.79
    including: banks
    DM 1,877,783,814.83 (1996)
    DM 1,921,207,308.01 (1995)


9.  Trust assets (Note (7) and Supp.  Note 11)                             7,621,638,511.21               7,748,917,914.61
    including: trust loans
    DM 6,727,468,511.21 (1996)
    DM 6,838,797,914.61 (1995)

10. Equalization claims against public
    authorities including notes and bonds
    issued in substitution thereof
    (Supp.  Note 12)                                                         197,545,380.56               1,219,541,811.28

11. Intangible Assets (Note (9))                                               2,406,044.29                          --

12. Fixed assets (Note (9) and Supp.  Note 13)                               848,161,006.15                 714,787,227.13

13. Other assets (Note (8))                                                1,503,820,051.32               1,116,803,885.31

14. Deferred items (Note (10) and Supp.  Note 14)                          6,422,237,490.54               6,142,365,495.19
                                                                         ------------------             ------------------
         Total assets (Note (23))                                        349,760,984,950.65             307,021,289,818.10
                                                                         ==================             ==================

                           AS AT DECEMBER 31, 1996

                                                                        As of                         As of
                                                                     December 31,                  December 31,
                                                                        1996                          1995
                                                                        ----                          ----
                                                                        (DM)                          (DM)
LIABILITIES

1.  Liabilities to banks (Notes (13), (26)
    and Supp.  Note 15)

   a)    payable on demand                                                12,335,519,680.77               9,648,997,736.84
   b)    with agreed maturity or period of notice                        106,119,642,462.32              88,707,429,390.68
   c)    deposits of Landes-Bausparkasse(LBS)                                 89,418,417.83                  72,316,197.90
                                                                         ------------------              -----------------
                                                                         118,544,580,560.92              98,428,743,325.42

2.  Liabilities to customers (Notes
    (14), (26) and Supp.  Note 16)
   a)    deposits of the Landes-Bausparkasse
       and saving deposits
  aa)    deposits of the Landes-Bausparkasse                              10,328,201,406.26               9,820,506,114.30
  ab)    saving deposits with agreed period
       of notice of 3 months                                                  69,904,035.26                  57,870,735.60
  ac)    saving deposits with agreed period
       of notice of more than 3 months                                        29,928,107.38                  28,841,964.60
                                                                         ------------------             ------------------
                                                                          10,428,033,548.90               9,907,218,814.50
   b)    other liabilities
  ba)    payable on demand                                                10,156,461,290.63               6,820,495,291.85
  bb)    with agreed maturity or period of notice                         65,464,289,713.78              58,654,252,206.59
                                                                         ------------------             ------------------
                                                                          75,620,751,004.41              65,474,747,498.44
                                                                         ------------------             ------------------
                                                                          86,048,784,553.31              75,381,966,312.94

3.  Certificated liabilities (Notes (15),
    (27) and Supp.  Note 17)

  a)     bonds and notes issued by the Bank                              103,722,642,044.28              99,910,374,031.24
  b)     other certificated liabilities                                   11,251,307,892.93               5,537,146,112.98
                                                                         ------------------             ------------------
         including:                                                      114,973,949,937.21             105,447,520,144.22
         money market instruments
         DM 10,847,932,487.83 (1996)
         DM 5,101,770,356.59 (1995)

         own acceptances and promissory notes
       outstanding
         DM 400,989,299.10 (1996)
         DM 435,375,756.39 (1995)

4.  Trust liabilities (Note (16) and Supp.  Note 11)                       7,621,638,511.21               7,748,917,914.61
       including:
         trust loans
         DM 6,727,468,511.21 (1996)
         DM 6,838,797,914.61 (1995)

5.  Other liabilities (Note (17))                                          1,377,706,945.55                 987,326,976.80

6.  Deferred items (Note (18) and Supp.  Note 14)                          1,360,612,371.74                 677,882,020.82

7.  Provisions (Note 19)

  a)     for pensions and similar obligations                              1,549,790,256.26               1,428,449,328.05
  b)     tax reserve                                                         347,226,068.09                 411,609,972.46
  c)     other                                                             1,170,855,746.36               1,004,586,822.78
                                                                         ------------------             ------------------
                                                                           3,067,872,070.71               2,844,646,123.29

8.  Fund for building society-related risks                                   46,855,000.00                  30,126,000.00

9.  Subordinated liabilities (Note (20))                                   3,306,173,000.00               2,980,000,000.00

10. Profit participation capital (Notes
    (21) and 22 and Supp.  Note 19)                                        1,591,112,000.00                 872,862,000.00
    including:
    due in less than two years DM -- (1996)
    DM -- (1995)

11.  Fund for general bank risks (Supp.  Note 20)                            170,000,000.00                 170,000,000.00

                           AS AT DECEMBER 31, 1996

                                                                           As of                         As of
                                                                       December 31,                  December 31,
                                                                           1996                          1995
                                                                           ----                          ----
                                                                           (DM)                          (DM)
12.  Equity capital (Notes (21) and (22) and Supp.  Note 21)
  a)     subscribed capital                                                2,315,315,985.00               2,315,315,985.00
  b)     capital reserves                                                  6,489,684,015.00               6,489,684,015.00
         including:
         special reserves pertaining to
       the Wohnungsbauforderungsanstalt
         DM 5,900,000,000.00 (1996)
         DM 5,900,000,000.00 (1995)
  a)     reserves from retained earnings
 ca)     legal reserves                                                               --                             --
 cb)     statutory reserves (Supp.  Note 22)                                 800,000,000.00                 760,000,000.00
 cc)     other reserves (Supp.  Note 23)                                   1,885,000,000.00               1,725,000,000.00
                                                                         ------------------             ------------------
                                                                           2,685,000,000.00               2,485,000,000.00
  d)     Profit                                                              161,700,000.00                 161,300,000.00
                                                                         ------------------             ------------------
                                                                          11,651,700,000.00              11,451,300,000.00
       Total liabilities (Note (23))
                                                                         349,760,984,950.65             307,021,289,818.10
                                                                         ==================             ==================
13.  Contingent liabilities
  a)  liabilities relating to negotiated bills
      of exchange (Supp.  Note 25)                                           223,301,493.62                 257,509,772.87
  b)  liabilities from guarantees and indemnity
      agreements (Supp.  Note 26)                                         12,214,339,377.28               9,841,181,356.73
  c)  contingent liabilities relating to collateral
      given for third-party liabilities                                          224,339.10                     224,339.10
                                                                          -----------------              -----------------
                                                                          12,437,865,210.00              10,098,915,468.70
14.  Other commitments (Note (24))
  a)  commitments from ungenuine repurchase agreements                       518,655,000.00                          --
  b)  placing and underwriting commitments                                            --                             --
  c)  irrevocable credit commitments                                      59,738,147,355.56              45,608,340,526.18
                                                                         ------------------              -----------------
                                                                          60,256,802,355.56              45,608,340,526.18

      Administered funds (Supp.  Note 27)                                    975,573,005.03                 955,516,631.57

                          WESTLB STATEMENT OF INCOME

                     FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                     Years Ended December 31,
                                                                       ---------------------------------------------------
                                                                              1996                          1995
                                                                              ----                          ----
                                                                                   (DM)
1.  Interest from
   a)  lending and money market transactions                              15,962,570,016.49              15,008,593,146.30
   b)  interest-bearing securities and book
       entry securities                                                    3,189,798,683.23               2,710,882,938.14
                                                                          -----------------              -----------------
                                                                          19,152,368,699.72              17,719,476,084.44

2.  Interest paid                                                         17,279,943,954.08              15,902,135,112.29
                                                                          -----------------              -----------------
                                                                           1,872,424,745.64               1,817,340,972.15

3.  Current income from
  a)  shares and other non interest-bearing securities                       216,171,819.92                  24,427,467.43
  b)  equity investments in non-affiliated
      companies (Supp.  Note 28)                                             217,712,972.90                 138,615,117.10
  c)  equity investments in affiliated companies
      (Supp.  Note 28)                                                       345,699,421.17                 202,100,457.03
                                                                          -----------------              -----------------
                                                                             779,584,213.99                 365,143,041.56

4.  Income from profit pooling, profit transfer
    and partial profit transfer agreements                                   126,714,221.68                 143,709,264.34

5.  Commission income                                                        606,510,871.94                 545,722,631.00

6.  Commission paid                                                          258,333,982.42                 214,185,097.26
                                                                          -----------------              -----------------
                                                                             348,176,889.52                 331,537,533.74

7.  Net result from trading operations                                       142,169,284.02                  30,262,026.08

8.  Other operating income                                                   177,597,751.48                 184,255,097.79

9.  General administrative expenses

 a)  personnel expenses
aa)  wages and salaries                                                      847,831,232.98                 703,659,850.68
ab)  compulsory social security contributions
     and  expenses for pensions and other
     employee benefits                                                       305,214,380.98                 282,226,475.01

                                                                          -----------------              -----------------
     including:                                                            1,153,045,613.96                 985,886,325.69
     for pensions
     DM 205,937,855.05 (1996)
     DM 197,867,207.27 (1995)

b)  other administrative expenses                                            759,406,586.99                 595,178,240.45
                                                                           ----------------               ----------------
                                                                           1,912,452,200.95               1,581,064,566.14

10.  Depreciation and value adjustments on
     intangible and tangible fixed assets                                    114,699,544.64                  99,799,594.02

11.  Other operating expenses                                                 77,632,145.80                 115,369,537.88

12.  Write-downs and value adjustments on
     loans and certain securities, as well as
     allocations to loan loss provisions
     (Supp.  Note 29)                                                        433,621,963.41                 282,316,022.76
     including:
     allocation to fund for general bank risks
     DM --.-- (1996)
     DM 35,000,000.00 (1995)

                          WESTLB STATEMENT OF INCOME

                                                                                     Years Ended December 31,
                                                                       ---------------------------------------------------
                                                                              1996                          1995
                                                                              ----                          ----
                                                                                   (DM)
13.  Write-downs and value adjustments on
     equity investments in non-affiliated and
     affiliated companies and securities treated
     as fixed assets                                                          54,429,594.87                          --

14.  Income from reevaluation of equity investments
     in non-affiliated companies, equity investments
     in affiliated companies and securities treated
     as fixed assets (Supp.  Note 30)                                                 --                    147,046,544.39

15.  Expenses from the assumption of losses                                   41,236,288.38                  97,830,007.85
                                                                          -----------------              -----------------

16.  Profit or loss on ordinary activities                                   812,595,368.28                 842,914,751.40

17.  Extraordinary income                                                     37,706,355.05                          --

18.  Extraordinary expenses                                                  240,664,000.00                          --

19.  Extraordinary result                                                   (202,957,644.95)                         --

20.  Taxes on income and revenues                                             95,806,923.72                 349,910,631.15

21.  Other taxes not shown under
          other operating expenses                                             4,656,494.91                   5,064,462.58
                                                                          -----------------              -----------------
                                                                             100,463,418.63                 354,975,093.73
                                                                          =================              =================


     Net income for the year                                                 509,174,304.70                 487,939,657.67
     Allocation to capital of
     Wohnungsbauforderungsanstalt                                            147,474,304.70                 126,639,657.67
     Allocations of net income to reserves
     from retained earnings
     a)  legal reserves                                                               --                             --
     b)  statutory reserves                                                   40,000,000.00                  40,000,000.00
     c)  other reserves                                                      160,000,000.00                 160,000,000.00
                                                                          -----------------              -----------------
                                                                             200,000,000.00                 200,000,000.00
           Profit                                                            161,700,000.00                 161,300,000.00
                                                                          =================              =================

    NOTES TO THE ANNUAL ACCOUNTS AS REQUIRED BY THE GERMAN COMMERCIAL CODE

      Notes to the WestLB Group Annual Accounts as at December 31, 1996

Compilation of Group Annual Accounts

         Westdeutsche Landesbank has prepared its Group annual accounts in accordance with the provisions of the German Commercial Code (Handelsgesetzbuch) and the Ordinance Regarding Accounting for Banks (RechKredV). Information which can optionally be included in the balance sheet or in the Notes is set out in the Notes.

Consolidation Principles

         As required by law, the accounts of the individual Group companies are uniformly prepared in accordance with the accounting and valuation methods applicable to WestLB (unless this is already done from the outset). Claims and liabilities, expenses and income, as well as interim results existing or arising between companies included in the Group Accounts, are eliminated. Where necessary, a deferred tax item is formed to cover any consolidation measures affecting net income.

         The annual accounts of foreign subsidiaries prepared in a foreign currency were converted at the official mean rates of exchange prevailing on December 30, 1996.

         Valuation differences arising from exchange-rate adjustments in previous years are netted against the Group reserves so that they have no effect on profits.

         Group members which are consolidated for the first time are valued according to the book value method, with valuation as at the Group balance sheet date; expenses and income for the entire business year are included in the Group statement of income at their full amount. In accordance with HFA 3/95, the annual profits of companies consolidated for the first time arising from their inclusion as of the Group balance sheet date were neutralized by forming an equalization item.

         In 1996, 29 companies were consolidated for the first time; twelve consolidation balances amounting to DM 199.6 million were offset against Group reserves, and nine consolidation balances totalling DM 41.5 million led to an increase in Group reserves. In eight cases there was no difference. In one case, the full acquisition of two previously partially owned companies resulted in goodwill of DM 45.0 million which was also netted against Group reserves. In a further case, goodwill valued at DM 85.4 million arose and was written down in full with a corresponding effect on earnings.

         The 29 companies included in WestLB's consolidated accounts for the first time account for 0.21% or approximately DM 1 billion of the Group's total assets. These companies had no influence on the Group's net income for the year and had only a marginal effect on the other items of WestLB's consolidated accounts.


         The equity valuation of the nine associated companies continues to be effected according to the book value method. In the case of companies classified as associated companies for the first time, the valuation basis was the balance sheet reporting date for the Group Accounts. Any valuation methods used for associated companies which deviate from those applied by WestLB are not adjusted. We are aware of no facts requiring the elimination of interim results.

         Thirteen associated companies were not valued at-equity, as these enterprises are only of minor importance for the net assets, financial condition and earnings of the Group.

         Unless they are netted as part of capital consolidation, the earnings of the consolidated subsidiaries are allocated to Group reserves. The Group reserves also reflect the impact of certain consolidation measures on earnings. This means that the Group profit is identical to the profit of WestLB.

Companies Included in the Group Annual Accounts

         At the end of 1996, WestLB had a total of 347 affiliated companies, of which 191 are included in the Group annual accounts. The following table classifies the affiliated companies:

Group Companies of Westdeutsche Landesbank

                                                Previous                                Report
                                                 Year      Additions    Subtractions     Year
                                                --------   ---------    ------------    ------
Affiliated companies                              329         52             34           347
Included in the Group accounts                    166         29              4           191
Not included in the Group
  accounts pursuant to ss.296 (1)
  No 3 or (2) of the German
  Commercial Code (HGB)                           156         22             30           148
Not included in the Group
  accounts pursuant to ss.295 (1)
  of the  German Commercial
  Code (HGB)                                        7          1             --             8
Jointly-managed companies                           3         --             --             3
Associated companies pursuant to
  ss.311 (1) of the German
  Commercial Code (HGB)                            10         --              1             9
Associated companies pursuant to
  ss.311 (2) of the German
  Commercial Code (HGB)                            16          1              4            13


         Landesbank Rheinland-Pfalz and Landesbank Schleswig-Holstein Groups, as well as Westdeutsche ImmobilienBank, are consolidated on a pro rata basis as jointly-managed companies.

         A total of 148 affiliated companies were not included in the Group Accounts, as they are only of minor importance only for the net assets, financial condition and earnings of the WestLB Group or because the shares in these companies are held solely for the purpose of being sold. The aggregate unconsolidated assets of the 132 companies which were not consolidated due to their minor importance accounted for 0.1% of Group total assets.

         Moreover, eight affiliated companies were not included in the Group Accounts, as their inclusion was not compatible with the obligation to provide a true and fair view of the net assets, financial condition and earnings of the Group.

Accounting and Valuation Principles

         WestLB's accounting principles, valuation principles and reporting procedures are applicable to the entire Group. In accordance with the legal requirements, the financial accounts of individual companies included in the Group annual accounts are prepared in accordance with WestLB's standard accounting and valuation methods.

         The valuation of assets, liabilities and pending transactions is made in accordance with ss.ss.252 et seq. and ss.ss.340 et seq. of the German Commercial Code (HGB).

         Claims are shown with the principal amount outstanding less unamortized discounts. Liabilities are carried at the amount repayable; the accompanying discounts are entered under deferred items. Premiums relating to claims or liabilities are shown under deferred items as an asset or liability, respectively. The proportionate amount of interest at year-end is included with the claim or liability to which it applies. Discounts and premiums from own bonds issued and lending business are dissolved according to the interest-share method. Bills of exchange, treasury bills and discounted treasury notes were discounted at the effective interest rate. Non-interest bearing loans to employees are shown with the principal amount outstanding in line with tax regulations. Non-interest and low-interest-bearing loans of the Wohnungsbauforderungsanstalt and/or the Investitionsbank Kiel are stated at their cash value. Zero bonds issued by the Bank are carried as liabilities and shown at their issue value plus interest accrued on the balance sheet date.

         Value adjustments and specific provisions were made to cover discernible risks in the loan business. Adequate account was taken of risks in respect of outstanding claims by way of general provisions on receivables within the limits allowed by the relevant tax regulations. There is a fund for general bank risks pursuant to ss.340g of the German Commercial Code (HGB).

         Securities held in the trading portfolio and in the liquidity reserve are valued strictly according to the lower of cost or market principle at market or lower book values. Securities held in the Group's investment portfolio (financial assets) are valued at cost. Partial holdings were written down using the modified lower of cost or market principle. Any difference between the cost and repayment value of securities held in the investment portfolio is included pro rata temporis in the Group's results.

         Equity investments in affiliated and non-affiliated companies are carried at cost; where a loss of value is expected to be permanent, they are written down to the lower applicable value.

         Tangible assets whose use is limited by time are written off in accordance with the relevant tax regulations. Low-value assets are written off in full in their year of purchase.

         Adequate provision has been made to cover contingent liabilities and pending losses; provision for anniversary expenses has been made in accordance with the maximum amounts permitted under tax regulations. Provision for pension obligations has been established on the basis of actuarial principles in accordance with ss.6a of German Income Tax Law (Einkommenssteuergesetz).

         Income tax charges carried in the statement of income relate to the profit or loss on ordinary activities.

         The WestLB Group's equity includes the special reserves pertaining to the Wohnungsbauforderungsanstalt of WestLB, as well as the pro-rata appropriated reserves of Landesbank Schleswig-Holstein, as part of the Group reserves. In contrast to previous years, the annual results of the Wohnungsbauforderungsanstalt Nordrhein-Westfalen and the Investitionsbank of Landesbank Schleswig-Holstein are included in the net Group profit for the year in the 1996 consolidated accounts. The equivalent 1995 figures have been adjusted accordingly. In accordance with applicable legal requirements, the results have been allocated to the corresponding capital items in the promotion areas of the two Landesbanks.

Foreign Exchange Valuation

         Foreign currencies are converted and foreign currency transactions valued in accordance with the provisions of ss.340h of the German Commercial Code (HGB), as well as BFA statement 3/95. WestLB Group did not exercise the option of special cover for balance-sheet and forward positions.

         Foreign currency assets and liabilities, as well as pending transactions, are converted and valued on the basis of the official mean spot or forward rates prevailing at year-end. Profits or losses resulting from the conversion of hedged items and corresponding pending transactions are neutralized by forming adjustment items in the balance sheet. Swap premiums were accrued pro rata temporis; in addition, residual valuation was applied for interest arbitrage transactions. Valuation losses arising from currency options on the one hand and from outright forward transactions and residual valuation on the other are offset against valuation gains from same-currency transactions effected for straightforward cover purposes. Provisions are formed for any valuation losses not offset against valuation gains; valuation gains which were not offset are not shown as income.

Derivatives

         As part of their business activities, WestLB Group companies conduct currency or interest-related and other types of derivatives in the following categories:

  Currency-Related Derivatives

         Forward exchange transactions, written and bought currency options, forward exchange contracts, issued currency warrants, currency swaps, interest/currency swaps and gold and precious metals forward trans-actions/options.

  Interest-Related Derivatives

         Interest-rate forward contracts, interest-rate swaps, forward rate agreements (FRAs), written and bought interest-rate options, issued interest-rate warrants, interest-rate caps, interest-rate floors, interest-rate collars and options on interest-rate swap transactions (swaptions).

  Other Derivatives

         Share forward contracts, written and bought share options, index futures contracts, written and bought index options, issued shares and index warrants.

         The total nominal volume of the WestLB Group's derivatives business is DM 717.6 (501.2) billion.

         On December 31, 1996, the derivatives business comprised the following major categories and volumes:

Derivatives--Volumes--Group

                                                Nominal Values                Credit Risks        Replacement
                                        ------------------------------         Equivalents          Costs*
                                          Dec. 31,         Dec. 31,              Dec. 31,           Dec. 31,
                                            1996            1995                  1996               1995
                                        -------------   ---------------       -------------       ------------
                                                                    (DM millions)
Interest-rate risks
Interest-rate swaps                          339,211         223,049                2,467               7,749

FRAs                                          87,586          59,301                  110                 235
Interest-rate options
  --bought options                             1,366           3,976                    3                   6
  --written options                            1,378           1,641                   --                  --
Caps, floors                                  40,117          26,676                   82                 222
Stock market contracts                        15,655          19,818                   --                  --
Other interest-rate forward
  transactions                                35,996          15,061                  109                 134
                                             -------         -------              -------             -------
Interest-rate risks total                    521,309         349,522                2,771               8,346
Currency risks
Forward exchange transactions                169,808         138,846                1,136               2,702
Interest-currency swaps/
  currency swaps                              11,194          11,421                  279                 222
Currency options
  --bought options                             2,881           3,354                   17                  38
  --written options                            3,573           3,342                   --                  --
Stock market contracts                         1,205              --                   --                  --
Other currency forward
  transactions                                   695              75                   --                   1
                                             -------         -------              -------             -------
Currency risks total                         189,356         157,038                1,432               2,963
Shares and other price risks
Share options
  --bought options                             1,943           1,662                   53                  79
  --written options                              484              84                   --                  --
Stock market contracts                         2,765           1,211                   --                  --
Other forward transactions                     1,700             731                    2                   2
                                             -------         -------              -------             -------
Shares and other price risks
   total                                       6,892           3,688                   55                  81
Derivatives                                  717,557         510,248                4,258              11,390
                                             =======         =======              =======             =======

*  excluding LB Rheinland-Pfalz, LB Schleswig-Holstein and Banque d'Orsay.

         WestLB Group primarily enters into contracts with domestic and foreign banks, with non-OECD banks accounting for only a very small portion.

Derivatives--Classification of Counterparties*

                                                Nominal Values                Credit Risks        Replacement
                                        ------------------------------         Equivalents          Costs*
                                          Dec. 31,         Dec. 31,              Dec. 31,           Dec. 31,
                                            1996            1995                  1996               1995
                                        -------------   ---------------       -------------       ------------
                                                                    (DM millions)

OECD banks                                  490,564            346,568             2,346               9,230
Non-OECD banks                                5,382              3,767                43                  89
Customers**                                 145,183            103,717             1,347               2,066
Public-sector entities                        5,611              2,680                10                   6
                                            -------            -------             -----              ------
Total                                       646,740            456,732             3,746              11,391

* excluding LB Rheinland-Pfalz, LB Schleswig-Holstein, Banque d'Orsay and The Thomas Cook-Group.

**       including stock market contracts.

         WestLB Group's derivates business primarily focuses on trading transactions and contracts for hedging the Group's own portfolios.

Derivatives--Trading Transactions*

                                                Nominal Values                Credit Risks        Replacement
                                        ------------------------------         Equivalents          Costs*
                                          Dec. 31,         Dec. 31,              Dec. 31,           Dec. 31,
                                            1996            1995                  1996               1995
                                        -------------   ---------------       -------------       ------------
                                                                    (DM millions)
Interest-rate contracts                    440,597            280,499             2,363               8,071
Currency contracts                         139,568            110,195             1,052               2,741
Share contracts                              6,422              1,592                48                  76
                                           -------            -------             -----              ------
Total trading transactions                 586,587            392,286             3,463              10,888

* excluding LB Rheinland-Pfalz, LB Schleswig-Holstein, Banque d'Orsay and The Thomas Cook-Group.

         The following table shows the scope of the derivatives business according to residual maturity:

Derivatives--Classification by Maturity*

                                                                                                       Share and
                                     Interest-Rate Risks              Currency Risks                Other Price Risks
                                    --------------------              --------------                -----------------
                                 December 31,   December 31,   December 31,    December 31,    December 31,    December 31,
Nominal Values                       1996          1995            1996            1995           1996             1995
--------------                   ------------   ------------   ------------    ------------    -----------     ------------
                                                                      (DM millions)
Residual maturity

--up to one year                    199,615        136,407         139,936          116,171          6,508           3,409
--one to five years                 194,014        128,045          10,770            9,875            200              --
--more than five years               93,971         60,492           1,726            2,334             --              --
                                    -------        -------         -------          -------          -----           -----
Total                               487,600        324,944         152,432          128,380          6,708           3,409

* excluding LB Rheinland-Pfalz, LB Schleswig-Holstein, Banque d'Orsay and The Thomas Cook-Group.

         Futures and other forward transactions, options as well as warrants issued by the Group on shares, bonds, deposit interest or indices are valued at market rates. Where hedging transactions and contracts are involved, they are not shown as income. Valuation gains were not shown as income. Provision was made for valuation losses.

         Interest-rate swap transactions held as part of the trading portfolio, forward rate agreements, swaptions as well as caps and floors are grouped into product-related or cross-product portfolios according to currency. The portfolios are valued at market rates in line with their residual life. One-off payments, option premiums and results derived from collateral transactions are included for valuation purposes. Remaining valuation gains were not included as income; nor were they offset against the results of other portfolios; provision was made for valuation losses.

Derivatives--Average Volumes

                                                                                                                      Average
Average                                                        Average Nominal         Average Credit Risk          Replacement
1.1.-31.12.1996                                                    Values                  Equivalents                 Costs
---------------                                                ---------------         -------------------          -----------
                                                                                          (DM millions)
Interest-rate risks                                                 450,034                   2,141                    7,754
Currency risks                                                      183,135                   1,249                       48
Share and other price risks                                           7,754                      48                       70
                                                                    -------                   -----                    -----
Derivatives total                                                   640,923                   3,438                    7,872

         The credit risk equivalents are calculated on the basis of the market-valuation method in accordance with German bank supervisory requirements including a corresponding contracting party weighting and a percentage add-on. WestLB Group's credit risk equivalents pursuant to Principle 1 represent 2.4 (1.8)% of the entire risk assets of the WestLB Group.

         The replacement costs stated are calculated on the basis of the market prices prevailing at year-end and only include contracts for which the buy-in transaction necessary to regain the previous position in the event of a counterparty default would result in additional expenditure or lower income; positive values were not taken into account. Accordingly, a counterparty weighting was not made.

         There is no netting for the purpose of calculating credit risk equivalents and replacement costs.

Claims on Banks (1)

         Claims on banks comprise the following:

                                                          1996                                        1995
                                         ---------------------------------------    -----------------------------------------
                                          Claims on                   Claims on      Claims on                  Claims on
                                         Associated                     Other       Associated                    Other
                                            Banks                       Banks          Banks                      Banks
                                         ----------                   ---------     ----------                  ---------
                                                      (DM millions)                              (DM millions)
payable on demand                           1,657.4                    7,827.6        1,878.7                    13,836.4
with agreed maturity or period
  of notice of:
  --less than three months                    154.4                   23,837.5           69.0                    15,869.6
  --at least three months, but
    less than four years                      233.1                   49,445.4          117.3                    45,648.3
  --four years or more                     19,455.2                   44,346.8       17,145.3                    36,188.6
                                           --------                  ---------       --------                   ---------
Total                                      21,500.1                  125,457.3       19,210.3                   111,542.9
Total                                                  146,957.4                                   130,753.2
                                                       =========                                   =========
including:
  loans of building and loan
    associations                                1.6                        0.7            1.8                         0.7
  loans of the
    Wohnungsbaufor-
    derungsanstalten                             --                    5,209.6             --                       413.7

         At the end of 1996, claims on banks included claims on companies in which equity investments are held in an amount of DM 3,105.0 (1,731.9) million. Claims from leasing transactions amounted to DM 337.4 (283.9) million.

Claims on Customers (2)

         Claims on customers comprise the following:


                                                                                             1996               1995
                                                                                             ----               ----
                                                                                                 (DM millions)
with agreed maturity or period of notice of:
  --less than four years                                                                    36,399.9            36,442.9
  --four years or more                                                                     143,682.9           138,042.0
                                                                                           ---------           ---------
Total                                                                                      180,082.8           174,484.9
including:
  --non-consolidated affiliated companies                                                      325.1               386.6
  --companies in which equity investments are held                                           1,477.7             1,112.1
  --from leasing transactions                                                                4,156.9             3,703.3
  --loans of building and loan associations                                                 11,960.3            11,595.7
  --loans of the Wohnungsbauforderungsanstalten                                             10,820.6            10,947.3

Claims Secured by Mortgages (3)
                                                                                             1996               1995
                                                                                             ----               ----
                                                                                                 (DM millions)
Claims on customers with an agreed maturity or period of notice of:
  --less than four years                                                                     1,075.2             1,042.4
  --four years or more                                                                      24,384.4            23,905.5
including:
  Loans of building and loan associations                                                    8,097.8             7,868.6
                                                                                            --------            --------
Total                                                                                       25,459.6            24,947.9


Bonds and Other Interest-Bearing Securities (4)
                                                                                            1996               1995
                                                                                            ----               ----
                                                                                                 (DM millions)
Bonds and notes                                                                             93,144.6            74,721.6
including:
  --listed on a stock exchange                                                              86,648.4            71,538.3
  --not listed on a stock exchange                                                           6,120.5             3,156.8
including:
  --claims on companies in which equity
    investments are held                                                                       884.8               629.1
Money-market instruments                                                                     2,444.2             1,083.1
                                                                                            --------            --------
Total                                                                                       95,588.8            75,804.7

         The following table classifies the Group's portfolio of bonds and other interest-bearing securities (excluding money-market instruments) according to maturity:

                                                                                            1996               1995
                                                                                            ----               ----
                                                                                                 (DM millions)
Bonds and notes of public-sector issuers with original maturities of:
  --less than four years                                                                     2,070.2             1,901.6
  --four years or more                                                                      31,541.8            25,013.7
Bonds and debentures of other issuers with original maturities of:
  --less than four years                                                                     7,483.5             5,757.8
  --four years or more                                                                      47,711.1            38,196.4
Bonds issued by the Group with original maturities of
  --less than four years                                                                       705.1               522.1
  --four years or more                                                                       3,632.9             3,330.0
                                                                                            --------            --------
Total                                                                                       93,144.6            74,721.6

         The portfolios are classified according to the purpose of the bonds allocated to them and are shown separately for accounting purposes. The bonds forming part of the Group investment portfolio in an amount of DM 55.7 (36.9) billion including proportionate interest are shown as fixed assets and valued accordingly. At year-end, financial assets of DM 7.4 (8.3) billion were not valued according to the modified lower of cost or market principle. Of these, a total of DM 3.6 (5.8) billion consisted of securities acquired in connection with interest-rate swap transactions (asset swaps) and whose commercial value is commensurate with the purchase price.

Shares and Other Non-Interest-Bearing Securities (5)

         Of the marketable securities included under this item with a value of DM 1,724.8 (1,360.5) million, securities with a value of DM 1,022.7 (983.6) million are listed and securities with a value of DM 702.1 (376.9) million are not listed on a stock exchange. Shareholdings are valued strictly according to the lower of cost or market principle.

Allocation of Securities Holdings (6)

         Of the Group's portfolio of bonds, shares and other securities;

         DM 13.7 (9.8) billion are carried as trading portfolio;

         DM 55.9 (37.0) billion are carried as investment portfolio; and

         DM 30.3 (33.0) billion are carried as liquidity reserve.

Equity Investments in Affiliated and Non-Affiliated Companies (7)


         WestLB Group's equity investments in non-affiliated companies amounting to DM 6,197.9 (5,825.9) million include marketable securities of DM 2,177.3 (1,903.9) million. Of these, DM 1,628.9 (DM 1,304.2) million are listed and DM
548.4 (599.7) million are not listed on a stock exchange. Of the equity investments in affiliated companies in an amount of DM 148.4 (211.8) million, DM
19.7 (38.8) million are marketable securities; of these securities, DM 19.1 (19.1) million are listed on a stock exchange. The list of shareholdings pursuant to ss.ss.285 No. 11, 313 (2) of the German Commercial Code (HGB) has been deposited with the Dusseldorf district court (Amtsgericht). The exception provided for under ss.ss.286 (3) No. 2, 313 (3) (HGB) was utilized in 14 cases.

         The structure of the WestLB Group is as follows:

Structure of the Group of Wesdeutsche Landesbank Girozentrale Dusseldorf/Munster

Banking Group Subsidiaries                                   Other Group Subsidiaries
--------------------------                                   ------------------------
West Merchant Bank Holdings Ltd., London (100%)       (LC)   The Thomas Cook-Group Ltd., London (100%)                (LC)
West Merchant Bank Ltd., London (100%)                (LC)   Thomas Cook Inc., New York (100%)                        (LC)
Banque Europeenne pour l'Amerique Latine              (LC)   (100 Companies) (100%)                                   (LC)
(BEAL) S.A., Brussels (100%)                          (LC)   TCT Touristik Beteiligungs-GmbH & Co. KG,
                                                             Dusseldorf (100%)                                        (LC)
Banque d'Orsay S.A., Paris (100%)                     (LC)   TBG Touristik Beteiligungs-GmbH, Dusseldorf (100%)       (LC)
Westdeutsche Landesbank (Europa) AG,
  Duseldorf (100%)                                    (LC)   GEV Gesellschaft fur Energie und Versorgungswerte
                                                             mbH, Dortmund (100%)
WestLB Asia Pacific Ltd., Singapore (100%)            (LC)   WestKB Westdeutsche Kapitalbeteiligungsges.
                                                             mbH Dusseldorf (100%)
Panmure Gordon & Co. Ltd., London (100%)              (LC)   WestTM Westdeutsche Technologie
Westdeutsche Landesbank (Schweiz) AG, Zurich
  (67.5%)                                             (LC)   Management GmbH, Dusseldorf (100%)
A/O Westdeutsche Landesbank Vostok, Moscow (100%)     (LC)   Westfinanz Westdeutsche Finanzierungsges mbH,
                                                             Munster (100%)
Westdeutsche Landesbank (Austria) AG, Vienna (100%)   (LC)   WestLeasing Westdeutsche Leasing Holding GmbH,
                                                             Dusseldorf (100%)
Westdeutsche Landesbank (France) S.A., Paris (100%)   (LC)   Westdeutsche Lotterie GmbH & Co., Munster (100%)
Westdeutsche Landesbank (Hungaria) Rt., Budapest
  (99.5%)                                             (LC)   Westdeutsche Spielbanken GmbH & Co., KG,
                                                             Munster (100%)
Westdeutsche Landesbank (Ireland) Plc,
  Dublin (100%)                                       (LC)   WestLB ASLAC Bank Ltd., Port Vanuatu (100%)              (LC)
Westdeutsche Landesbank Polska S.A.,
  Warsaw (100%)                                       (LC)   WestLB Europe (UK) Fund Ltd., London (100%)              (LC)
WestLB Europa Finanziaria S.p.A., Milano (100%)       (LC)   WestLB Finance Curacao N.V., Curacao (100%)              (LC)
WestLB International S.A., Luxembourg (75%)           (LC)   WestLB Finance Netherlands B.V., Den Bosch (100%)        (LC)
WestLB Europe (UK) Holdings Ltd., London (100%)       (LC)
WestLB Finance (Credits) Ltd., London (100%)          (LC)   52 additional affiliated companies included in
                                                             the consolidated accounts.
WestLB Finance UK Plc., London (100%)                 (LC)
WestLB Securities Pacific Ltd., Hongkong (100%)       (LC)   156 additional affiliated companies not included in the
                                                             consolidated accounts.
WestLB UK Ltd., London (100%)                         (LC)
WestLB Capital Management GmbH, Dusseldorf (100%)     (LC)   9 associated companies.
Deutsche Aussenhandelsbank AG, Berlin (100%)          (LC)
Deutsche Industrie- und Handelsbank AG,
  Berlin (100%)                                       (LC)
WestLB Investment (Hungaria) Rt., Budapest (100%)     (LC)
WestKA Westdeutsche Kapitalanlageges.  mbH,
  Dusseldorf (100%)
Westdeutsche ImmobilienBank--Group--Mainz (50%)*

Landesbank Schleswig-Holstein--Group--Kiel (39.9%)*
Landesbank Rheinland-Pfalz--Group--Mainz (37.5%)*

*  pro-rata consolidated.

(LC) covered by WestLB's letter of comfort for group subsidiaries.

Trust Assets (8)
                                                                  1996               1995
                                                                  ----               ----
                                                                       (DM millions)
Claims on banks                                                      947.4               977.0
Claims on customers                                                9,051.5             9,084.6
Bonds and Notes                                                       11.3                11.3
Participations in RWI-Fonds                                          894.2               910.1

Equity Investments                                                    15.2                14.4
Other                                                                   --                26.2
                                                                  --------            --------
Total                                                             10,919.6            11,023.6
                                                                  ========            ========

Fixed Assets (9)

         The following table illustrates the development of the WestLB Group's fixed assets. The value of bonds shown in the balance sheet does not include any proportional interest; the changes in the business year include additions and subtractions as well as changes resulting from the pro rata temporis dissolution of premiums and discounts.

         The Group's fixed assets developed as follows:

                                                                                                                   Depre-
                                     Acquisition   Additions Subtractions                Net Book     Net Book     ciation
                                        Cost/       in the      in the                   Value on     Value on     in the
                                       Cost of     Business    Business      Total       Dec. 31,     Dec. 31,    Business
                                     Production      Year        Year    Depreciation      1996         1995        Year
                                     ----------      ----        ----    ------------      ----         ----        ----
                                                                         (DM millions)
Bonds and non-interest bearing
  securities forming part of
  fixed assets                         35,946.1    27,906.1     9,309.2        38.2      54,504.8     35,911.2         2.1

Equity investments in affiliated
  companies                               327.6        30.0        43.1       165.8         148.7        211.8        50.0
Equity investments in non-
  affiliated companies                  6,054.7     1,379.8       926.0       310.6       6,197.9      5,825.9        78.3
Intangible assets                          23.0         5.0        16.0         8.1           3.9         12.7         1.4
Goodwill                                  622.6       111.0          --       213.0         520.6        544.2       134.6
Land and Buildings                      1,760.7       238.9        34.5       652.0       1,313.1      1,180.7        53.4
Office equipment                        1,572.0       539.1       156.5     1,247.4         707.2        495.3       196.5
Leasing assets                            115.0       129.1        38.4        85.1         120.6         86.1        40.8
Other fixed assets                         27.6        24.9        14.1        17.2          21.2         16.1         5.4

         Of its land and buildings, the WestLB Group utilizes premises with a value of DM 1,170.1(850.4) million for its own business activities.

Other Assets (10)

         The total figure of DM 1,958.0 (2,317.2) million consists principally of DM 187.1 (299.0) million in premiums for warrants, foreign-currency, security and other options; DM 140.9 (164.3) million in current construction contracts; DM 44.2 (35.2) million in inventories; DM 259.6 (246.4) million for land and buildings acquired as collateral for claims and DM 38.9 (liabilities 189.9) million in equalization items from foreign currency valuation.

         There are deferred taxes shown as assets in an amount of DM 12.3 (7.0) million.

Deferred Items (11)

                                                                                              1996               1995
                                                                                              ----               ----
                                                                                                    (DM millions)
Premiums on claims                                                                             167.5                96.7
Discounts from underwriting business                                                           917.3               775.4
Discounts from liabilities                                                                     361.8               253.2
Other                                                                                        5,405.9             5,353.4
                                                                                             -------             -------
Total                                                                                        6,852.5             6,478.7
                                                                                             =======             =======

Subordinated Assets (12)

                                                                                            1996               1995
                                                                                            ----               ----

                                                                                                 (DM millions)
Claims on banks                                                                                 68.9               176.1
Claims on customers                                                                             87.6               101.9
Bonds and other interest-bearing securities                                                     44.0                31.3
Shares and other non-interest bearing securities                                                 5.9                  --
                                                                                             -------             -------
Total                                                                                          206.4               309.3
                                                                                             =======             =======

Pledged Assets

         Of the assets shown, DM 11,571.2 (11,464.3) million were pledged under repurchase agreements.

Foreign Currency Assets/Foreign Currency Liabilities

         Foreign currency assets were valued at DM 163.2 (118.6) billion and foreign currency liabilities were valued at DM 167.7 (117.0) billion at year-end.

Liabilities to Banks (13)

                                                          1996                                       1995
                                         ---------------------------------------    --------------------------------------
                                         Liabilities                Liabilities     Liabilities                Liabilities
                                             to                         to              to                         to
                                         Affiliated                    Other        Affiliated                    Other
                                            Banks                      Banks           Banks                      Banks
                                           --------                  ---------       --------                   ---------
                                                                           (DM millions)
Payable on demand                           3,570.6                   11,609.5        5,791.1                     8,205.1
With agreed maturity or period
  of notice of
  --less than three months                  5,477.4                   56,482.6        4,083.3                    55,471.5
  --at least three months, but less
    than four years                         2,897.0                   51,861.8        3,903.1                    46,736.2
  --four years or more                        160.0                   37,766.9           39.2                    33,470.8
Deposits of building and loan
  associations                                 89.4                       12.9           72.3                        11.6
                                           --------                  ---------       --------                   ---------
Total                                      12,194.4                  157,733.7       13,889.0                   143,895.2
Total                                                  169,928.1                                   157,784.2
                                                       =========                                   =========
including:
  --due in less than four years                34.7                   18,444.9           29.6                    15,568.5

         At the end of 1996, liabilities to banks included liabilities of DM 2,575.7 (1,288.0) million to companies in which equity investments are held.

Liabilities to Customers (14)

                                                                                            1996               1995
                                                                                            ----               ----
                                                                                                 (DM millions)
Savings and deposits of building and loan associations                                      12,053.6            11,463.5
Payable on demand                                                                           17,373.0            14,265.4
With agreed maturity or period of notice of
--less than three months                                                                    28,377.0            26,460.4
--at least three months, but less than four years                                           13,342.6            10,835.0
--four years or more                                                                        40,159.9            35,400.7
                                                                                           ---------           ---------
Total                                                                                      111,306.1            98,425.0
including:
--due in less than four years                                                               14,357.4            14,238.1
--deposits of the building and loan associations                                            11,911.9            11,344.9
--liabilities to non-consolidated affiliated companies                                         188.9               173.4
--liabilities to companies in which equity
  investments are held                                                                       1,149.1             1,375.5

Certificated Liabilities (15)

         The following table classifies the Group's certificated liabilities according to agreed maturities or periods of notice:

                                                                                            1996                1995
                                                                                            ----                ----
                                                                                                 (DM millions)
Certificated liabilities with maturities of
--up to four years                                                                          34,039.0            23,526.0
--more than four years                                                                     116,606.4           112,233.7
including:
--due in less than four years                                                               66,762.0            63,922.3
                                                                                           ---------           ---------
Total                                                                                      150,645.4           135,759.7
                                                                                           =========           =========

Cover

         All issues of WestLB and of the pro-rata consolidated Landesbanks requiring cover were covered in accordance with the relevant legal and statutory regulations.

         The following table details the amount of cover as at December 31, 1996:

                                                                                             1996               1995
                                                                                             ----               ----
                                                                                                 (DM millions)
Mortgage-backed bonds                                                                       13,074.0            11,917.4
Assets used for covering purposes
--claims on banks                                                                               22.9                19.9
--claims on customers                                                                       16,650.2            16,341.4
Excess cover                                                                                 3,599.1             4,443.9
Bonds of public authorities and entities under
  public law                                                                               117,383.2           104,441.7
Assets used for covering purposes
--claims on banks                                                                           52,665.3            43,286.4
--claims on customers                                                                       61,398.3            62,201.0
Replacement cover                                                                           17,606.8            13,299.8
Excess cover                                                                                14,287.2            14,345.5

Trust Liabilities (16)

                                                                                            1996               1995
                                                                                            ----               ----
                                                                                                 (DM millions)
Liabilities to banks                                                                         1,206.1             1,176.7
Liabilities to customers                                                                     6,310.2             6,423.1
RWI certificates                                                                               894.2               910.1
Other liabilities                                                                            2,509.1             2,513.7
                                                                                            --------            --------
Total                                                                                       10,919.6            11,023.6
                                                                                            ========            ========

Other Liabilities (17)

         The main components of this item include liabilities from foreign currency, security and other options and warrants in an amount of DM 443.2 (294.0) million, as well as proportionate interest from profit participation rights amounting to DM 141.3 (65.4) million and from subordinated liabilities amounting to DM 148.2 (177.3) million.


Deferred Items (18)

                                                                                            1996               1995
                                                                                            ----               ----
                                                                                                 (DM millions)
Discounts on claims                                                                            138.7               240.5
Premiums from own bonds issued                                                                  34.1                48.1
Other                                                                                        1,771.8               804.5
                                                                                           ---------           ---------
Total                                                                                        1,944.6             1,093.1
                                                                                           =========           =========

Special Item with Partial Reserve Character (19)

         The item of DM 14.1 (11.6) million was formed pursuant to ss.6b of German Income Tax Law (EStG) and equivalent taxation regulations in other countries. A sum of DM 0.5 million was withdrawn in the year under review and a sum of DM 2.9 million was added.

Subordinated Liabilities (20)

         The following subordinated liabilities exceed 10% of the total value of all subordinated liabilities of the WestLB Group:

                                                        Nominal Amount             Interest
         Currency                                         in millions              Rate in %                 Maturity
         --------                                       --------------             ---------                 --------
         DM                                                    468.1                    7.0                    1993-2004
         USD                                                   500.0                   6.75                    1993-2005
         USD                                                   300.0                    FRN                    1993-2003
         GBP                                                   250.0                    8.5                    1993-2003

         WestLB Group's remaining subordinated liabilities with a value of DM 1,914.0 (2,618.8) million carry an average interest rate of 7.12% (7.03%) and original maturities of between 6 and 15 years.

         In 1996, WestLB Group incurred total costs of DM 277.1 (275.0) million for subordinated liabilities. Subordinated liabilities carried by WestLB or its subsidiaries comply with the requirements of ss.10 (5a) Sentence 1 of German Banking Law (KWG); the subordinated liabilities do not provide for an extraordinary right of termination.

Capital and Reserves (21)

         On December 31, 1996, WestLB Group's equity capital amounted to DM

12,430.5 (12,495.5) million.

         Group reserves include special reserves pertaining to the Wohnungsbauforderungsanstalt of DM 5,900 million.

         Group reserves contain the pro-rata appropriated reserves of Investitionsbank of Landesbank Schleswig-Holstein. A total of DM 185.8 million was allocated from the net Group profit for the year to the capital of the Wohnungsbauforderungsanstalt Nordrhein-Westfalen-Anstalt der Westdeutschen Landesbank Girozentrale- and to the capital of Investitionsbank of Landesbank Schleswig-Holstein.

         WestLB Group's total capital and reserves comprise the following:

                                                                                            1996               1995
                                                                                            ----               ----
                                                                                                 (DM millions)
Subscribed Capital                                                                           2,315.3             2,315.3
Capital reserves                                                                             6,489.7             6,489.7
Reserves from retained earnings
--required by WestLB's statutes                                                                800.0               760.0
--other                                                                                      1,885.0             1,725.0
Group reserves                                                                                 767.7               784.7
Equalizing items for shares of other shareholders                                              172.8               420.8
Equity capital pursuant to the German Commercial
  Code (HGB)                                                                                12,430.5            12,495.5
Fund for general bank risks                                                                    505.9               468.4
Profit participation capital                                                                 1,770.6             1,040.4
Subordinated liabilities                                                                     4,282.6             3,803.7
Other capital and reserves                                                                   6,559.1             5,312.5
Capital and reserves total                                                                  18,989.6            17,808.0

Other Commitments (22)

         The amounts shown in the balance sheet for placing and underwriting commitments as well as irrevocable credit commitments involve amounts which have not yet been utilized. Utilization of placing and underwriting commitments amounted to DM 23.5 (20.9) million on the balance sheet date.

         WestLB Group's irrevocable credit commitments totalled DM 70.1 (55.8) billion.

Disposal Restrictions/Security Provisions

         WestLB Group deposited or assigned own bonds and securities with a nominal value of DM 26,119.5 (27,598.8) million as collateral for Bundesbank advances against pledge of securities (Lombard loans) and in connection with repurchase agreements under open market transactions with the Bundesbank. In some cases, the Group's business activities were subject to legal requirements and local practices requiring the provision of collateral to public institutions and banks. Compliance with such requirements tied up assets in the amount of DM 7,119.4 (2,404.6) million.

Collateral for Own Liabilities

                                                          1996               1995
                                                          ----               ----
                                                                (DM millions)
Liabilities to banks .......................             5,302.1           4,464.7
Liabilities to customers ...................             1,391.0           1,398.5
Total ......................................             6,693.1           5,863.2

         These are registered mortgage-backed bonds and municipal bonds issued to creditors as collateral for liabilities incurred.

Letter of Comfort

         WestLB will, except in the case of political risk, ensure that--proportionate with its investment quota--the banks, financial institutions and management companies in which it holds a significant investment will be in a position to meet their obligations. Enterprises covered by this Letter of Comfort and WestLB's investment quotas in such enterprises are set forth and specifically designated on pages 29 of the 1996 Annual Report.

         This Letter of Comfort applies to WestLB International S.A. and to WestLB (Schweiz) AG irrespective of WestLB's investment quota.

Guarantor Obligation

         WestLB is a guarantor of Landesbank Rheinland-Pfalz, Mainz, Landesbank Schleswig-Holstein, Kiel, and Westdeutsche ImmobilienBank, Mainz.

Other Financial Obligations

         The Group has annual rental and leasing obligations amounting to DM
196.2 (126.8) million.

Number of Employees

         The average number of employees during 1996 was as follows:

                                            Male           Female         Total
                                            ----           ------         -----

Domestic Group companies                    4,948           4,093         9,041
Foreign Group companies                     5,043          10,556        15,599
Pro rata consolidated Group companies         870             839         1,709
                                           ------          ------        ------
Total                                      10,861          15,488        26,349

         Of the above, an average of 231 employees were engaged in apprenticeship training or equivalent training during 1996.

Remuneration Paid to the Executive Bodies

         Within the WestLB Group, the total remuneration paid to the Managing Board in 1996 was DM 13.1 (10.9) million; pensions paid to former members of the Managing Board or their survivors amounted to DM 4.2 (4.8) million. Total remuneration paid to the members of the Supervisory Board and the Guarantors' Meeting remained at the previous year's level of DM 1.2 million. Remuneration paid to the Advisory Boards amounted to DM 1.1 (1.0) million.

         As in the previous year, pension provisions in the amount of DM 39.2 million were made for former members of the Managing Board and their survivors.

Statement of Income

         The principal components of profit shown in the WestLB Group Statement of Income were obtained in the following markets:


                                                          Other
                                             Other EU    European      North      South       Asia/
                                   Germany   Countries   Countries    America    America    Australia  Consolidations     Total
                                   -------   ---------   ---------    -------    -------    ---------  --------------     -----
                                                                        (DM Millions)

Interest income                    20,918.1  10,133.6        73.9     2,545.9       611.5     2,087.5  -10,030.8       26,339.7
Current income from other
  non-interest-bearing
  securities, equity investments
  in affiliated and non-
  affiliated companies, profit
  pooling agreements                1,093.4     160.8          --          --          --          --     -585.0           669.2
Commission income                     965.9     977.0         2.7       146.7        35.1       176.2      -71.5         2,232.1
Net income from trading operations    156.8     293.2         4.0        13.0         0.7        -9.5         --           458.2
Other operating income                733.0     932.3         2.3       196.2        13.4       168.1     -932.0         1,113.3

         Other operating income includes gross revenues from the Thomas Cook Group's tourism activities of DM 132.6 million as well as a further DM 39.6 million of revenues from other external activities.

         The extraordinary result of DM -153.4 (-3.0) million was due to higher charges resulting from the adoption of new deferral methods for upfront fees at the building and loan associations and the sale of certain business units of two group companies.

           Notes to the WestLB Annual Accounts as at December 31, 1996

Compilation of Annual Accounts

         Westdeutsche Landesbank has prepared its Annual Accounts in accordance with the provisions of the German Commercial Code (Handelsgesetzbuch) and the Ordinance Regarding Accounting for Banks (RechKredV). Information which can optionally be included in the balance sheet or in the notes is set out in the notes. The assets and liabilities of the LBS Westdeutsche Landes-Bausparkasse ("LBS") and Wohnungsbauforderungsanstalt Nordrhein-Westfalen ("Wfa") are

included in the relevant items of the Bank's annual accounts. The claims and liabilities as well as expenditure and income of the Bank, LBS and Wfa have been offset against each other.

         The annual results of LBS and Wfa form part of the WestLB annual result. Unlike in previous years, the Wfa profit has been included in WestLB's net profit for the year in the statement of income for 1996; the equivalent figures for 1995 have been adjusted accordingly. As in previous years, the Wfa profit has been allocated to the capital of the Wohnungsbauforderungsanstalt in accordance with legal requirements.

Accounting and Valuation Principles

         The valuation of assets, liabilities and pending transactions is made in accordance with ss.ss.252 et seq. and ss.ss.340 et seq. of the German Commercial Code (HGB).

         Claims are shown with the principal amount outstanding less unamortized discounts. Liabilities are carried at the amount repayable; the accompanying discounts are entered under deferred items. Premiums relating to claims or liabilities are shown under deferred items as an asset or liability, respectively. The proportionate amount of interest at year-end is included with the claim or liability to which it applies. Discounts and premiums from own bonds issued and lending business are dissolved according to the interest-share method. Bills of exchange, treasury bills and discounted treasury notes were discounted at the effective interest rate. Non-interest-bearing loans to employees are shown with the principal amount outstanding in line with tax regulations. Non-interest and low interest-bearing loans of the Wfa are stated at their cash value. Zero bonds issued by the Bank are carried as liabilities and shown at their issue value plus interest accrued on the balance sheet date.

         Value adjustments and specific provisions were made to cover discernible risks in the loan business. Adequate account was taken of risks in respect of outstanding claims by way of general provisions on receivables within the limits allowed by the relevant tax regulations.

         There is a fund for general bank risks pursuant to ss.340g of the German Commercial Code (HGB) as well as a fund for building-society related risks.

         Securities held in the trading portfolio and in the liquidity reserve are valued strictly according to the lower of cost or market principle at market or lower book values.

         Securities held in the Bank's investment portfolio (financial assets) are valued at cost. Partial holdings were written down using the modified lower of cost or market principle. Any difference between the cost and repayment value of securities held in the investment portfolio is included pro rata temporis in the Bank's results.

         Equity investments in affiliated and non-affiliated companies are carried at cost; where a loss of value is expected to be permanent, they are written down to the lower applicable value.


         Tangible assets whose use is limited by time are written off in accordance with the relevant tax regulations. Low-value assets are written off in full in their year of purchase.

         Adequate provision has been made to cover contingent liabilities and pending losses; provision for anniversary expenses has been made in accordance with the maximum amounts permitted under tax regulations. Provision for pension obligations has been established on the basis of actuarial principles in accordance with ss.6a of German Income Tax Law (EStG).

         Income tax charges carried in the statement of income relate to the profit or loss on ordinary activities.

Extraordinary Result

         The extraordinary result includes expenses incurred by LBS resulting from the adoption of new deferral methods for initial income. Following a recent court decision, a different method must now be used to calculate the deferral period. For all contracts held in the portfolio, the pro-rata share of initial income apportionable to the saving phase until the minimum allotment requirements are met as well as the initial income attributable to the loan phase were deferred effective as of the balance sheet date. Additions to increase the deferrals item to DM 469 million are carried as an extraordinary charge of DM 240.7 million in so far as they refer to contracts already held in the portfolio in the previous year. This is offset by extraordinary income of DM
37.7 million from provisions liquidated in this connection, with the result that WestLB's extraordinary result amounts to DM -203.0 million.

Foreign Exchange Valuation

         Foreign currencies are converted and foreign currency transactions valued in accordance with the provisions of ss.340h of the German Commercial Code (HGB) as well as BFA Statement 3/95. WestLB's foreign currency position was determined in accordance with the provisions of Principle Ia. WestLB did not exercise the option of special cover for balance-sheet and forward positions.

         Foreign currency assets and liabilities as well as pending transactions are converted and valued on the basis of the official mean spot or forward rates prevailing at year-end. Profits or losses resulting from the conversion of hedged items and corresponding pending transactions are neutralized by forming adjustment items in the balance sheet. Swap premiums were accrued pro rata temporis; in addition, residual valuation was applied for interest arbitrage transactions. Valuation losses arising from currency options on the one hand and from outright forward transactions and residual valuation on the other are offset against valuation gains from same-currency transactions effected for straightforward cover purposes. Provisions are set up for any valuation losses not offset against valuation gains; valuation gains which were not offset are not shown as income.


Derivatives

         As part of its business activities, WestLB conducts currency or interest-related and other types of derivatives in the following categories:

         Currency-Related Derivatives. Forward exchange transactions, written and bought currency options, forward exchange contracts, issued currency warrants, currency swaps, interest/currency swaps and gold and precious metals forward transactions/options.

         Interest-Related Derivatives. Interest-rate forward contracts, interest-rate swaps, forward rate agreements (FRAs), written and bought interest-rate options, issued interest-rate warrants, interest-rate caps, interest-rate floors, interest-rate collars and options on interest-rate swap transactions (swaptions).

         Other Derivatives. Share forward contracts, written and bought share options, index futures contracts, written and bought index options, issued share and index warrants.

         The total nominal value of WestLB's derivatives business is DM 583.3 (404.6) billion.

Derivatives--Volumes


                                                     Nominal Value           Credit Risk Equivalents     Replacement Costs
                                                     -------------           -----------------------     -----------------
                                                Dec. 31,     Dec. 31,    Dec. 31,       Dec. 31,     Dec. 31,    Dec. 31,
                                                  1996         1995        1996           1995         1996        1995
                                                  ----         ----        ----           ----         ----        ----
DM Millions
-----------
Interest-rate risks
Interest-rate swaps                              302,132      209,588       2,315         1,799         7,820       5,935
FRAs                                              70,694       39,938         101             6           220          29
Interest-rate options
--bought                                             600        3,746          --            35             2          65
--written                                            764        1,432          --            --            --          --
Caps, floors                                      34,355       21,809          78            59           221         194
Stock market contracts                             9,556       19,210          --            --            --          --
Other interest-rate forward transactions          37,122       16,035         102            35           134          11
                                                 -------      -------       -----         -----        ------       -----
Interest-rate risks total                        455,224      311,758       2,596         1,934         8,397       6,234
Currency risks
Forward exchange transactions                    108,647       75,196         841           578         2,318       1,585
Interest-currency swaps/currency swaps             6,958        7,751         127           143           190         103
Currency options
--bought                                           2,726        3,043          16            24            45          73
--written                                          3,174        3,277          --            --            --          --
Stock market contracts                                --           --          --            --            --          --
Other currency forward transactions                  496           75           1            --             1           1
                                                 -------      -------       -----         -----        ------       -----
Currency risks total                             122,001       89,342         985           745         2,554       1,762
Shares and other price risks
Share options
--bought                                           1,925        1,771          51            23            82          30
--written                                            464           84          --            --            --          --
Stock market contracts                             2,601          936          --            --            --          --
Other forward transactions                         1,081          731           2             4             2           5
                                                 -------      -------       -----         -----        ------       -----
Shares and other price risks total                 6,071        3,522          53            27            84          35
Derivatives total                                583,296      404,622       3,634         2,706        11,035       8,031
                                                 =======      =======       =====         =====        ======       =====

         Futures and other forward transactions, options as well as warrants issued by the Bank on shares, bonds, deposit interest or indices are valued at market rates. Where hedging transactions and contracts are involved, they are not shown as income. Valuation gains were not shown as income. Provision was made for valuation losses.


         Interest-rate swap transactions held as part of the trading portfolio, forward rate agreements, swaptions as well as caps and floors are grouped into product-related or cross-product portfolios according to currency. The portfolios are valued at market rates in line with their residual life. One-off payments, option premiums and results derived from collateral transactions are included for valuation purposes. Remaining valuation gains were not included as income; nor were they offset against the results of other portfolios; provision is made for valuation losses.

         At approximately DM 76 billion, the annual average nominal volume of derivative transactions was lower than at year-end. The growing trend towards year-end portfolios exceeding average volumes is mainly due to the development and expansion of WestLB's global derivatives business as part of the growth of investment banking activities.

Derivatives--Average Volumes


                                Average           Average            Average
Average 1/1 to 12/31/96         Nominal         Credit Risk        Replacement
DM millions                      Value          Equivalents           Costs
-----------                     -------         -----------        -----------

Interest-rate risks             389,474             2,028              6,491
Currency risks                  112,558               841              1,939
Shares and other price risks      4,965                46                 71
                                -------             -----              -----
Derivatives total               506,997             2,915              8,501

         The credit risk equivalents are calculated on the basis of the market-valuation method in accordance with German bank supervisory requirements including a corresponding counterparty weighting and a percentage add-on. WestLB's credit risk equivalents pursuant to Principle I represent less than 2.5% (2%) of the entire risk assets of the Bank.

         The replacement costs stated are calculated on the basis of the market prices prevailing at year-end and only include contracts for which the buy-in transaction necessary to regain the previous position in the event of a counterparty default would result in additional expenditure or lower income; positive values were not taken into account, accordingly, a counterparty weighting was not made.

         There is no netting for the purpose of calculating credit risk equivalents and replacement costs.

         WestLB primarily enters into contracts with domestic and foreign banks, with non-OECD banks accounting for only a very small portion.

Derivatives--Classification of Counterparties


                                     Nominal Value         Credit Risk Equivalents      Replacement Costs
               -------------         -----------------------      -----------------
                                  Dec. 31,     Dec. 31,    Dec. 31,       Dec. 31,     Dec. 31,    Dec. 31,
                                    1996         1995        1996           1995         1996        1995
                                    ----         ----        ----           ----         ----        ----
                                                                (DM millions)

OECD banks                         440,076      300,615       2,218         1,693         8,816       6,526
Non-OECD banks                       2,019        2,127          22            18            39          28
Customers*                         135,589       99,400       1,384           990         2,174       1,476
Public-sector entities               5,612        2,480          10             5             6           1
                                   -------      -------     -------       -------        ------      ------
Total                              583,296      404,622       3,634         2,706        11,035       8,031

* including stock market contracts.

         WestLB's derivatives business primarily focuses on trading transactions and contracts for hedging its own portfolios.

Derivatives--Trading Transactions


                                                       Nominal                   Credit Risk                 Replacement
                                                        Value                    Equivalents                    Costs
                                                     December 31,                December 31,                December 31,
                                                 --------------------     -------------------------    ---------------------
DM millions                                       1996          1995          1996         1995          1996          1995
-----------                                       ----          ----          ----         ----          ----          ----
Interest-rate contracts                          432,708      262,965       2,421         1,426         8,128       4,875
Currency contracts                               121,466       82,200         983           678         2,569       1,767
Share contracts                                    5,897        1,438          53             8            89          13
Trading transactions total                       560,071      346,603       3,457         2,112        10,789       6,655


Derivatives--Classification by Maturity


                                                                                                             Shares
                                                  Interest Rate                Currency                    and other
                                                      Risks                      Risks                    Price Risks

                                                     December 31,             December 31,                December 31,
Nominal Values                                       ------------             ------------                ------------
DM millions                                       1996          1995       1996         1995          1996          1995
-----------                                       ----          ----       ----         ----          ----          ----
Residual Maturity
--up to one year                                 170,059      116,282     109,520        77,790         5,978       3,522
--one to five years                              190,051      137,427      10,582         9,313            93          --
--more than five years                            95,114       58,049       1,899         2,239            --          --
                                                 -------      -------     -------        ------         -----       -----
Total                                            455,224      311,758     122,001        89,342         6,071       3,522

Claims on Banks (1)

         Claims on banks include claims on affiliated companies in an amount of DM 14,037.6 (10,363.1) million and claims on companies in which equity investments are held in an amount of DM 10,726.7 (6,422.3) million. Claims from leasing transactions amount to DM 337.4 (283.9) million.


                                                                       1996                               1995
                                                                       ----                               ----
                                                            Claims on         Claims on        Claims on       Claims on
                                                           Associated           Other         Associated         Other
DM millions                                                   Banks             Banks            Banks           Banks
-----------                                                   -----             -----            -----           -----

Payable on demand
  With agreed maturity or period
    of notice of:                                            1,652.2            5,956.5          1,876.1        12,361.2
--less than three months                                       154.4           22,123.2             69.1        11,549.8
--at least three months but less
  than four years                                              232.4           38,223.2            117.3        28,003.4
--four years or more                                        19,351.6           31,980.8         17,062.6        28,326.3
                                                            --------           --------         --------        --------
Total                                                       21,390.6           98,283.7         19,125.1        80,240.7
Total                                                                119,674.3                          99,365.8
                                                                     =========                          ========
including:
  --Landes-Bausparkasse (LBS) loans                              1.6                 --              1.8              --


Claims on Customers (2)


                                                   1996               1995
                                                   ----               ----
                                                        (DM millions)


With agreed maturity or period of notice of:

--less than four years                             31,206.5            28,722.1
--four years or more                              110,926.4           108,477.4
Total                                             142,132.9           137,199.5
including:

--affiliated companies                             12,100.9            10,056.7
--companies in which equity investments are held    1,138.7             1,016.9
--from leasing transactions                         4,057.2             3,652.6
--LBS loans                                        10,372.9            10,104.3
--loans of the Wohnungsbauforderungsanstalt         8,309.9             8,567.0
--Interest and repayment arrears under LBS loans        6.1                 5.8
--LBS loans allocated but not yet disbursed
--allotted                                            455.0               446.4
--pre-and interim financing                           202.9               113.7
--other                                                  --                  --

Claims Secured by Mortgages (3)

                                                     1996              1995
                                                     ----              ----
                                                         (DM millions)

Claims on customers with an agreed maturity or
  period of notice of:
--less than four years                                  693.0           632.8
--four years or more                                 11,254.8        11,496.8
LBS loans                                             6,822.0         6,676.0
                                                     --------        --------
Total                                                18,769.8        18,805.6

Bonds and Other Interest-Bearing Securities (4)

                                                     1996              1995
                                                     ----              ----
                                                        (DM millions)

Bonds and notes including:                           53,426.4        38,986.9
--listed on a stock exchange                         52,357.4        38,018.4
--not listed on a stock exchange including:           1,069.0           968.5
--claims on affiliated companies                        252.7           127.6
--claims on companies in which equity investments
  are held                                              702.4           584.2
Money-market instruments                                753.0           107.9
                                                     --------        --------
Total                                                54,179.4        39,094.9

         The following table classifies the Bank's portfolio of bonds and other interest-bearing securities according to maturity:


                                                           1996           1995
                                                           ----           ----
                                                              (DM millions)

Money-market instruments                                      753.0        108.0
Bonds and notes of public-sector issuers with
  original maturities of
--less than four years                                        618.8        561.2
--more than four years                                     17,627.3     13,181.4

Bonds and notes of other issuers with original
  maturities of
--less than four years                                      2,544.2      1,762.5
--more than four years                                     30,365.4     21,766.7

Bonds issued by the Bank with original
  maturities of
--less than four years                                        211.5         66.2
--more than four years                                      2,059.1      1,648.9
                                                           --------     --------
Total                                                      54,179.4     39,094.9

         Of the Bank's portfolio of bonds (excluding money-market instruments), DM 7.2 (3.1) billion forms part of the Bank's trading portfolio, DM 29.5 (15.5) billion forms part of the Bank's investment portfolio and an amount of DM 16.7 (20.3) billion forms part of the Bank's liquidity reserve.

         The portfolios are classified according to the purpose of the bonds allocated to them and are shown separately for accounting purposes. The bonds forming part of the Bank's investment portfolio in an amount of DM 29.5 (15.5) billion are shown as fixed assets and valued accordingly. At year-end, financial assets of DM 2.9 (2.5) billion were not valued according to the modified lower of cost or market principle. Of these, a total of DM 1.6 (1.2) billion consisted of securities acquired in connection with interest-rate swap transactions (asset swaps) and whose commercial value is commensurate with the purchase price.

Shares and Other Non-Interest-Bearing Securities (5)

         Of the marketable securities included under this item with a value of DM 744.9 (772.1) million, securities with a value of DM 604.7 (727.4) million are listed on a stock exchange. As in the previous year, this item comprises shares in a special fund launched in 1995 in the amount of DM 2,032.4 million. This fund primarily consists of listed securities. All holdings are valued strictly according to the lower of cost or market principle.

Equity Investments in Affiliated and Non-Affiliated Companies (6)

         WestLB's equity investments in non-affiliated companies amounting to DM 5,220.6 (4,756.9) million include marketable securities of DM 2,094.7 (1,829.9)

million. Of these, DM 1,569.5 (1,251.5) million are listed and DM 527.2 (578.4) million are not listed on a stock exchange.

         Equity investments in non-affiliated companies held by WestLB in accordance with ss.285 No. 11 of the German Commercial Code (HGB) are itemized in a separate list which has been deposited with the Dusseldorf district court (Amtsgericht).

         Of the equity investments in affiliated companies in an amount of DM 5,443.5 (5,301.0) million, DM 1,960.1 (1,916.0) million are marketable securities; as in the previous year, none of these securities are listed on a stock exchange.

Trust Assets (7)

                                             1996               1995
                                             ----               ----
                                                  (DM millions)

Claims on banks                                 706.5               735.5
Claims on customers                           6,021.0             6,103.2
Bonds and notes                                   0.1                 0.1
Participations in RWI-Fonds                     894.0               910.1
                                              -------             -------
Total                                         7,621.6             7,748.9

Other Assets (8)

         The total figure of DM 1,503.8 (1,116.8) million consists principally of DM 280.8 (319.6) million in premiums and equalization items for warrants, foreign-currency, security and other options as well as equalization items for currency valuation; DM 371.8 (204.3) million in claims from earnings transfers from affiliated companies; DM 220.5 (166.7) million in claims arising from tax refunds; DM 175.6 (170.0) million in premiums from interest-rate caps and/or interest-rate floors; and DM 123.7 (118.7) million for land and buildings acquired as collateral for claims. There are no deferred taxes shown as assets.

Fixed Assets (9)


                                     Acquisition  Additions Subtractions                Net Book    Net Book   Depreciation
                                      Cost/Cost    in the      in the                   Value on    Value on      in the
                                        of       Business    Business       Total       Dec. 31,    Dec. 31,     Business
                                     Production     Year        Year     Depreciation     1996        1995         Year
                                     ----------     ----        ----     ------------     ----        ----         ----
                                                                        (DM millions)


Bonds and interest-bearing
  securities forming part of
  fixed assets                         15,080.1   13,878.4       -79.2        -8.9      28,870.4     15,071.2          --

Equity investments in
  affiliated companies                  5,364.8    1,018.4      -732.2      -207.9       5,443.1      5,277.2      -143.6

Equity investments in
  non-affiliated companies              4,853.6    1,281.3      -752.8      -161.5       5,220.6      4,753.4       -64.8

Intangible assets                            --        8.5          --        -6.1           2.4           --        -6.1

Land and buildings                        913.9       12.6        -2.3      -445.4         478.8        491.6       -23.1

Office equipment                          752.9      270.7       -41.4      -612.9         369.3        224.9       -84.9

         The value of bonds shown in the balance sheet does not include any proportional interest. The changes in the business year include additions and subtractions as well as changes resulting from the pro rata temporis dissolution of premiums and discounts. Of its land and buildings, WestLB utilizes premises with a value of DM 423.0 (424.0) million for its own business activities.

Deferred Items (10)

         Deferred items comprise the following:

                                                 1996               1995
                                                 ----               ----
                                                  (DM millions)

Premiums on claims                              135.4                72.4
Discounts from underwriting business            837.4               700.3
Other                                         5,449.4             5,369.7
                                              -------             -------
Total                                         6,422.2             6,142.4

Subordinated Assets (11)

         Subordinated assets are included in the following balance sheet items:

                                                      1996               1995
                                                      ----               ----
                                                           (DM millions)

Claims on banks                                      293.9               364.0
Claims on customers                                  138.8               110.7
Bonds and other interest-bearing securities           13.7                17.5
                                                     -----               -----
Total                                                446.4               492.2

Pledged Assets (12)

         Of the assets shown, DM 3,630.5 (5,363.3) million were pledged under repurchase agreements. Securities sold under repurchase agreements were covered by repo transactions at the respective spot price (DM 3,361.5 million) and by securities borrowing transactions at the borrowing price (DM 250.8 million).

Liabilities to Banks (13)


                                                                     1996                                   1995
                                                                     ----                                   ----
                                                           Liabilities        Liabilities     Liabilities          Liabilities
                                                               to                to              to                   to
                                                           Affiliated           Other         Affiliated              Other
                                                              Banks             Banks            Banks                Banks
                                                              -----             -----            -----                -----
                                                                                   (DM millions)

Payable on demand
  With agreed maturity or period
  of notice of:                                              3,545.0             8,790.5          5,753.6              3,895.4
--less than three months                                     5,258.2            35,805.3          3,684.6             30,778.2
--at least three months but less
  than four years                                            2,751.7            30,044.7          3,835.1             21,254.1
--four years or more                                           143.5            32,116.3             24.2

Deposits of the building and loan
  associations                                                  89.4                  --             72.3             29,131.2
Total                                                       11,787.8           106,756.8         13,369.8             85,058.9
Total                                                                118,544.6                             98,428.7
                                                                     =========                             ========
including:
--due in less than four years                                   19.7            12,466.2             14.6              9,566.7


         At the end of 1996, liabilities to banks included liabilities of DM 5,859.8 (4,354.4) million to affiliated companies and liabilities of DM 2,399.1 (1,627.7) million to companies in which equity investments are held.

Liabilities to Customers (14)

                                                      1996                1995
                                                      ----                ----
                                                            (DM millions)

Savings deposits                                        99.8                86.7
Deposits of buildings and loan associations         10,328.2             9,820.5
Payable on demand                                   10,156.5             6,820.5


With agreed maturity or period of notice of
--less than three months                            21,364.7            18,769.9
--at least three months, but less than four years   11,136.6            10,600.8
--four years or more                                32,963.0            29,283.5
                                                    --------            --------
Total                                               86,048.8            75,381.9
                                                    ========            ========

including:
--due in less than four years                       11,860.4            11,078.9
--liabilities to affiliated companies                7,940.1             6,434.1
--liabilities to companies in which equity
  investments are held                                 774.0               695.0

Certificated Liabilities (15)

         The following table classifies the Bank's certificated liabilities according to agreed maturities or periods of notice:

                                                     1996               1995
                                                     ----               ----
                                                        (DM millions)

Certificated liabilities with maturities of

--up to four years                                 21,810.2            13,620.9
--more than four years                             93,163.7            91,826.6

including:
--due in less than four years                      53,488.0            51,929.4
                                                  ---------           ---------
Total                                             114,973.9           105,447.5
                                                  =========           =========

Trust Liabilities (16)

                                                   1996               1995
                                                   ----               ----
                                                        (DM millions)

Liabilities to banks                                  901.6             1,015.2
Liabilities to customers                            3,333.9             3,329.5
RWI certificates                                      894.0               910.1
Other liabilities                                   2,492.1             2,494.1
                                                  ---------           ---------
Total                                               7,621.6             7,748.9
                                                  =========           =========

Other Liabilities (17)


         The main components of this item, amounting to DM 1,377.7 (987.3) million, include premiums from foreign currency, security and other options, caps, floors, swaptions and warrants in an amount of DM 403.6 (361.0) million as well as liabilities from interest to be paid on profit participation rights issued by WestLB as laid down by the Guarantors' Meeting in an amount of DM 95.2 (52.0) million.

         The 1996 figure also includes DM 462.0 million in delivery commitments from securities transactions.

Deferred Items (18)

                                             1996               1995
                                             ----               ----
                                                  (DM millions)

Discounts on claims                             120.3               117.1
Premiums from own bonds issued                   17.7                42.7
Other                                         1,183.6               518.1
                                            ---------            --------
Total                                         1,360.6               677.9
                                            =========            ========

Provisions (19)

         For the first time, provisions include provisions for deferred taxes in an amount of DM 6.1 million relating to the business operations of our foreign branches. Total provisions amount to DM 3,067.9 (2,844.6) million.

Subordinated Liabilities (20)

         The following subordinated liabilities exceed 10% of the total value of all subordinated liabilities of WestLB amounting to DM 3,306 (2,980) million:

                Nominal Amount            Interest
Currency         in millions              Rate in %                 Maturity
--------         -----------              ---------                 --------

 DEM               468.1                   7.00                    1993-2004
 USD               500.0                   6.75                    1993-2005
 USD               300.0                    FRN                    1993-2003
 GBP               250.0                   8.50                    1993-2003

         WestLB's remaining subordinated liabilities include subordinated loans with a value of DM 602.3 million and DM 335.1 million in subordinated borrower's note loans which carry an average interest rate of 7.13% and original maturities of between 7 and 14 years.

         Expenditure of DM 217.7 (209.7) million was incurred in connection with subordinated liabilities. Subordinated liabilities towards the affiliated companies WestLB Finance B.V. and WestLB Finance Curacao N.V. amount to DM 1,725.6 (1,460.1) million.

         Subordinated liabilities carried by WestLB or its subsidiaries comply with the requirements of ss.10 (5a) of the German Banking Law (KWG); the subordinated liabilities do not provide for an extraordinary right of termination.

Capital and Reserves (21)

         On December 31, 1996, WestLB's subscribed capital amounted to DM 2,315 million. The Bank's reserves totalled DM 9,175 (8,975) million. As in the previous year, a total of DM 200 million was allocated to the reserves from the net profit in the report year. The fund for general bank risks now totals DM 170 million.

         Subordinated liabilities increased in 1996 as a result of the issue of DM 134.1 (--.--) million; profit participation capital rose by DM 718.3 (288) million. Subordinated liabilities and profit participation capital total DM 4,897 (3,853) million. Exchange-rate-related changes, in particular as a result of the development of the USD and GBP, had a positive effect on the equity capital.

         WestLB's total capital and reserves comprise the following:

                                                        1996            1995
                                                        ----            ----
                                                            (DM millions)

Subscribed capital                                     2,315            2,315

Capital reserves:                                      6,490            6,490
 of which:
special reserves pertaining to the
  Wohnungsbauforderungsanstalt                        (5,900)          (5,900)

Reserves from retained earnings
--required by WestLB's statutes                          800              760
--other                                                1,885            1,725

Equity capital pursuant to the German Commercial
  Code (HGB)                                          11,490           11,290
Fund for general bank risks                              170              170
Profit participation capital                           1,591              873
Subordinated liabilities                               3,306            2,980
Other capital and reserves                             5,067            4,023
Total capital and reserves                            16,557           15,313

         The Bank's liable capital pursuant to ss.10 of German Banking Law
(KWG) amounted to DM 14,849 (13,602) million at the end of 1996. Undisclosed reserves (revaluation reserves) pursuant to ss.10 (4a) sentence 1, No.4 of German Banking Law (KWG) were not used as an item for the Solvency Ratio (Principle I).

Special Reserves Pertaining to the Wohnungsbauforderungsanstalt (22)

         Pursuant to ss.2 of Housing Development Law (WBFG), WestLB operates the Wohnungsbauforderungsanstalt NordrheinWestfalen--Anstalt der Westdeutschen Landesbank Girozentrale--(Wfa) as an organizationally and economically independent institution under public law without legal capacity.

         Pursuant to ss.3 of Housing Development Law (WBFG), WestLB has allocated the share capital and the reserves of Wfa, as well as the state residential construction business of Wfa, to the special reserves pertaining to the Wohnungsbauforderungsanstalt.

         The unchanged special reserves pertaining to the Wohnungsbauforderungsanstalt of DM 5,900 million are fully covered by the assets of the Wfa subject to the generally accepted discounts on non and low-interest-bearing housing construction loans.

         The capital of the Wohnungsbauforderungsanstalt developed as follows in the report year:

                                                     1996               1995
                                                     ----               ----
                                                          (DM millions)

Capital on 1.1.1996                                 29,548              28,267
--transfers from state budget                        1,327               1,299
--other additions                                      151                  20
--allocation from WestLB's net profit for 1996         147                 127
--subsidies to third parties                            51                  68
--capital reductions and other subtractions            133                  97
Capital on 31.12.1996                               30,989              29,548

         A sum of DM 147 million was transferred from WestLB's net profit for 1996 to the capital used for the state residential construction business of the Wohnungsbauforderungsanstalt pursuant to ss.17 of Housing Development Law
(WFBG).

Banking Law Ratios

         WestLB at all times adhered to the ratios relating to own funds and bank liquidity as defined in ss.ss.10, 10a and 11 and to the limitation of investments as defined in ss.12 of the German Banking Law (KWG). The recommendations of the Committee for Banking Regulations and Supervision of July 1988 (Capital Adequacy Ratio of the Cooke Committee) were complied with.

Foreign Currency Assets/Foreign Currency Liabilities (23)

         Foreign currency assets were valued at DM 92.4 (61.8) billion and foreign currency liabilities were valued at DM 91.5 (61.2) billion at year-end.

Other Commitments (24)

         The amounts shown in the balance sheet for placing and underwriting commitments as well as irrevocable credit commitments involve amounts which have not yet been utilized.

         Of WestLB's irrevocable credit commitments, an amount of DM 1,532.1 (1,698.7) million is accounted for by central lending schemes, DM 328.9 (234.0) million by approved but not yet released building society loans of the LBS and DM 6,092.6 (6,323.8) million by similar commitments of the Wfa.

Disposal Restrictions/Security Provisions (25)

         WestLB deposited or assigned own bonds and securities as well as those of its affiliated companies with a nominal value of DM 14,259.6 (14,687.7) million as collateral for Bundesbank advances against pledge of securities (Lombard loans) and in connection with repurchase agreements under open market transactions with the Bundesbank. Accounts receivable totalling DM 2,244.3 (2,258) million were assigned to secure loans made as part of public credit programmes. In some cases, the Bank's business activities abroad were subject to legal requirements and local practices requiring the provision of collateral to public institutions and banks. Compliance with such requirements tied up assets in the amount of DM 4,265.5 (2,644.4) million.

Collateral for Own Liabilities (26)

                                         1996                 1995
                                         ----                 ----
                                               (DM millions)

         Liabilities to banks           4,545.3             3,888.1
         Liabilities to customers       1,369.6             1,374.1
                                        -------             -------
         Total                          5,914.9             5,262.2

         These are registered mortgage-backed bonds and municipal bonds issued to creditors as collateral for liabilities incurred.

Liability

         As a result of its participation in the Liquiditatskonsortialbank, WestLB has a potential liability to make additional contributions to the Liquiditatskonsortialbank, amounting to a maximum of DM 121 (121) million. The Bank's potential liability to make additional contributions to the security reserves of the Landesbanken/Girozentralen total no more than DM 102.8 (97.4) million. The Bank may have additional obligations arising from the potential liability incurred by members of the German Savings Banks and Giro Association to make additional contributions to the Liquiditatskonsortialbank.

Letter of Comfort

         WestLB will, except in the case of political risk, ensure that--proportionate with its investment quota--the banks, financial institutions and management companies in which it holds a significant investment will be in a position to meet their obligations. Enterprises covered by this Letter of Comfort and WestLB's investment quotas in such enterprises are set forth and specifically designated on page 29 of the Annual Report for 1996.

         This Letter of Comfort applies to WestLB International S.A. and to WestLB (Schweiz) AG irrespective of WestLB's investment quota.

Guarantor Obligation

         WestLB is a guarantor of Landesbank Rheinland-Pfalz, Mainz, Landesbank Schleswig-Holstein, Kiel and Westdeutsche ImmobilienBank, Mainz.

Other Financial Obligations

         WestLB has rental and leasing obligations amounting to DM 164.8 (115.3) million, of which DM 25.5 (7.8) million are to affiliated companies and DM 14.5 (6.4) million to companies in which equity investments are held.

Cover (27)

         All issues of WestLB requiring cover were covered in accordance with the relevant legal and statutory regulations.

         The following table details the amount of cover as at December 31, 1996:

                                             1996               1995
                                             ----               ----
                                                 (DM millions)

Mortgage-backed bonds                      10,102.4             9,956.3
Assets used for covering purposes
--claims on banks                              17.1                19.9
--claims on customers                      11,069.2            11,385.8
Excess cover                                  983.9             1,449.4
Bonds of public authorities and
entities under public law                 101,560.6            93,683.4
Assets used for covering purposes
--claims on banks                          45,529.9            36,950.6
--claims on customers                      50,248.4            51,679.9
Replacement cover                           7,032.3             5,821.3
Excess cover                                1,250.4               768.4


Number of Employees

         The average number of employees during 1996 was as follows:

                                      Male           Female         Total
                                      ----           ------         -----
         Domestic branches            2,510           2,267         4,777
         Foreign branches               370             306           676
         LBS                            622             327           949
         Wfa                            287             202           489
                                      -----           -----         -----
         WestLB Total                 3,789           3,102         6,891

         Of the above, an average of 161 (185) employees were engaged in apprenticeship training or equivalent training during 1996.

Remuneration Paid to the Executive Bodies

         In 1996, the total remuneration paid to the Managing Board was DM 12.1 (10.2) million; pensions paid to former members of the Managing Board or their survivors amounted to DM 4.2 (4.8) million. Total remuneration paid to the members of the Supervisory Board and the Guarantors' Meeting remained at the previous year's level of DM 1.2 million and to the Advisory Boards DM 1.1 (1.0) million.

         As in the previous year, pension provisions in the amount of DM 39.2 million were made for former members of the Managing Board and their survivors.

Loans to Members of the Executive Bodies

         Members of the Managing Board and the Supervisory Board received advances and loans amounting to DM 11.5 (11.9) million. Members of the Guarantors' Meeting and the Advisory Boards received advances and loans of DM
73.8 (22.4) million.

Geographic Breakdown of Profit Components

         The principal components of profit shown in WestLB's Statement of Income were obtained in the following markets:


                                                                                   Far East and
-DM millions-                                                Germany       Europe    Australia         USA          Total
-------------                                                -------       ------    ---------         ---          -----
Interest Income                                               15,056        4,883        1,887         2,395        19,145

Current income from other non-interest bearing
  securities, equity investments in affiliated
  and non-affiliated companies, profit
  pooling agreements                                             905           --           --            --           905

Commission income                                                555           16           14            21           606

Net profit or loss from trading operations                       102           47          (20)           13           142

Other operating income                                           182           10            9             1           177

         The geographic breakdown refers to the countries in which the branches that generated the respective results are domiciled.

         The results from transactions between the regional units/branches have not been included.

Executive Bodies

Supervisory Board                      Dr.  Manfred Scholle, Chairman
                                       Heinz Schleusser, Vice Chairman
                                       Wolfgang Clement, Vice Chairman
                                       Ferdinand Esser, Vice Chairman
                                       Johannes Frohlings, Vice Chairman
                                       (until October 31, 1996)
                                       Dr.  Karlheinz Bentele, Vice Chairman
                                       (since November 1, 1996)
                                       Dr.  Rolf Gerlach, Vice Chairman
                                       Dr.  Wolfgang Buchow
                                       Heinz Biesenbach
                                       Dr.  Andreas Dohrmann
                                       Michael Geuenich
                                       Heinz Kettler
                                       Dr.  Hermann Kramer
                                       Dr.  Helmut Linssen
                                       Klaus Matthiesen

                                       Friedrich Spath
                                       Jens Petring
                                       (since January 1, 1996)
                                       Joachim Barbonus
                                       Rolf Brunswig
                                       Dr.  Gerd Wixforth
                                       Fred Eicke
                                       Hans-Peter Kramer
                                       Gustav Adolf Schroder
                                       (until December 31, 1996)
                                       Christian Gerigk
                                       Helmut Heczko
                                       Gerd-Uwe Loschmann
                                       Doris Ludwig
                                       Udo Molsberger
                                       Manfred Schimpf

                                       Hubertus Schreiber
                                       Josef Sudbrock
                                       Gerhard Turck
                                       Peter Wagemann

Guarantors' Meeting                    Reinhard Abels
                                       (until June 30, 1996)
                                       Dr.  Gunter Berg
                                       Dr.  Wolfgang Bodenbender
                                       Ursula Bolte
                                       (until January 19, 1996)
                                       Ingeborg Friebe
                                       Rudiger Frohn
                                       Dieter Gebhard
                                       (since January 19, 1996)
                                       Dr.  Karlheinz Gierden
                                       Dr.  Thomas Griese
                                       Rudolf Heib
                                       (since July 1, 1996)
                                       Dr.  Walter Hostert
                                       Bernd Kiesow
                                       Josef Krings
                                       Manfred Morgenstern
                                       Wolfgang Riotte
                                       Dr.  Hans-Christian Vollert
                                       Gerhard Wattenberg
                                       Marianne Wendzinski
                                       Joachim Westermann
                                       Harry Voigtsberger
                                       (since January 1, 1996)


Managing Board                         Friedel Neuber, Chairman
                                       Hans-Henning Offen, Vice Chairman
                                       Dr.  Wolf-Albrecht Prautzsch, Vice
                                       Chairman
                                       Dr.  Dieter Falke
                                       Dr.  Adolf Franke
                                       Dr.  Rudolf Holdijk
                                       Dr.  Axel Kollar
                                       Dr.  Johannes Ringel
                                       Gerhard Roggemann
                                       (since August 1, 1996)
                                       Hans-Peter Sattele
                                       Jurgen Sengera

                      SUPPLEMENTAL NOTES TO ANNUAL ACCOUNTS

Supp. Note 1. Cash on hand; balances with central banks; balances in postal giro accounts.

         WestLB is obligated to deposit minimum reserves with the Bundesbank pursuant to Section 16 of the Federal Central Bank Law (Bundesbankgesetz). Most of WestLB's deposits with the Bundesbank included in this item consist of such minimum reserves. See "Regulation and Supervision of WestLB in the Federal Republic of Germany--Powers of the Bundesbank Affecting WestLB's Conduct of Business."

Supp. Note 2. Debt instruments issued by public institutions and bills of exchange eligible for refinancing with central banks.

         These debt instruments bear interest on a discounted basis. Debt instruments issued by public institutions that do not meet the requirements of this item are entered in item 5 a) aa) if they qualify for listing on a stock exchange and otherwise in item 4. For a discussion of refinancing by the Bundesbank see "Regulation and Supervision of WestLB in the Federal Republic of Germany--Powers of the Bundesbank Affecting WestLB's Conduct of Business."

Supp.  Note 3.  Treasury bills and discounted treasury notes.

         Discounted treasury notes are short-term and medium-term notes with a maturity of no longer than two years, issued by federal or state governments of Germany or foreign governments, or by special entities of the German federal government such as the federal railroad system (Deutsche Bundesbahn) and the federal postal system (Deutsche Bundespost). These notes usually do not bear interest but are sold on a discounted basis like drafts.

         Treasury bills are drafts drawn by federal or state governments of Germany or by such special entities of the federal government as described in the preceding paragraphs or foreign governments. Treasury bills are sold on a discounted basis.

Supp.  Note 4.  Claims on banks.

         This item includes all amounts due from German and non-German banks, unless the obligations are bills of exchange (drafts) meeting the requirements of Item 2 b) notes, bonds and other interest bearing securities that qualify for listing on a stock exchange (entered in Item 5 b) bb).

Supp.  Note 5.  Claims on customers.

         This item includes all amounts due from customers that are not banks, unless the obligations are bills of exchange (drafts) meeting the requirements of Item 2 b) notes, or bonds and other interest-bearing securities that qualify for listing on a stock exchange (entered in Item 5).

         Item 4 includes mortgage-secured loans (Hypothekendarlehen) made by WestLB that meet certain requirements of the Mortgage Bank Act

(Hypothekenbankgesetz). Such loans may be used as security (cover) for mortgage-backed bonds issued by WestLB (Hypothekenpfandbriefe). Item 4 also includes loans to public authorities and entities organized under public law (Kommunalkredite). These are loans, e.g., to municipalities, counties, special purpose associations of municipalities and counties, and other entities and associations established under public law (Anstalten und Korperschaften) and to member states of the European Union and their territorial subdivisions meeting certain requirements, and loans guaranteed by such entities. Such loans may be used as security (cover) for public debt-backed bonds issued by WestLB (offentliche Pfandbriefe). See "The Business of WestLB--Funding--Table Capital Market Borrowings."

Supp.  Note 6.  Bonds and other interest-bearing securities.

         This item includes interest-bearing debt securities that are qualified for listing on a stock exchange, such as bearer securities, negotiable securities that are part of an offering, bills of exchange and discounted notes of public authorities that do not meet the conditions of Item 2 a) and other money market instruments (such as commercial paper, euro-notes, certificates of deposit, medium-term (up to four years) interest-bearing notes in bearer form (Kassenobligationen) and book-entry securities).

Supp.  Note 7.  Collateral for Deutsche Bundesbank advances.

         Bonds that are eligible as collateral for Lombard loans from the Deutsche Bundesbank must be presented separately on the balance sheet even if they are already serving as collateral for other obligations. Eligible securities are set forth on a list of securities eligible as collateral maintained by the Deutsche Bundesbank. Lombard loans are short-term loans extended by the Bundesbank to banks that are secured by collateral and usually bear interest at a rate of 1% over the Bundesbank discount rate.

Supp.  Note 8.  Bonds issued by the Bank.

         This item consists of securities of a type qualified for listing on a stock exchange that were issued by WestLB in a public offering and later repurchased by WestLB. Securities issued by WestLB that do not qualify for listing on a stock exchange and that were repurchased by WestLB are deducted from Item 3 a) on the liabilities side of the Balance Sheet.

         WestLB purchases and holds its own notes and bonds for purposes of price support of WestLB's securities issues.

Supp.  Note 9.  Shares and other non interest-bearing securities.

         This item includes shares that are not contained in Items 7, 8 or 9. It also includes profit participation certificates (Genussscheine) that are bearer or negotiable instruments and that qualify for listing on a stock exchange, and all other non interest-bearing securities that are listed on a stock exchange.

Supp. Note 10. Equity investments in non-affiliated companies; equity investments in affiliated companies; equity investments in associated companies.

         An "equity investment" (Beteiligung) as defined in Section 271(1) of the German Commercial Code is a direct or indirect equity investment in another enterprise that WestLB intends to hold on a long-term basis in order to establish a permanent relationship that contributes to its own business. Equity interests of 20% or more are subject to a rebuttable presumption that they are equity investments (Beteiligungen).

         "Affiliated companies" (verbundene Unternehmen) within the meaning of
Section 271(2) of the German Commercial Code are companies (i) that are wholly or more than 50%-owned, or otherwise controlled, by WestLB, (ii) WestLB's interest in which is characterized as an equity investment (Beteiligung), and
(iii) which must be fully consolidated with WestLB in accordance with Section 290 of the German Commercial Code. Thus, WestLB's investment in all affiliated companies are equity investments (Beteiligungen).

         An equity investment (Beteiligung) can be an investment (i) in an affiliated company or (ii) a company that is not an affiliated company if the conditions of Section 271(1) of the German Commercial Code are met. Item 7 refers to equity investments in companies that are not affiliated companies, whereas Item 9 refers to equity investments in affiliated companies.

         If a parent company which is included in the consolidated financial statements can exercise a significant influence over the business and financial policies of a second company which is not included in the consolidation and in which the parent company has an investment pursuant to Section 271(1) of the German Commercial Code (Beteiligung), then the second company is an "associated company" (assoziiertes Unternehmen) as defined in Section 311 of the German Commercial Code. A significant influence will be presumed if the parent company holds at least 20% of the voting rights of the other company. Equity investments (Beteiligungen) in associated companies are equity in non-affiliated companies but must be shown in the consolidated balance sheet under a separate heading. A significant influence will be presumed if the parent company holds at least 20% of the voting rights of the other company. Item 8 refers to equity investments in associated companies.

         Companies in which a company owns at least 20% of the capital must also be listed pursuant to Section 285 No. 11 of the German Commercial Code in the Notes to Annual Accounts required by the German Commercial Code. Such Notes for the years beginning January 1, 1993 indicate which of the companies listed pursuant to Section 285 No. 11 of the German Commercial Code are affiliated companies. See "Notes to Annual Accounts Required by the German Commercial Code--Notes to the 1996 Annual Accounts of the WestLB Group--Group Companies of WestLB" and "Main Equity Investments of WestLB."


Supp.  Note 11.  Trust assets; trust liabilities.

         The major portion of "trust assets" and "trust liabilities" consist of fiduciary loans that are loans made by WestLB in WestLB's name but on behalf of other entities with funds entirely supplied by, and for a purpose and on terms specified by, such other entities. WestLB has liability only for its duties as trustee of the other entities' funds and bears no credit risks with respect to fiduciary loans. See "The Business of WestLB--Trust Assets." An equal amount appears under fiduciary loans on both the assets side and the liabilities side of the Balance Sheet.

Supp.  Note 12.  Equalization claims against public authorities.

         This item consists of adjustment claims against the North Rhine-Westphalia state or German federal government provided to financial institutions in connection with the currency reform after the Second World War and the integration of the former German Democratic Republic (Deutsche Demokratische Republic) in connection with the German reunification in amounts equal to deficits otherwise existing at such times.

Supp.  Note 13.  Fixed assets.

         This item includes land and buildings used by WestLB and the WestLB Group, respectively, for its business activities and furniture and office equipment. See "Notes to Annual Accounts Required by the German Commercial Code--Notes to the 1996 Consolidated Annual Accounts of the WestLB Group" and "Notes to the 1996 Unconsolidated Annual Accounts of WestLB"--"Fixed Assets."

Supp.  Note 14.  Deferred items.

         This item reflects the fact that the balance sheet must show all transactions which result in receipts or payments irrespective whether these amounts become effective as income or expenses in the year of the transaction or the following years. Deferred items on the asset side of the balance sheet represent payments that become expenses after the date of the balance sheet. Deferred items on the liability side of the balance sheet represent receipts that become income at a certain time after the date of the balance sheet. See "Notes to Annual Accounts Required by the German Commercial Code--Notes to the 1996 Consolidated Annual Accounts of the WestLB Group" and "Notes to the 1996 Unconsolidated Annual Accounts of WestLB--Deferred Items."

Supp.  Note 15.  Liabilities to banks.

         This item includes all kinds of liabilities to German and non-German credit institutions, unless the liabilities are certificated liabilities (entered in Item 3). Item 1 includes, among others, registered debt securities, negotiable debt securities that are not part of an offering, registered money market instruments, and obligations arising out of securities transactions or arising out of settlement accounts and obligations arising from bills of exchange (drafts) sold by WestLB for which no payment has been received by WestLB from its customers.

Supp.  Note 16.  Liabilities to customers.

         This item includes all kinds of liabilities to German and non-German customers other than banks, unless these obligations are certificated liabilities (Item 3). Item 2 includes, among others, savings deposits, registered debt securities, negotiable debt securities that are not part of an offering, and registered money market instruments.

Supp.  Note 17.  Certificated liabilities.

         Certificated liabilities are debt obligations that are evidenced by a transferable certificate other than a certificate registered in the name of the holder. "Bonds issued by the Bank" are bearer notes and bonds and negotiable notes and bonds that are part of an offering, in each case irrespective of whether they qualify for listing on a stock exchange or not. Securities issued by WestLB that do not qualify for listing on a stock exchange and that were repurchased by WestLB are deducted from Item 3 a) on the liabilities side of the Balance Sheet. "Money market paper" are bearer securities, and negotiable securities that are part of an offering, irrespective of whether they qualify for listing on a stock exchange.

         For a description of the types, amounts and maturities of and interest rates on bonds and notes issued by WestLB, see "Funding."

         In addition to the bonds and notes included in this item, WestLB issues registered mortgage backed bonds and registered public debt-backed bonds to creditors of WestLB's liabilities included in liability Items 1 and 2 as security for such liabilities.

Supp.  Note 18.  Special item with partial reserve character.

         This item represents the reserves pursuant to Section 6b of the German Income Tax Law (Einkommenssteuergesetz). See "Notes to Annual Accounts Required by the German Commercial Code Notes to the 1995 Consolidated Annual Accounts of the WestLB Group" and "Notes to the 1995 Unconsolidated Annual Accounts of WestLB"--"Special Reserves."

Supp.  Note 19.  Profit participation capital.

         Capital paid in consideration of profit participation rights (Genussscheine) meeting certain conditions set forth in the German Banking Law, including the requirements that it be subordinated to all other creditors and participate in the bank's losses. A Genussschein is part of a bank's liable capital if it meets certain requirements established by the German Banking Law, principally:

                  (i) if it participates in full in any loss and the bank is obligated in case of loss to postpone interest payments;

                  (ii) if it is agreed that in case of bankruptcy or liquidation of the bank, it can be paid back only after all non-subordinated creditors have been satisfied;

                  (iii) if it has been placed at the bank's disposal for at least 5 years and cannot be prepaid upon demand of the creditor. (The 5-year period does not apply if a change in tax law results in the payment of additional interest and the capital is replaced by other liable capital of at least equal ranking); and

                  (iv) as long as any claim for repayment is not due, or by virtue of the agreement cannot become due, in less than two years.

Supp.  Note 20.  Fund for general bank risks.

         Section 340g of the German Commercial Code permits the creation of a special reserve to protect against the general risks inherent in the business of banking to the extent this is necessary in accordance with a prudent commercial evaluation. The fund for general banking risks counts as Liable Capital and, in particular, as Core Capital. See "Regulation and Supervision of WestLB in the Federal Republic of Germany--Regulation by the German Federal Banking Supervisory Authority."

Supp.  Note 21.  Equity capital.

         See "Capitalization of WestLB."

Supp.  Note 22.  Statutory reserves.

         Pursuant to Section 26 of the statutes (Satzung) for WestLB, at least 10% of WestLB's net income for each year must be allocated to the reserves.

Supp.  Note 23.  Other reserves.

         This item comprises all additional reserves from retained earnings, which are not required by WestLB statutes or law.

Supp.  Note 24.  Group reserves.

         The deduction from the retained earnings reserve is a result of a higher differential amount on the asset side of the balance sheet caused by the capital consolidation. This item represents adjustments equal to the difference between equity capital in consolidated companies held by WestLB and the book value of such companies if the book value is less than such portion of the capital.

Supp. Note 25. Contingent liabilities relating to negotiated bills of exchange.

         This item does not include liabilities in connection with instruments deposited with the Bundesbank as collateral for lombard loans or for purposes of repurchase agreements.


Supp.  Note 26.  Liabilities from guaranties and indemnity agreements.

         This item includes contingent liabilities in respect of guaranties, avals on bills of exchange, check guaranties and indemnity agreements.

Supp.  Note 27.  Administered funds.

         Administered funds are loans made by WestLB in the name of other entities with funds entirely supplied by, and for the purpose and on terms specified by, such entities. WestLB has liability only for its duties as trustee of the other entities' funds and bears no credit risk.

Supp. Note 28. Income from equity investments in non-affiliated, affiliated and associated companies.

         See Supp. Note 10 for description of equity investments (Beteiligungen) in affiliated, non-affiliated and associated enterprises.

Supp. Note 29. Write-downs and value adjustments on loans and certain securities, as well as allocations to loan loss provisions.

         See Supp. Note 20 and "The Business of WestLB--Loan Portfolio Risks and Reserves."

Supp. Note 30. Income from reevaluation of equity investments in non-affiliated companies, equity investments in affiliated companies and securities treated as fixed assets.

         See Supp. Note 10. The amount listed represented the difference between the book value of an equity investment in an affiliated or non-affiliated enterprise and its disposition price.

                      [This page intentionally left blank]

                                   EXHIBIT B

           SUMMARY OF MATERIAL DIFFERENCES BETWEEN GENERALLY ACCEPTED
                 GERMAN AND UNITED STATES ACCOUNTING PRINCIPLES

     The information set forth below has been provided by WestLB. None of the Trust, the Depositor, Lehman Brothers Inc. nor any of their respective affiliates takes any responsibility for the accuracy or completeness of such information.

     The audited annual accounts of WestLB and the WestLB Group for the years ended December 31, 1996 and 1995 have been prepared in accordance with generally accepted accounting principles in Germany ('German GAAP'), which emphasize the concept of 'prudence' in the presentation of the annual accounts in order to protect the interest of creditors and various practices, laws and regulations of Germany. WestLB Group's and WestLB's Annual Accounts included as Exhibit A to this Prospectus Supplement differ in certain substantial respects from annual accounts prepared in accordance with the accounting and financial reporting practices followed in the United States and have not been prepared in accordance with the accounting rules and regulations adopted by the Securities and Exchange Commission under the Securities Act of 1933. It is not feasible to prepare and present the various annual accounts of WestLB Group or WestLB in accordance with practices and principles followed in the United States.

     The following is a summary of the material differences between German GAAP and generally accepted accounting principles in the United States ('U.S. GAAP') at December 31, 1996 and July 3, 1997:

     1. Receivables (loans) and liabilities are classified under German GAAP according to their original maturity or the period after which the obligor thereof may, or may be required to, repay in full such receivables or liabilities at the earliest after inception, rather than according to their remaining maturity as of the balance sheet date as under U.S. GAAP. In contrast to U.S. GAAP, which divide receivables and liabilities into current assets and debt with a remaining maturity of up to one year and long-term assets and debt with a remaining maturity of one year or longer, German GAAP for credit institutions require that a bank divide receivables and liabilities on its balance sheet into short-term assets and debt that are either payable on demand, have an original maturity of less than four years or may be, or may be required to be, repaid in full in less than four years after inception and long-term assets and debt that have an original maturity of four years or longer and may be, or may be required to be, repaid in full at the earliest at or after four years after inception.

     2. Under German GAAP, assets are categorized as fixed assets (Anlagevermogen) or current assets (Umlaufvemogen). Fixed assets are assets deemed to be held for permanent use or investment and current assets are deemed not to be held for permanent use or investment. Fixed assets and current assets are valued differently. Current assets are valued individually based on a strict minimum value principle at the lower of historic cost (the original purchase price) and market value.

        Fixed assets are valued based upon a modified minimum value principle according to which the historic cost (the original purchase price) is only subject to an exceptional depreciation where a permanent impairment in value is anticipated. Once the value of an asset has been written down, its book value is permitted, but is not required, to be readjusted to the historic cost when the reasons for the write-down are no longer applicable. The book value of an asset, therefore, may be lower than both market value on the balance sheet date and historic cost.

     Non-investment securities (current assets) are valued individually under the strict 'minimum value principle', that is, at the lower of historic cost (the original purchase price) or book value or market value. Once the value of a security has been written down, its book value is permitted, but is not required, to be readjusted to the historic cost when the reason for the write-downs is no longer applicable. The book value of a security, therefore, may be lower than both market value on the balance sheet date and historic cost. In general, investment securities (fixed assets) are not valued, or are not permitted to be valued, under the strict 'minimum value principle' and can instead be valued at historic cost.

     Securities are defined in section 7 of the Regulation on Accounting by Credit Institutions (Verordnung uber die Rechnungslegung der Kreditinstitute); in the balance sheet they are disclosed under 'Bonds and other interest-bearing securities' and 'Shares and other non-fixed income securities'. In disclosing income and expense, a distinction is made between securities held in trading portfolios and those held as liquidity reserves (securities which are neither treated as fixed assets nor held for trading purposes). In both cases the securities are carried as current assets and are valued, for each type of security separately, at the lower of average values and market value at the balance sheet date. Securities held as liquidity reserves are stated net of the general banking risk reserves allowed by Section 340f of the German Commercial Code (Handelsgesetzbuch).

     Equity investments (Beteiligungen) in non-affiliated and affiliated enterprises are valued at cost. In the consolidated balance sheet the significant investments in associated companies are included according to the equity method of accounting based on the WestLB Group's holding of equity in the respective company.

     3. German GAAP, unlike U.S. GAAP, permit credit institutions like WestLB to create loss risk provisions that, in accordance with German law, are not disclosed. Provisions for risks are dealt with as follows under German
        GAAP:

          (a) The credit risk of the loan portfolio is continuously assessed with respect to each individual exposure. Specific provisions are established by writing down the book value of each such item according to its assessed risk. In addition, a general provision is established for risk that is not individually identifiable but is inherent in the loan portfolio. Like specific provisions, general provisions are deducted from the assets reserved against and are therefore not shown separately on the balance sheet.

          (b) Under German law, in order to create a general provision for risks inherent in a bank's business, banks are permitted to record in the balance sheet assets at a lower value than would otherwise be required by specific valuation procedures. Moreover, with respect to presentation in the profit and loss account, banks are permitted to offset (without disclosure) profits from the sale of certain securities (in the so-called liquidity portfolio, see paragraph 2 above) and the revaluation of receivables (i.e., payments received on loans previously written-off or write-backs of risk provisions) against write-downs of the respective receivables and securities. Based on the foregoing, WestLB discloses the net result from movements in risk provisions and management of the liquidity portfolio.

PROSPECTUS

                               TRUST CERTIFICATES
                              (ISSUABLE IN SERIES)

                             LEHMAN ABS CORPORATION
                                   DEPOSITOR

     The Trust Certificates (the 'Certificates') offered hereby and by supplements (each a 'Prospectus Supplement') to this Prospectus will be offered from time to time in one or more series (each a 'Series') and in one or more classes within each such Series (each a 'Class'), denominated in dollars or in one or more foreign or composite currencies, including the European Currency Unit ('ECU'). Certificates of each respective Series and Class will be offered on terms to be determined at the time of sale as described in the related Prospectus Supplement accompanying the delivery of this Prospectus. Certificates may be sold for United States dollars or for one or more foreign or composite currencies, and the principal of, premium on, if any, and any interest to be distributed in respect of Certificates may be payable in United States dollars or in one or more foreign or composite currencies. Each Series and Class of Certificates may be issuable as individual securities in registered form without coupons ('Registered Certificates') or in bearer form with or without coupons attached ('Bearer Certificates') or as one or more global securities in registered or bearer form (each a 'Global Security').

     Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a publicly issued, fixed income debt security or a pool of such debt securities (the 'Underlying Securities'), together with certain other assets described herein and in the related Prospectus Supplement (such assets, together with the Underlying Securities, the 'Deposited Assets'), to be deposited in a trust (the 'Trust') for the benefit of holders of Certificates of such Series ('Certificateholders') by Lehman ABS Corporation (the 'Depositor') pursuant to a Trust Agreement and a series supplement thereto with respect to any given Series (collectively, the 'Trust Agreement') among the Depositor, the administrative agent, if any (the 'Administrative Agent') and the trustee (the 'Trustee') named in the related Prospectus Supplement. The Underlying Securities will be purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor), and will not be acquired from the obligor with respect thereto or pursuant to any distribution by or agreement with any such obligor. The Underlying Securities discussed herein and in the related Prospectus Supplement represent (i) an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged, (ii) an obligation of one or more U.S. government sponsored entities, (iii) Government Trust Certificates ('GTCs') (provided that such GTCs, together with any AID-Guaranteed Underlying Securities (as defined below), shall not account for 20% or more of the aggregate cash flows on the Underlying Securities securing any Series of Certificates), or (iv) obligations guaranteed by the United States Agency for International Development pursuant to the AID Housing Guaranty Program ('AID-Guaranteed Underlying Securities') (provided that such AID-Guaranteed Underlying Securities, together with any GTCs, shall not account for 20% or more of the aggregate cash flows on the Underlying Securities securing any Series of Certificates). If so specified in the related Prospectus Supplement, the Trust for a Series of Certificates may also include, or the Certificateholders of such Certificates may have the benefit of, any combination of insurance policies, letter of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Deposited Assets (collectively, 'Credit Support'). See 'Description of Certificates' and 'Description of Deposited Assets and Credit Support.'

     Each Class of Certificates of any Series will represent the right, which may be senior to those of one or more of the other Classes of such Series, to receive specified portions of payments of principal, interest and certain other amounts on the Deposited Assets in the manner described herein and in the related Prospectus Supplement. A Series may include two or more Classes differing as to the timing, sequential order or amount of distributions of principal, interest or premium and one or more Classes within such Series may be subordinated in certain respects to other Classes of such Series.

     Except as otherwise provided herein and in the applicable prospectus supplement, the Depositor's only obligations with respect to each Series of Certificates will be, pursuant to certain representations and warranties concerning the Deposited Assets, to assign and deliver the Deposited Assets and certain related documents to the applicable Trustee and, in certain cases, to provide for the Credit Support, if any. The principal obligations of an Administrative Agent, if any is named in the applicable Prospectus Supplement, with respect to a Series of Certificates will be pursuant to its contractual administrative obligations and, only as and to the extent provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Deposited Assets. See 'Description of the Certificates--Advances in Respect of Delinquencies.'

     The Certificates of each Series will not represent an obligation of or interest in the Depositor, any Administrative Agent or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor the Deposited Assets (unless, and only as and to the extent otherwise specified in such Prospectus Supplement) will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, any Administrative Agent or their respective affiliates.

     Prospective investors should consider the factors set forth herein under 'Risk Factors,' beginning on page 4.


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Certificates may be offered and sold to or through underwriters, through dealers or agents or directly to purchasers, as more fully described under 'Plan of Distribution' and in the related Prospectus Supplement. This Prospectus may not be used to consummate sales of Certificates offered hereby unless accompanied by a Prospectus Supplement.

                                LEHMAN BROTHERS

November 15, 1995

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Certificates to be offered thereby and hereby will set forth, among other things, the following with respect to such Series: (a) the specific designation and aggregate principal amount, (b) the currency or currencies in which the principal (the 'Specified Principal Currency'), premium, if any (the 'Specified Premium Currency'), and any interest (the 'Specified Interest Currency') are distributable (the Specified Principal Currency, the Specified Premium Currency and the Specified Interest Currency being collectively referred to as the 'Specified Currency'), (c) the number of Classes of such Series and, with respect to each Class of such Series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations, (d) certain information concerning the type, characteristics and specifications of the Deposited Assets and any Credit Support for such Series or Class, (e) the relative rights and priorities of each such Class (including the method for allocating collections from the Deposited Assets to the Certificateholders of each Class and the relative ranking of the claims of the Certificateholders of each Class to such Deposited Assets), (f) the name of the Trustee and the Administrative Agent, if any, for such Series, (g) the Pass Through Rate (as defined below) or the terms relating to the applicable method of calculation thereof, (h) the time and place of distribution (each such date, a 'Distribution Date') of any interest, premium (if any) and/or principal, (i) the date of issue, (j) the scheduled final Distribution Date, if applicable, (k) the offering price, (l) any exchange, whether mandatory or optional, the redemption terms and any other specific terms of Certificates of each such Series or Class. See 'Description of Certificates--General' for a listing of other items that may be specified in the applicable Prospectus Supplement.

                             AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission'). Reports and other information concerning the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Depositor does not intend to send any financial reports to Certificateholders.

     The Depositor has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act'), relating to the Certificates. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Secretary of Lehman ABS Corporation, 3 World Financial Center, New York, New York 10285. Telephone requests for such copies should be directed to the Secretary of Lehman ABS Corporation at (212) 526-5594.

                         REPORTS TO CERTIFICATEHOLDERS

     Except as otherwise specified in the applicable Prospectus Supplement, unless and until Definitive Certificates are issued, on each Distribution Date unaudited reports containing information concerning the related Trust will be prepared by the related Trustee and sent on behalf of each Trust only to Cede & Co. ('Cede'), as nominee of DTC and registered holder of the Certificates. See 'Description of Certificates--Global Securities' and 'Description of the Trust Agreement--Reports to Certificateholders; Notice.' Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act.

                         IMPORTANT CURRENCY INFORMATION

     Purchasers are required to pay for each Certificate in the Specified Principal Currency for such Certificate. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a Certificate having a Specified Principal Currency other than U.S. dollars, Lehman Brothers Inc. (the 'Offering Agent') will arrange for the exchange of U.S. dollars into such Specified Principal Currency to enable the purchaser to pay for such Certificate. Such request must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of such Certificate or by such later date as is determined by the Offering Agent. Each such exchange will be made by the Offering Agent on such terms and subject to such conditions, limitations and charges as the Offering Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

     References herein to 'U.S. dollars,' 'U.S.$,' USD, 'dollar' or '$' are to the lawful currency of the United States.

                                  RISK FACTORS

     Limited Liquidity. There will be no market for any Series (or Class within such Series) of Certificates prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of such Certificates.

     Certain Legal Aspects. The applicable Prospectus Supplement may set forth certain legal considerations that are applicable to a specific Series (or Class or Classes within such Series) of Certificates being offered in connection with that Prospectus Supplement or the assets deposited in or assigned to the related Trust.

     Limited Obligations and Interests. The Certificates will not represent a recourse obligation of or interest in the Depositor or any of its affiliates. Unless otherwise specified in the applicable Prospectus Supplement, the Certificates of each Series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, any Person affiliated with the Depositor or the Issuer, or any other Person. The obligations, if any, of the Depositor with respect to the Certificates of any Series will only be pursuant to certain limited representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If, for example, the Depositor were required to repurchase an Underlying Security with respect to which the Depositor has breached a representation or warranty, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of such Underlying Security to the Depositor, or from a reserve fund established to provide funds for such repurchases. The Depositor has no obligation to establish or maintain any such reserve fund.

     Credit Support; Limited Assets. Although the Trust for any Series (or Class of such Series) of Certificates may include, or the Certificateholders of such Certificates may have the benefit of, certain assets which are designed to support the payment upon, or otherwise ensure the servicing or distribution with respect to, the Deposited Assets related to such Series or Class as described in the related Prospectus Supplement, the Certificates do not represent obligations of the Depositor, any Administrative Agent or any of their affiliates and, unless otherwise specified in the applicable Prospectus Supplement, are not insured or guaranteed by the Depositor, any Administrative Agent, any of their affiliates or any other person or entity. Accordingly, Certificateholders' receipt of distributions in respect of the Certificates will depend entirely on the performance of and the Trust's receipt of payments with respect to the Deposited Assets and any Credit Support identified in the related Prospectus Supplement. See 'Description of Deposited Assets and Credit Support.'

     Maturity and Redemption Considerations. The timing of distributions of interest, premium (if any) and principal of any Series (or of any Class within such Series) of Certificates is affected by a number of factors, including the performance of the related Deposited Assets, the extent of any early redemption, repayment or extension of maturity with respect to the related Underlying Securities and the manner and priority in which collections from such Underlying Securities and any other Deposited Assets are allocated to each Class of such Series. Certain of these factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related Prospectus Supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and certain other terms applicable to such Underlying Securities and any other Deposited Assets. See 'Maturity and Yield Considerations.'

     Tax Considerations. The Federal income tax consequences of the purchase, ownership and disposition of the Certificates and the tax treatment of the Trust will depend on the specific terms of the Certificates, the Trust, any Credit Support and the Deposited Assets. See the description under 'Certain Federal Income Tax Considerations' in the related Prospectus Supplement.

     Ratings of the Certificates. At the time of issue, the Certificates of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies (a 'Rating Agency'). Unless otherwise specified in the applicable Prospectus Supplement, the rating of any Series or Class of Certificates is based primarily on the related Deposited Assets and any Credit Support and the relative priorities of the Certificateholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Deposited Assets and any Credit Support. The rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. Any Class or Classes of a given Series of Certificates may not be offered pursuant to this Prospectus, in which case such Class or Classes may or may not be rated in an investment grade category by a Rating Agency.

     Global Securities. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series (or, if more than one Class exists, each Class of such Series) will initially be represented by one or more Global

Securities deposited with, or on behalf of, a Depositary (as defined below) and will not be issued as individual definitive Certificates to the purchasers of such Certificates. Consequently, unless and until such individual definitive Certificates of a particular Series or Class are issued, such purchasers will not be recognized as Certificateholders under the Trust Agreement. Hence, until such time, such purchasers will only be able to exercise the rights of Certificateholders indirectly through the Depositary and its respective participating organizations and, as a result, the ability of any such purchaser to pledge that Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Certificate, may be limited. See 'Description of Certificates--Global Securities' and any further description contained in the related Prospectus Supplement.

     Currency Risks. The Certificates of any given Series (or Class within such Series) may be demonstrated in a currency other than U.S. dollars to the extent specified in the applicable Prospectus Supplement. This Prospectus does not describe all the risks of an investment in such Certificates, and the Depositor disclaims any responsibility to advise prospective purchasers of such risks as they exist from time to time. Prospective purchasers of such Certificates should consult their own financial and legal advisors as to the risks entailed by an investment in such Certificates denominated in a currency other than U.S. dollars. See 'Currency Risks.'

     Passive Nature of the Trust. The Trustee with respect to any Series of Certificates will hold the Deposited Assets for the benefit of the Certificateholders. Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any GSE Issuer or the value of the Deposited Assets. Under certain circumstances the holders of the Certificates may direct the Trustee to dispose of the Underlying Securities or take certain other actions in respect of the Deposited Assets.

     In addition, the Prospectus Supplement for each Series of Certificates will set forth information regarding additional risk factors, if any, applicable to such Series (and each Class within such Series).

                                  THE COMPANY

     The Depositor was incorporated in the State of Delaware on January 29, 1988, as an indirect, wholly-owned, limited-purpose subsidiary of Lehman Brothers Inc. The principal office of the Depositor is located in 3 World Financial Center, New York, New York 10285. Its telephone number is (212) 526-5594.

     The Certificate of Incorporation of the Depositor provides that the Depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell Certificates. The Certificate of Incorporation of the Depositor provides that any securities, except for subordinated securities, issued by the Depositor must be rated in one of the four highest categories available by any Rating Agency rating the Series. Formation of a grantor trust will not relieve the Depositor of its obligation to issue only securities, except for subordinated securities, rated in one of the four highest rating categories. Pursuant to the terms of the Trust Agreement, the Depositor may not issue any securities which would result in the lowering of the then current ratings of the outstanding Certificates of any Series.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds to be received from the sale of each Series or Class of Certificates (whether or not offered hereby) will be used by the Depositor to purchase the related Deposited Assets and arrange certain Credit Support including, if specified in the related Prospectus Supplement, making required deposits into any reserve account or the applicable Certificate Account (as defined below) for the benefit of the Certificateholders of such Series or Class. Any remaining net proceeds, if any, will be used by the Depositor for general corporate purposes.

                             FORMATION OF THE TRUST

     The Depositor will assign the Deposited Assets for each Series of Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Certificateholders of such Series. See 'Description of the Trust Agreement --Assignment of Deposited Assets.' The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Trust Agreement and will receive a fee for such services (the 'Trustee's Fee'). Any Administrative Agent named in the applicable Prospectus Supplement will perform such tasks as are specified therein and in the Trust Agreement and will receive a fee for such services (the 'Administration Fee') as specified in the Prospectus Supplement. See 'Description of the Trust Agreement--Collection and Other Administrative Procedures' and '--Retained Interest; Administrative Agent Compensation and Payment of Expenses.' The Trustee or an Administrative Agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

     Unless otherwise stated in the Prospectus Supplement, the Depositor's assignment of the Deposited Assets to the Trustee will be without recourse. To the extent provided in the applicable Prospectus Supplement, the obligations of an Administrative Agent so named therein with respect to the Deposited Assets will consist primarily of its contractual administrative obligations, if any, under the Trust Agreement, its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under 'Description of the Trust Agreement--Advances in Respect of Delinquencies,' and its obligations, if any, to purchase Deposited Assets as to which there has been a breach of certain representations and warranties or as to which the documentation is materially defective. The obligations of an Administrative Agent, if any, named in the applicable Prospectus Supplement to make advances will be limited to amounts which any such Administrative Agent believes ultimately would be recoverable under any Credit Support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes. See 'Description of the Trust Agreement--Advances in Respect of Delinquencies.'


     Unless otherwise provided in the related Prospectus Supplement, each Trust will consist of (i) such Deposited Assets, or interests therein, exclusive of any interest in such assets (the 'Retained Interest') retained by the Depositor or any previous owner thereof, as from time to time are specified in the Trust Agreement; (ii) such assets as from time to time are identified as deposited in the related Certificate Account; (iii) property, if any, acquired on behalf of Certificateholders by foreclosure or repossession and any revenues received thereon; (iv) those elements of Credit Support, if any, provided with respect to any Class within such Series that are specified as being part of the related Trust in the applicable Prospectus Supplement, as described therein and under 'Description of Deposited Assets and Credit Support--Credit Support'; (v) the rights of the Depositor under the agreement or agreements entered into by the Trustee on behalf of the Certificateholders which constitute, or pursuant to which the Trustee has acquired, such Deposited Assets; and (vi) the rights of the Trustee in any cash advances, reserve fund or surety bond, if any, as described under 'Description of the Trust Agreement--Advances in Respect of Delinquencies.'

     In addition, to the extent provided in the applicable Prospectus Supplement, the Depositor will obtain Credit Support for the benefit of the Certificateholders of any related Series (or Class within such Series) of Certificates.

                       MATURITY AND YIELD CONSIDERATIONS

     Each Prospectus Supplement will, to the extent applicable, contain information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Underlying Securities with respect to the foregoing will, unless otherwise specified in the applicable Prospectus Supplement, affect the weighted average life of the related Series of Certificates.

     The effective yield to holders of the Certificates of any Series (and Class within such Series) may be affected by certain aspects of the Deposited Assets or any Credit Support or the manner and priorities of allocations of collections with respect to such Deposited Assets between the Classes of a given Series. With respect to any Series of Certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such Series (or Class within such Series) may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity thereof. A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a GSE Issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of a GSE Issuer will be repaid prior to its stated maturity.

     Unless otherwise specified in the related Prospectus Supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of certain Underlying Security Events of Default (as defined below). The maturity and yield on the Certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Outstanding Debt Securities by the holders thereof. See 'Description of the Deposited Assets--Underlying Securities Indenture.'

     The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

     The yield to maturity of any Series (or Class) of Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, to the extent that the Pass-Through Rate for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Certificates representing an interest in a pool of corporate debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such Certificates may affect the yield thereon.

     The Prospectus Supplement for each Series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Deposited Assets, including the applicable Underlying Securities.

                          DESCRIPTION OF CERTIFICATES

     Each Series (or, if more than one Class exists, the Classes within such Series) of Certificates will be issued pursuant to a Trust Agreement and a separate series supplement thereto among the Depositor, the Administrative Agent, if any, and the Trustee named in the related Prospectus Supplement, a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the Trust Agreement (as so supplemented) may vary depending upon the nature of the Certificates to be issued thereunder and the nature of the Deposited Assets, Credit Support and related Trust. The following summaries describe certain provisions of the Trust Agreement which may be applicable to each Series of Certificates. The applicable Prospectus Supplement for a Series of Certificates will describe any provision of the Trust Agreement that materially differs from the description thereof contained in this Prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Certificates. Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any Series, the term 'Certificate' refers to all the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.

     A copy of the applicable series supplement to the Trust Agreement relating to each Series of Certificates issued from time to time will be filed by the Depositor as an exhibit to a Current Report on Form 8-K to be filed with the Commission following the issuance of such Series.

GENERAL

     There is no limit on the amount of Certificates that may be issued under the Trust Agreement, and the Trust Agreement will provide that Certificates of the applicable Series may be issued in multiple Classes (Section 5.01). The Series (or Classes within such Series) of Certificates to be issued under the Trust Agreement will represent the entire beneficial ownership interest in the Trust for such Series created pursuant to the Trust Agreement and each such Class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such Trust, all as identified and described in the applicable Prospectus Supplement. See 'Description of Deposited Assets and Credit Support-- Collections.'

     Reference is made to the related Prospectus Supplement for a description of the following terms of the Series (and, if applicable, Classes within such Series) of Certificates in respect of which this Prospectus and such Prospectus Supplement are being delivered: (i) the title of such Certificates; (ii) the Series of such Certificates and, if applicable, the number and designation of Classes of such Series; (iii) certain information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related Trust by the Depositor (and, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related Credit Support, certain information concerning the terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained);
(iv) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each Class thereof; (v) the dates on which or periods during which such Series or Classes within such Series may be issued (each, an 'Original Issue Date'), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such Series or Classes within such Series will be distributable; (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the Certificateholders of each such Class); (vii) whether the Certificates of such Series or each Class within such Series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the 'Pass-Through Rate') for each such Class including the applicable rate, if fixed (a 'Fixed Pass-Through Rate'), or the terms relating to the particular method of calculation thereof applicable to such Series or each Class within such Series, if variable (a 'Variable Pass-Through Rate'); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates, if any; (viii) the option, if any, of any Certificateholder of such Series or Class to withdraw a portion of the assets of the Trust in exchange for surrendering such Certificateholder's Certificate or of the Depositor or Administrative Agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with the Depositor's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Depositor Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;
(ix) the rating of each Series or each Class within such Series offered hereby (provided, however, that one or more Classes within such Series not offered hereunder may be unrated or may be rated below investment grade); (x) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series or Class within such Series will be issuable;
(xi) whether the Certificates of any Class within a given Series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ('Strip Certificates'), and the applicable terms thereof; (xii) whether the Certificates of such Series or of any Class within such Series are to be issued in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined below), if other than The Depository Trust Company, for such Global Security or Securities; (xiii) if a temporary Certificate is to be issued with respect to such Series or any Class within such Series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a definitive Certificate of such Series or Class will be credited to the account of the Persons entitled thereto on such Distribution Date; (xiv) if a temporary Global Security is to be issued with respect to such Series or Class, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Definitive Certificates (as defined below) of such Series or Class and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Definitive Certificates of such Series or Class; (xv) if other than U.S. dollars, the Specified Currency applicable to the Certificates of such Series or Class for purposes of denominations and distributions on such Series or each Class within such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Depositor or a Certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such Series or Class are to be distributed pursuant to such election; (xvi) any additional Administrative Agent Termination Events (as defined below), if applicable, provided for with respect to such Class; (xvii) all applicable

Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Certificateholders of such Series and each Class within such Series required with respect to certain actions by the Depositor or the applicable Administrative Agent, if any, or Trustee under the Trust Agreement or with respect to the applicable Trust; and (xviii) any other terms of such Series or Class within such Series of Certificates not inconsistent with the provisions of the Trust Agreement relating to such Series.

     Unless otherwise indicated in the applicable Prospectus Supplement, Certificates of each Series (including any Class of Certificates not offered hereby) will be issued only as Registered Certificates in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars (Section 5.01). The authorized denominations of Registered Certificates of a given Series or Class within such Series having a Specified Currency other than U.S. dollars will be set forth in the applicable Prospectus Supplement.

     The United States Federal income tax consequences and ERISA consequences relating to any Series or any Class within such Series of Certificates will be described in the applicable Prospectus Supplement. In addition, any risk factors, the specific terms and other information with respect to the issuance of any Series or Class within such Series of Certificates on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable Prospectus Supplement relating to such Series or Class. Unless otherwise specified in the applicable Prospectus Supplement, the U.S. dollar equivalent of the public offering price or purchase price of a Certificate having a Specified Principal Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the 'Market Exchange Rate') for such Specified Principal Currency on the applicable issue date. As specified in the applicable Prospectus Supplement, such determination will be made by the Depositor, the Trustee, the Administrative Agent, if any, or an agent thereof as exchange rate agent for each Series of Certificates (the 'Exchange Rate Agent').

     Unless otherwise provided in the applicable Prospectus Supplement, Registered Certificates may be transferred or exchanged for like Certificates of the same Series and Class at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith (Section 5.04). The Depositor may at any time purchase Certificates at any price in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold or surrendered to the Trustee for cancellation of such Certificates.

DISTRIBUTIONS

     Distributions allocable to principal, premium (if any) and interest on the Certificates of each Series (and Class within such Series) will be made in the Specified Currency for such Certificates by or on behalf of the Trustee on each

Distribution Date as specified in the related Prospectus Supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the 'Determination Date'). If the Specified Currency for a given Series or Class within such Series is other than U.S. dollars, the Administrative Agent, if any, or otherwise the Trustee will (unless otherwise specified in the applicable Prospectus Supplement) arrange to convert all payments in respect of each Certificate of such Series or Class to U.S. dollars in the manner described in the following paragraph. The Certificateholder of a Registered Certificate of a given Series or Class within such Series denominated in a Specified Currency other than U.S. dollars may (if the applicable Prospectus Supplement and such Certificate so indicate) elect to receive all distributions in respect of such Certificate in the Specified Currency by delivery of a written notice to the Trustee and Administrative Agent, if any, for such Series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under 'Currency Risks--Payment Currency' below. Such election will remain in effect until revoked by written notice to such Trustee and Administrative Agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

     Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Registered Certificate of a given Series or Class within such Series having a Specified Currency other than U.S. dollars, the amount of any U.S dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all Registered Certificates. All currency exchange costs will be borne by the Certificateholders of such Registered Certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Depositor's control, in which case such distributions will be made as described under 'Currency Risks--Payment Currency' below. The applicable Prospectus Supplement will specify such information with respect to Bearer Certificates.

     Unless otherwise provided in the applicable Prospectus Supplement and except as provided in the succeeding paragraph, distributions with respect to Certificates will be made (in the case of Registered Certificates) at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement in The City of New York; provided, however, that any such amounts distributable on the final Distribution Date of a Certificate will be distributed only upon surrender of such Certificate at the applicable location set forth above (Sections 4.01 and 9.01).

     Unless otherwise specified in the applicable Prospectus Supplement,

distributions on Registered Certificates in U.S. dollars will be made, except as provided below, by check mailed to the Registered Certificateholders of such Certificates (which, in the case of Global Securities, will be a nominee of the Depositary); provided, however, that, in the case of a Series or Class of Registered Certificates issued between a Record Date (as defined below) and the related Distribution Dates, interest for the period beginning on the issue date for such Series or

Class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable Prospectus Supplement, be distributed on the next succeeding Distribution Date to the Registered Certificateholders of the Registered Certificates of such Series or Class on the related Record Date. A Certificateholder of $10,000,000 (or the equivalent thereof in a Specified Principal Currency other than U.S. dollars) or more in aggregate principal amount of Registered Certificates of a given Series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than fifteen calendar days prior to the applicable Distribution Date. Simultaneously with the election by any Certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such Certificateholder shall provide appropriate wire transfer instructions to the Trustee for such Series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

     Except as otherwise specified in the applicable Prospectus Supplement, 'Business Day' with respect to any Certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such Certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium) and (ii) if the Pass-Through Rate for such Certificate is based on LIBOR, a London Banking Day. 'London Banking Day' with respect to any Certificate means any day on which dealings in deposits in the Specified Currency of such Certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a Series or Class of Registered Certificates shall be specified as such in the applicable Prospectus Supplement.

INTEREST ON THE CERTIFICATES

     General. Each Class of Certificates (other than certain Classes of Strip Certificates) of a given Series may have a different Pass-Through Rate, which may be a fixed or variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, 'Stripped Interest') described in the related Prospectus Supplement. For purposes hereof, 'Notional Amount' means the notional principal amount specified in the applicable Prospectus Supplement on which interest on

Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Certificates herein or in a Prospectus Supplement does not indicate that such Certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term 'Notional Amount' is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related Prospectus Supplement.

     Fixed Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a fixed Pass-Through Rate ('Fixed Rate Certificates') will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for repayment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable Prospectus Supplement, the Pass-Through Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each Series or Class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

     Floating Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a variable Pass-Through Rate ('Floating Rate Certificates') will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined below) for such Series or Class at the Initial Pass-Through Rate set forth on the face thereof and in the applicable Prospectus Supplement. Thereafter, the Pass-Through Rate on such Series or Class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the 'Base Rate'), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The 'Spread' is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, and the 'Spread Multiplier' is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series or any such Class or Classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate
Certificate: (i) LIBOR (a 'LIBOR Certificate'), (ii) the Commercial Paper Rate (a 'Commercial Paper Rate Certificate'), (iii) the Treasury Rate (a 'Treasury Rate Certificate'), (iv) the Federal Funds Rate (a 'Federal Funds Rate Certificate'), (v) the CD Rate (a 'CD Rate Certificate') or (vi) such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such Prospectus Supplement and in such Certificate. The 'Index Maturity' for any Series or Class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. 'H.15(519)' means the publication entitled 'Statistical Release H.15(519), Selected Interest Rates,' or any successor publication, published by the Board of Governors of the Federal Reserve System. 'Composite Quotations' means the daily statistical release entitled 'Composite 3:30 p.m. Quotations for U.S. Government Securities' published by the Federal Reserve Bank of New York.

     As specified in the applicable Prospectus Supplement, Floating Rate Certificates of a given Series or Class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ('Maximum Pass-Through Rate') and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ('Minimum Pass-Through Rate'). In addition to any Maximum Pass-Through Rate that may be applicable to any Series or Class of Floating Rate Certificates, the Pass-Through Rate applicable to any Series or Class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Floating Rate Certificates will be governed by the law of the State of New York and, under such law as of the date of this Prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

     The Depositor will appoint, and enter into agreements with, agents (each a 'Calculation Agent') to calculate Pass-Through Rates on each Series or Class of Floating Rate Certificates. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series or Class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given Series or Class.

     The Pass-Through Rate on each Class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the 'Interest Reset Period' for such Class, and the first day of each Interest Reset Period being an 'Interest Reset Date'), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each Series, and any Class within such Series of Floating Rate Certificates will be specified in the applicable Prospectus Supplement; provided, however, that unless otherwise specified in such Prospectus Supplement, the Pass-Through Rate in effect for the ten days immediately prior to the Scheduled Final Distribution Date will be that in effect on the tenth day preceding such Scheduled Final Distribution Date. If an Interest Reset Date for any Class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such Series or Class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

     With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such Certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable Prospectus Supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Prospectus Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

     Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

     Interest on any Series (or Class within such Series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

     Upon the request of the holder of any Floating Rate Certificate of a given Series or Class, the Calculation Agent for such Series or Class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.


     (1) CD Rate Certificates. Each CD Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the 'CD Rate' for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a 'CD Rate Determination Date') for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading 'CDs (Secondary Market).' In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the 'CD Rate' for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading 'Certificates of Deposit.' If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the 'CD Rate' for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the 'CD Rate' for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial PassThrough Rate).

     The 'Calculation Date' pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

     (2) Commercial Paper Rate Certificates. Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the 'Commercial Paper Rate' for each Interest Reset Period will be determined by the

Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a 'Commercial Paper Rate Determination Date') and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading 'Commercial Paper.' In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the 'Commercial Paper Rate' for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading 'Commercial Paper.' If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the 'Commercial Paper Rate' for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated 'AA' or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the 'Commercial Paper Rate' for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

     'Money Market Yield' shall be a yield calculated in accordance with the following formula:


                             D X 360 X 100
Money Market Yield     =     -------------
                             360 - (D X M)


where 'D' refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and 'M' refers to the actual number of days in the specified Index Maturity.

     The 'Calculation Date' pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

     (3) Federal Funds Rate Certificates. Each Federal Funds Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.


     Unless otherwise specified in the applicable Prospectus Supplement, the 'Federal Funds Rate' for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a 'Federal Funds Rate Determination Date') for Federal Funds as published in H.15(519) under the heading 'Federal Funds (Effective).' In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the 'Federal Funds Rate' for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading 'Federal Funds/Effective Rate.' If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the 'Federal Funds Rate' for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading 'Federal Funds (Effective)'; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the 'Federal Funds Rate' for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The 'Calculation Date' pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

     (4) LIBOR Certificates. Each LIBOR Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     With respect to LIBOR indexed to the offered rates for U.S. dollar deposits, unless otherwise specified in the applicable Prospectus Supplement, 'LIBOR' for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a 'LIBOR Determination Date'), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR

     Determination Date. 'Reuters Screen LIBO Page' means the display designated as page 'LIBOR' on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, 'LIBOR' for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

          (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, 'LIBOR' for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, 'LIBOR' for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, 'LIBOR' for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

     If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rate.

     (5) Treasury Rate Certificates. Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the 'Treasury Rate' for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ('Treasury bills') having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading 'U.S. Government Certificates-Treasury bills-auction average (investment)' or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the 'Treasury Rate' for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the 'Treasury Rate' for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate.)

     The 'Treasury Rate Determination Date' for such Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the applicable Prospectus Supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

     The 'Calculation Date' pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

PRINCIPAL OF THE CERTIFICATES

     Unless the related Prospectus Supplement provides otherwise, each Certificate (other than certain Classes of Strip Certificates) will have a 'Certificate Principal Balance' which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related Trust. Unless otherwise specified in the related Prospectus Supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such Certificate of the Class or Classes entitled thereto (in the manner and priority specified in such Prospectus Supplement) until the aggregate Certificate Principal Balance of such Class or Classes has been reduced to zero. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset ('Realized Losses') allocated thereto. Unless the related Prospectus Supplement provides otherwise, the initial aggregate Certificate Principal Balance of all Classes of Certificates of a Series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Distributions of principal of any Class of Certificates will be made on a pro rata basis among all the Certificates of such Class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

FOREIGN CURRENCY CERTIFICATES

     If the specified currency of any Certificate is not U.S. dollars (a 'Foreign Currency Certificate'), certain provisions with respect thereto will be set forth in the related Prospectus Supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such Certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the Certificates.

INDEXED CERTIFICATES

     From time to time, the Issuer may offer a Series of Certificates ('Indexed Certificates'), the principal amount payable at the stated maturity date of which (the 'Indexed Principal Amount') and/or interest with respect to which is determined by reference to (i) the rate of exchange between the specified currency for such Certificate and the other currency or composite currency (the 'Indexed Currency') specified therein; (ii) the difference in the price of a specified commodity (the 'Indexed Commodity') on specified dates; (iii) the difference in the level of a specified stock index (the 'Stock Index'), which may be based on U.S. or foreign stocks, on specified dates; or (iv) such other objective price or economic measure as are described in the related Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Certificate, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will be set forth in the related Prospectus Supplement, together with any information concerning tax consequences to the Holders of such Indexed Certificates.

     Except as otherwise specified in the related Prospectus Supplement, interest on an Indexed Certificate will be payable based on the amount designated in the related Prospectus Supplement as the 'Face Amount' of such

Indexed Certificate. The related Prospectus Supplement will describe whether the principal amount of the related Indexed Certificate that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Indexed Certificate, the Indexed Principal Amount of such Indexed Certificate at the time of redemption or repayment, or another amount described in such Prospectus Supplement.

DUAL CURRENCY CERTIFICATES

     Certificates may be issued as dual currency certificates ('Dual Currency Certificates'), in which case payments of principal and/or interest in respect of Dual Currency Certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the Certificates and described in the related Prospectus Supplement. Other material terms and conditions relating to Dual Currency Certificates will be set forth in the Certificates and the related Prospectus Supplement.

OPTIONAL EXCHANGE

     If a holder may exchange Certificates of any given Series for a pro rata portion of the Deposited Assets, the applicable Prospectus Supplement will designate such Series as an 'Exchangeable Series.' The terms upon which a holder may exchange Certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust will be specified in the related Prospectus Supplement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the Depositor's and such Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Such terms may relate to, but are not limited to, the following:

          (a) a requirement that the exchanging holder tender to the Trustee Certificates of each Class within such Exchangeable Series;

          (b) a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each Certificate being tendered for exchange;

          (c) a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each Certificate tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

          (d) specified dates during which a holder may effect such an exchange (each, an 'Optional Exchange Date');

          (e) limitations on the right of an exchanging holder to receive any benefit upon exchange from any Credit Support or other non-Underlying Securities deposited in the applicable Trust; and

          (f) adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust
     Expenses.

     Unless otherwise specified in the related Prospectus Supplement, in order for a Certificate of a given Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by the applicable Certificateholder, the Trustee for such Certificate must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date (i) such Certificate with the form entitled 'Option to Elect Exchange' on the reverse thereof duly completed, or (ii) in the case of Registered Certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Registered Certificate, the Certificate Principal Balance or Notional Amount of such Registered Certificate to be exchanged, the certificate number or a description of the tenor and terms of such Registration Certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Certificate to be exchanged with the form entitled 'Option to Elect Exchange' on the reverse of the Registered Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a Certificate for less than the entire Certificate Principal Balance of such Certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Prospectus Supplement are satisfied. Upon such partial exchange, such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance thereof shall be issued (which, in the case of any Registered Certificate, shall be in the name of the holder of such exchanged Certificate).

     Unless otherwise specified in the applicable Prospectus Supplement, because initially and until Definitive Certificates are issued each Certificate will be represented by a Global Security, the Depositary's nominee will be the Certificateholder of such Certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular Certificate, the beneficial owner of such Certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such Certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

     Unless otherwise provided in the applicable Prospectus Supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such Prospectus Supplement, the applicable Certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and Class within such Exchangeable Series) of the Certificate being exchanged, in the manner and to the extent described in such Prospectus Supplement. Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such Certificateholder, such pro rata share of the Deposited Assets, in which event the Certificateholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Prospectus Supplement.

GLOBAL SECURITIES

     Unless otherwise specified in the applicable Prospectus Supplement, all Certificates of a given Series (or, if more than one Class exists, any given Class within that Series) will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, The Depository Trust Company, York, New York (for Registered Certificates denominated and payable in U.S. dollars), or such other depositary identified in the related Prospectus Supplement (the 'Depositary'), and registered in the name of a nominee of the Depositary. Global Securities may be issued in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Certificates represented thereby (each a 'Definitive Certificate'), a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Sections 5.02 and 5.04).

     The Depository Trust Company has advised the Depositor as follows: The Depositary Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with such Depositary ('participants') in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Such Depositary's participants include securities brokers and dealers (including the Offering Agent), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own such Depositary. Access to such Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to the Depositor that it intends to follow such procedures.

     Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Certificates represented by such Global Security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such Certificates, or, if such Certificates are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or Persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or Persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Certificateholder of the individual Certificates represented by such Global Security for all purposes under the Trust Agreement governing such Certificates. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Certificates represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered the Certificateholder thereof under the Trust Agreement governing such Certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any Certificate to pledge that Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Certificate, may be limited due to the lack of a physical certificate for such Certificate.

     Distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Certificateholder of such Global Security. None of the Depositor, the Administrative Agent, if any, the Trustee for such Certificates, any Paying Agent or the Certificate Registrar for such Certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     The Depositor expects that the Depositary for Certificates of a given Class and Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Depositor also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in 'street name,' and will be the responsibility of such participants.

     If the Depositary for Certificates of a given Class of any Series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Depositor within ninety days, the Depositor will issue individual Definitive Certificates in exchange for the Global Security or Securities representing such Certificates. In addition, the Depositor may at any time and in its sole discretion determine not to have any Certificates of a given Class represented by one or more Global Securities and, in such event, will issue individual Definitive Certificates of such Class in exchange for the Global Security or Securities representing such Certificates. Further, if the Depositor so specifies with respect to the Certificates of a given Class, an owner of a beneficial interest in a Global Security representing Certificates of such Class may, on terms acceptable to the Depositor and the Depositary of such Global Security, receive individual Definitive Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Certificates of the Class represented by such Global Security equal in principal amount to such beneficial interest and to have such Definitive Certificates registered in its name (if the Certificates of such Class are issuable as Registered Certificates). Individual Definitive Certificates of such Class so issued will be issued as Registered Certificates in denominations, unless otherwise specified by the Depositor, of $1,000 and integral multiples thereof (Section 5.03).

     The applicable Prospectus Supplement will set forth any specific terms of the depositary arrangement with respect to any Class or Series of Certificates being offered thereby to the extent not set forth or different from the description set forth above.

               DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

GENERAL

     Each Certificate of each Series (or if more than one Class exists, each Class (whether or not each such Class is offered hereby) within such Series) will represent an ownership interest specified for such Series (or Class) of Certificates in a designated, publicly issued, fixed income debt security or a pool of such debt securities (the 'Underlying Securities'), purchased by the Depositor (or an affiliate thereof) in the secondary market and assigned to a Trust as described in the applicable Prospectus Supplement. Each Underlying Security will represent (i) an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged ('Treasury Securities'),
(ii) an obligation of one or more U.S. government sponsored entities created pursuant to federal statute (a 'GSE'), (iii) Government Trust Certificates ('GTCs') (provided that such GTCs, together with any AID-Guaranteed Underlying Securities (as defined below), shall not account for 20% or more of the aggregate cash flows on the Underlying Securities securing any Series of Certificates), or (iv) obligations guaranteed by the United States Agency for International Development pursuant to the AID Housing Guaranty Program ('AID-Guaranteed Underlying Securities') (provided that such AID-Guaranteed Underlying Securities, together with any GTCs, shall not account for 20% or more of the aggregate cash flows on the Underlying Securities securing any Series of Certificates). As specified in the applicable Prospectus Supplement, the obligations of one or more of the following GSEs may be included in a Trust:
Federal National Mortgage Association ('Fannie Mae'), Federal Home Loan Mortgage Association ('Freddie Mac'), Student Loan Marketing Association ('Sallie Mae'), Resolution Funding Corporation ('REFCORP'), Federal Home Loan Banks ('FHLB') (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority ('TVA') and Federal Farm Credit Banks ('FFCB'). GSE debt securities are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a Trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) such organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to such organization (a 'GSE Issuer'). GTCs and AID-Guaranteed Obligations will have been registered under the Securities Act of 1933 (or will qualify for an exemption from registration) and will have been acquired by the Depositor in purely secondary market transactions. Based on information contained in the prospectus pursuant to which any GSE Issuer's securities were originally offered (an 'Underlying Security Prospectus'), the applicable Prospectus Supplement will set forth certain information with respect to the public availability of information with respect to any GSE Issuer the debt securities of which constitute more than ten percent of the Underlying Securities for any Series of Certificates as of the date of such Prospectus Supplement. The specific terms and conditions of the Underlying Securities will be set forth in the related Prospectus Supplement.

     This Prospectus relates only to the Certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities the Depositor is permitted to deposit in a Trust and does not purport to be a complete description of any Underlying Security and is qualified in its entirety by reference to the applicable Prospectus Supplement, Underlying Security Prospectus, if any, and, to the extent applicable, the statement of terms or similar document with respect to any Underlying Security.

UNDERLYING SECURITIES

     General. Unless otherwise specified in the related Prospectus Supplement, none of the Underlying Securities will have been issued pursuant to an indenture, and no trustee is provided for with respect to any Underlying Security. There will generally be a fiscal agent ('Fiscal Agent') for a GSE Issuer with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE's securities as would a trustee. Unless otherwise specified in the related Prospectus Supplement, the Underlying Securities with respect to any GSE Issuer will not be guaranteed by the United

States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

     Contractual and Statutory Restrictions. A GSE Issuer and the related Underlying Securities may be subject to certain contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of certain specified events. Unless otherwise specified in the related Prospectus Supplement, each GSE is limited to such activities as will promote its statutory purposes as set forth in the publicly available information with respect to such issuer. See 'Description of the Deposited Assets--Publicly Available Information' in the related Prospectus Supplement. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government may cause or require such GSE to conduct its business in a manner that differs from that an enterprise which is not a GSE might employ.

     Neither the United States nor any agency thereof is obligated to finance any GSE Issuer's operations or to assist a GSE Issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE Issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

     Events of Default. Underlying Securities issued by a GSE Issuer may provide that any one of a number of specified events will constitute an event of default with respect thereto. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or authorizing legislation or regulation, as the case may be, which failure is materially adverse to securityholders and continues for a specified period after notice thereof; and (iii) certain events of insolvency or bankruptcy with respect to the GSE Issuer. The Underlying Securities will generally provide that, upon the occurrence of an event of default, the holders of not less than a specified percentage of the outstanding securities may declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable, subject to the issuer's right to cure, if applicable.

     Each Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The Prospectus Supplement with respect to any Series of Certificates will describe the events of default under the Underlying Securities with respect to any Concentrated Underlying Security ('Underlying Security Events of Default') and applicable remedies with respect thereto. With respect to any Trust comprised of a pool of securities, the applicable Prospectus Supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Underlying Securities, against losses. If an Underlying Security Event of Default occurs and the Trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the Certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security ('Outstanding Debt Securities') in determining whether to declare the acceleration of the Underlying Securities.

PRINCIPAL ECONOMIC TERMS OF UNDERLYING SECURITIES

     Reference is made to the applicable Prospectus Supplement with respect to each Series of Certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security: (i) the title and series of such Underlying Securities, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the Underlying Securities Issuer; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any ('Underlying Securities Rate'); the date or dates from which such interest will accrue ('Underlying Securities Interest Accrual Periods'); and the dates on which such interest will be payable ('Underlying Securities Payment Dates'); (vii) the obligation, if any, of the Underlying Securities Issuer to redeem the securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the Underlying Securities Issuer; (ix) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the 'Underlying Securities Currency'), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Underlying Securities;
(xii) the rating thereof, if any; and (xiii) any other material terms of such Underlying Securities.

     With respect to a Trust comprised of a pool of Underlying Securities, the related Prospectus Supplement will describe the composition of the Underlying Securities pool as of the Cutoff Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii), (iii), (v), (vi), (vii),
(viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

PUBLICLY AVAILABLE INFORMATION

     In addition to the foregoing, with respect to each Concentrated Underlying Security issued by a GSE Issuer the applicable Prospectus Supplement will disclose the identity of the applicable obligor, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying Security or Underlying Securities and will disclose where and how prospective purchasers of the Certificates may obtain such publicly available information with respect to each such obligor. Such information will typically consist of such obligor's annual report, which contains financial statements or similar financial information, and can be obtained from the Commission, if so specified in the applicable Prospectus Supplement, or from the office of such obligor identified in the related Prospectus Supplement. However, the precise nature of such publicly available information and where and how it may be obtained with respect to any given GSE Issuer will vary, and, as described above, will be set forth in the applicable Prospectus Supplement with respect to any such obligor.

OTHER DEPOSITED ASSETS

     In addition to the Underlying Securities, the Depositor may also deposit into a given Trust, or the Trustee on behalf of the Certificateholders of a Trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related Prospectus Supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the Trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars, cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto) (all such assets for any given Series, together with the related Underlying Securities, the

'Deposited Assets'). The applicable Prospectus Supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

     Unless otherwise specified in the related Prospectus Supplement, the Deposited Assets for a given Series of Certificates and the related Trust will not constitute Deposited Assets for any other Series of Certificates and the related Trust and the Certificates of each Class of a given Series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable Prospectus Supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

CREDIT SUPPORT

     As specified in the applicable Prospectus Supplement for a given Series of Certificates, the Trust for any Series of Certificates may include, or the Certificateholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any Class or group of Classes within such Series. Such Credit Support may be provided by any combination of the following means described below or any other means described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will set forth whether the Trust for any Class or group of Classes of Certificates contains, or the Certificateholders of such Certificates have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element, including financial information with respect to any such obligor providing Credit Support for 20% or more of the aggregate principal amount of such Class or Classes.

     Subordination. As discussed below under '--Collections,' the rights of the Certificateholders of any given Class within a Series of Certificates to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Certificateholders of such Series (or Classes within such Series) may be subordinated to the rights of the Certificateholders of one or more other Classes of such Series to the extent described in the related Prospectus Supplement. Such subordination accordingly provides some additional credit support to those Certificateholders of those other Classes. For example, if losses are realized during a given period on the Deposited Assets relating to a Series of Certificates such that the collections received thereon are insufficient to make all distributions on the Certificates of such Series, those realized losses would be allocated to the Certificateholders of any Class of such Series that is subordinated to another Class, to the extent and in the manner provided in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Certificateholders of any Class that is subordinated to another Class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under '--Reserve Accounts' and in the related Prospectus Supplement.

     If so provided in the related Prospectus Supplement, the Credit Support for any Series or Class of Certificates may include, in addition to the subordination of certain Classes of such Series and the establishment of a reserve account, any of the other forms of Credit Support described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Certificateholders of such Class or as otherwise specified in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Certificates of such Series.

     Letter of Credit; Surety Bond. The Certificateholders of any Series (or Class or group of Classes of Certificates within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a 'Letter of Credit') issued by a bank (a 'Letter of Credit Bank') or a surety bond or bonds (a 'Surety Bond') issued by a surety company (a 'Surety'). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Surety Bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related Prospectus Supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws under the Letter of Credit or the Surety Bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement. Any amounts otherwise available under the Letter of Credit or the Surety Bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable Prospectus Supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

     Unless otherwise specified in the applicable Prospectus Supplement, in the event that the Letter of Credit Bank or the Surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related Prospectus Supplement, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Surety Bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Surety, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Surety Bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the Letter of Credit or the Surety Bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Surety Bond.

     Reserve Accounts. If so provided in the related Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a 'Reserve Account') any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Deposited Assets for a given Series of Certificates, in the manner and priority specified in the applicable Prospectus Supplement. Amounts may be distributed to Certificateholders of such Class or group of Classes within such Series, or may be used for other purposes, in the manner and to the extent provided in the related Prospectus Supplement. Amounts deposited in any Reserve Account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Depositor or such other person named in the related Prospectus Supplement.

COLLECTIONS

     The Trust Agreement will establish procedures by which the Trustee or such other person specified in the Prospectus Supplement is obligated, for the benefit of the Certificateholders of each Series of Certificates, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing from time to time prior to any applicable Distribution Date such collections into a segregated account maintained or controlled by the applicable Trustee for the benefit of such Series (each a 'Certificate Account'). An Administrative Agent, if any is appointed pursuant to the applicable Prospectus Supplement, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and certain Credit Support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the Certificates of such Series (and Classes within such Series), all in the manner and priorities described in the related Prospectus Supplement. The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Deposited Assets and any Credit Support obtained for the benefit of Certificateholders for a particular Series or Class of Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Certificates. The applicable Prospectus Supplement will also set forth the manner and priority by which any Realized Loss will be allocated among the Classes of any Series of Certificates, if applicable.

     The relative priorities of distributions with respect to collections from the assets of the Trust assigned to Classes of a given Series of Certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable Prospectus Supplement. Moreover, the applicable Prospectus Supplement may specify that the relative distribution priority assigned to each Class of a given Series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such Class for payments of other amounts, such as interest or premium.

                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

     The following summary of certain provisions of the Trust Agreement and the Certificates do not purport to be complete and such summary is qualified in its entirety by reference to the detailed provisions of the form of Trust Agreement filed as an exhibit to the Registration Statement. Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

ASSIGNMENT OF DEPOSITED ASSETS

     At the time of issuance of any Series of Certificates, the Depositor will cause the Underlying Securities to be included in the related Trust, and any other Deposited Asset specified in the Prospectus Supplement, to be assigned to the related Trustee, together with all principal, premium (if any) and interest received by or on behalf of the Depositor on or with respect to such Deposited Assets after the cut-off date specified in the Prospectus Supplement (the 'Cut-off Date'), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest (Section 2.01). The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for certain assets to be deposited in the Trust (Section 2.06). Each Deposited Asset will be identified in a schedule appearing as an exhibit to the Trust Agreement. Such schedule will include certain statistical information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and in the event any Underlying Security represents ten percent or more of the total Underlying Securities with respect to any Series of Certificates, such schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and certain other information with respect thereto.

     In addition, the Depositor will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee. The Trustee (or such custodian) will review such documents upon receipt thereof or within such period as is permitted in the Prospectus

Supplement, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders (Sections 2.01 and 2.02).

     Each of the Depositor and the Administrative Agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Depositor or any such Administrative Agent, as the case may be, which materially and adversely affects the interests of the Certificateholders, the Depositor or any such Administrative Agent, respectively, will be obligated to cure the breach in all material respects (Section 2.05).

COLLECTION AND OTHER ADMINISTRATIVE PROCEDURES

     General. With respect to any Series of Certificates the Trustee or such other person specified in the Prospectus Supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets and will follow or cause to be followed such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and any related instrument governing any Credit Support (collectively, the 'Credit Support Instruments') and provided that, except as otherwise expressly set forth in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

     Sub-Administration. Any Trustee or Administrative Agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a 'Sub-Administrative Agent'), but the Trustee or Administrative Agent will remain obligated with respect to such obligations under the Trust Agreement. Each Sub-Administrative Agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the Trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable Sub-Administration Agreement (as defined below).

     The agreement between any Administrative Agent or Trustee and a Sub-Administrative Agent (a 'Sub-Administration Agreement') will be consistent with the terms of the Trust Agreement and such assignment to the Sub-Administrator by itself will not result in a withdrawal or downgrading of the rating of any Class of Certificates issued pursuant to the Trust Agreement. With respect to any Sub-Administrative Agreement between an Administrative Agent and a Sub-Administrative Agent, although each such Sub-Administration Agreement will be a contract solely between such Administrative Agent and the Sub-Administrative Agent, the Trust Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason such Administrative

Agent for such Series of Certificates is no longer acting in such capacity, the Trustee or any successor Administrative Agent must recognize the Sub-Administrative Agent's rights and obligations under such Sub-Administration Agreement.

     The Administrative Agent or Trustee, as applicable, will be solely liable for all fees owed by it to any Sub-Administrative Agent, irrespective of whether the compensation of the Administrative Agent or Trustee, as applicable, pursuant to the Trust Agreement with respect to the particular Series of Certificates is sufficient to pay such fees. However, a Sub-Administrative Agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related Prospectus Supplement. Each Sub-Administrative Agent will be reimbursed by the Administrative Agent, if any, or otherwise the Trustee for certain expenditures which it makes, generally to the same extent the Administrative Agent or Trustee, as applicable, would be reimbursed under the terms of the Trust Agreement relating to such Series. See '--Retained Interest; Administrative Agent Compensation and Payment of Expenses.'

     The Administrative Agent or Trustee, as applicable, may require any Sub-Administrative Agent to agree to indemnify the Administrative Agent or Trustee, as applicable, for any liability or obligation sustained by the Administrative Agent or Trustee, as applicable, in connection with any act or failure to act by the Sub-Administrative Agent.

     Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable Prospectus Supplement, as administrator with respect to the Deposited Assets, the Trustee, on behalf of the Certificateholders of a given Series (or any Class or Classes within such Series), will present claims under each applicable Credit Support Instrument, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the Trustee or Administrative Agent under any Credit Support Instrument are to be deposited in the Certificate Account for the related Trust, subject to withdrawal as described above.

     Unless otherwise provided in the applicable Prospectus Supplement, if recovery on a defaulted Deposited Asset under any related Credit Support Instrument is not available, the Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset (Section 3.12), provided that, except as otherwise expressly provided in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Administrative Agent and the Trustee, as applicable, in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust will realize a loss in the amount of such difference. Only if and to the extent provided in the applicable Prospectus Supplement, the Administrative Agent or Trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to Certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset (Section 3.12).

RETAINED INTEREST; ADMINISTRATIVE AGENT COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the Trust Agreement. A Retained Interest in a Deposited Asset represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable Certificate Account or become a part of the related Trust. Unless otherwise provided in the applicable Prospectus Supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to Certificateholders on a pari passu basis.

     The applicable Prospectus Supplement will specify the Administrative Agent's, if any, and the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Certificates.

     If and to the extent specified in the applicable Prospectus Supplement, in addition to amounts payable to any Sub-Administrative Agent, the Administrative Agent, if any, and otherwise the Trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the Trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement (Section 3.14).

ADVANCES IN RESPECT OF DELINQUENCIES

     Unless otherwise specified in the applicable Prospectus Supplement, the Administrative Agent, if any, specified therein will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the Certificateholders of the related Series of Certificates. However, to the extent provided in the applicable Prospectus Supplement, any such Administrative Agent will advance on or before each Distribution Date its own funds or funds held in the Certificate Account for such Series that are not part of the funds available for distribution for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period and were delinquent on the related Determination Date, subject to (i) any such Administrative Agent's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the Prospectus Supplement.

     Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of an Administrative Agent's funds, if any, will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of Credit Support) for such Series with respect to which such advances were made (as to any Deposited Assets, 'Related Proceeds'); provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account for such Series to the extent that such Administrative Agent shall determine, in its sole judgment, that such advance (a 'Nonrecoverable Advance') is not ultimately recoverable from Related Proceeds. If advances have been made by such Administrative Agent from excess funds in the Certificate Account for any Series, such Administrative Agent will replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date (Section 4.03). If so specified in the related Prospectus Supplement, the obligations, if any, of an Administrative Agent to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE ADMINISTRATIVE AGENT AND THE DEPOSITOR

     An Administrative Agent, if any, for each Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Administrative Agent for any such Series may be the Trustee, the Depositor, an affiliate of either thereof, the Deposited Asset Provider or any third party and may have other normal business relationships with the Trustee, the Depositor, their affiliates or the Deposited Asset Provider.

     The Trust Agreement will provide that an Administrative Agent may resign from its obligations and duties under the Trust Agreement with respect to any Series of Certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any Class of Certificates of such Series or upon a determination that its duties under the Trust Agreement with respect to such Series are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Administrative Agent's obligations and duties under the Trust Agreement with respect to such Series (Section 6.04).

     The Trust Agreement will further provide that neither such an Administrative Agent, the Depositor nor any director, officer, employee, or agent or the Administrative Agent or the Depositor will incur any liability to the related Trust or Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Administrative Agent, the Depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trust Agreement will further provide that, unless otherwise provided in the applicable series supplement thereto, such an Administrative Agent, the Depositor and any director, officer, employee or agent of the Administrative Agent or the Depositor will be entitled to indemnification by the related Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Agreement will provide that neither such an Administrative Agent nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the Trust Agreement or which in its opinion may involve it in any expense or liability. Each of such Administrative Agent or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder (Section 6.03). The applicable Prospectus Supplement will describe how such legal expenses and costs of such action and any liability resulting therefrom will be allocated.

     Any person into which an Administrative Agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an Administrative Agent is a part, or any person succeeding to the business of an Administrative Agent, will be the successor of the Administrative Agent under the Trust Agreement with respect to the Certificates of any given Series (Section 6.02).

ADMINISTRATIVE AGENT TERMINATION EVENTS; RIGHTS UPON ADMINISTRATIVE AGENT TERMINATION EVENT

     Unless otherwise provided in the related Prospectus Supplement, 'Administrative Agent Termination Events' under the Trust Agreement with respect to any given Series of Certificates will consist of the following: (i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Deposited Assets and Credit Support, if any, as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights (as defined below); (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under the Trust Agreement with respect to such Series which continues unremedied for thirty days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the holders of such Certificates evidencing not less than 25% of the

Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations (Section 7.01). Any additional Administrative Agent Termination Events with respect to any given Series of Certificates will be set forth in the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement and the related series supplement to the Trust Agreement will specify as to each matter requiring the vote of holders of Certificates of a Class or group of Classes within a given Series, the circumstances and manner in which the Required Percentage (as defined below) applicable to each such matter is calculated. 'Required Percentage' means, with respect to any matter requiring a vote of holders of Certificates of a given Series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of Certificates of a designated Class or group of Classes within such Series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable Prospectus Supplement and the related series supplement to the Trust Agreement. 'Voting Rights' evidenced by any Certificate will be the portion of the voting rights of all the Certificates in the related Series allocated in the manner described in the related Prospectus Supplement (Article I).

     Unless otherwise specified in the applicable Prospectus Supplement, so long as an Administrative Agent Termination Event under the Trust Agreement with respect to a given Series of Certificates remains unremedied, the Depositor or the Trustee may, and at the direction of holders of such Certificates evidencing not less than the 'Required Percentage--Administrative Agent Termination' of the Voting Rights, the Trustee will, terminate all the rights and obligations of such Administrative Agent under the Trust Agreement relating to the applicable Trust and in and to the related Deposited Assets (other than any Retained Interest of such Administrative Agent), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of such Administrative Agent under the Trust Agreement with respect to such Series (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable to act, it may or, at the written request of the holders of such Certificates evidencing not less than the 'Required Percentage--Administrative Agent Termination' of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such Administrative Agent under the Trust Agreement with respect to such Series. Pending such appointment, the Trustee is obligated to act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated). The Trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such Administrative Agent under the Trust Agreement with respect to such Series (Sections 7.01 and 7.02).

     No Certificateholder will have the right under the Trust Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of breach and unless the holders of Certificates evidencing not less than the 'Required Percentage-Remedies' of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding (Section 10.03). The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by the Trust Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (Section 8.02).

MODIFICATION AND WAIVER

     Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement for each Series of Certificates may be amended by the Depositor and the Trustee with respect to such Series, without notice to or consent of the Certificateholders, for certain purposes including (i) to cure any ambiguity,
(ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to add or supplement any Credit Support for the benefit of any Certificateholders (provided that if any such addition affects any series or class of Certificateholders differently than any other series or class of Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of Certificateholders), (iv) to add to the covenants, restrictions or obligations of the Depositor, the Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders, (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any Certificate for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof, or (vi) to comply with any requirements imposed by the Code. Without limiting the generality of the foregoing, unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may also be modified or amended from time to time by the Depositor, and the Trustee, with the consent of the holders of Certificates evidencing not less than the 'Required Percentage--Amendment' of the Voting Rights of those Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that in the event such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the 'Required Percentage--Amendment' specified in the related series supplement to the Trust Agreement shall include an additional specified percentage of the Certificates of such Series or Class.

     Except as otherwise set forth in the applicable Prospectus Supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the consent of the holder of such Certificate or
(ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by the Trust Agreement then outstanding.

     Unless otherwise specified in the applicable Prospectus Supplement, holders of Certificates evidencing not less than the 'Required Percentage--Waiver' of the Voting Rights of a given Series may, on behalf of all Certificateholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Depositor, the Trustee or the Administrative Agent, if any, with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Certificates of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected thereby (Section 7.04).

REPORTS TO CERTIFICATEHOLDERS; NOTICES

     Reports to Certificateholders. Unless otherwise provided in the applicable Prospectus Supplement, with each distribution to Certificateholders of any Class of Certificates of a given Series, the Administrative Agent or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such Certificateholder, to the Depositor and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

          (i) the amount of such distribution to Certificateholders of such Class allocable to principal of or interest or premium, if any, on the Certificates of such Class; and the amount of aggregate unpaid interest as of such Distribution Date;

          (ii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related Prospectus Supplement;

          (iii) the amount of compensation received by the Administrative Agent, if any, and the Trustee for the period relating to such Distribution Date, and such other customary information as the Administrative Agent, if any, or otherwise the Trustee deems necessary or desirable to enable Certificateholders to prepare their tax returns;

          (iv) if the Prospectus Supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          (v) the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

          (vi) the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each Class of Certificates (including any Class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

          (vii) as to any Series (or Class within such Series) for which Credit Support has been obtained, the amount of coverage of each element of Credit Support included therein as of the close of business on such Distribution Date.

     In the case of information furnished pursuant to subclauses (i) and (iii) above, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Administrative Agent or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in subclauses (i) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Administrative Agent or the Trustee, as applicable, shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Administrative Agent or the Trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect (Section 4.02).

     Notices. Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a Registered Certificate will be mailed to the last address of such holder set forth in the applicable Certificate Register.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report (Section 3.16).

     The Trust Agreement will also provide for delivery to the Depositor, the Administrative Agent, if any, and the Trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Certificates (Section 3.15).

     Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Certificateholders without charge upon written request to either the Administrative Agent or the Trustee, as applicable, at the address set forth in the related Prospectus Supplement.

REPLACEMENT CERTIFICATES

     Unless otherwise provided in the applicable Prospectus Supplement, if a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York, or such other location as may be specified in the applicable Prospectus Supplement, upon payment by the holder of such expenses as may be incurred by the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require. Mutilated Certificates must be surrendered before new Certificates will be issued (Section 5.05).

TERMINATION

     The obligations created by the Trust Agreement for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the related Certificate Account or by an Administrative Agent, if any, and required to be paid to them pursuant to the Trust Agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the Trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will any trust created by the Trust Agreement continue beyond the respective date specified in the related Prospectus Supplement. Written notice of termination of the obligations with respect to the related Series of Certificates under the Trust Agreement will be provided as set forth above under '--Reports to Certificateholders; Notices--Notices,' and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination (Section 9.01).


     Any such purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a Series of Certificates shall be made at a price approximately equal to the aggregate fair market value of all the assets in the Trust (as determined by the Trustee, the Administrative Agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable Prospectus Supplement, a specified price as determined therein (such price, a 'Purchase Price'). The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such Series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that Series specified in the related Prospectus Supplement (Section 9.01).

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates of any Series or any Deposited Asset or related document and is not accountable for the use or application by or on behalf of any Administrative Agent of any funds paid to such Administrative Agent or its designee in respect of such Certificates or the Deposited Assets, or deposited into or withdrawn from the related Certificate Account or any other account by or on behalf of such Administrative Agent (Section 8.03). If no Administrative Agent Termination Event has occurred and is continuing with respect to any given Series, the Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement (Section 8.01).

THE TRUSTEE

     The Trustee for any given Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee will be unaffiliated with, but may have normal banking relationships with, the Depositor, any Administrative Agent and their respective affiliates.

                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

     An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Certificate. Depreciation of the Specified Currency for a Certificate against the U.S. dollar would result in a decrease in the effective yield of such Certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

     Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency. At present, the Depositor has identified the following currencies in which distributions of principal, premium and interest on Certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, Certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under 'Description of Certificates--General' or as otherwise specified in the applicable Prospectus Supplement.

     PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

     The information set forth in this Prospectus is directed to prospective purchasers of Certificates who are United States residents. The applicable Prospectus Supplement for certain issuances of Certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such Certificates.

     Any Prospectus Supplement relating to Certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

PAYMENT CURRENCY

     Except as set forth below or unless otherwise provided in the applicable Prospectus Supplement, if distributions in respect of a Certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Depositor's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Certificate shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Prospectus Supplement.

     If distribution in respect of a Certificate is required to be made in ECU and ECU is no longer used in the European Monetary System, then all distributions in respect of such Certificate shall be made in U.S. dollars until ECU is again so used. The amount of each distribution in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such distribution is to be made.

     The equivalent of the ECU in U.S. dollars as of any date (the 'Day of Valuation') shall be determined for the Certificates of any Series and Class by the applicable Trustee on the following basis. The component currencies of the ECU for this purpose (the 'Components') shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such Trustee on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable Prospectus Supplement.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

     All determinations referred to above made by the applicable Trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related Certificateholders of such Series.


FOREIGN CURRENCY JUDGMENTS

     Unless otherwise specified in the applicable Prospectus Supplement, the Certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                              PLAN OF DISTRIBUTION

     Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Series of Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of such Certificates and the proceeds to the Depositor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Certificates may be listed and the place and time of delivery of the Certificates to be offered thereby.

     If underwriters are used in the sale, Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Lehman Brothers Inc., an affiliate of the Depositor. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Certificates may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

     If so indicated in the applicable Prospectus Supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

     Any underwriters, dealers or agents participating in the distribution of Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

     Lehman Brothers Inc. is an affiliate of the Depositor. Lehman Brothers Inc.'s participation in the offer and sale of Certificates complies with the requirements of Schedule E of the By-Laws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

     As to each Series of Certificates, only those Classes rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Any unrated Classes or Classes rated below investment grade may be retained by the Depositor or sold at any time to one or more purchasers.

     Affiliates of the Underwriters may act as agents or underwriters in connection with the sale of the Certificates. Any affiliate of the Underwriters so acting will be named, and its affiliation with the Underwriters described, in the related Prospectus Supplement. Also, affiliates of the Underwriters may act as principals or agents in connection with market-making transactions relating to the Certificates.

                                 LEGAL OPINIONS

     Certain legal matters with respect to the Certificates will be passed upon for the Depositor and the underwriters by Weil, Gotshal & Manges, New York, New York or other counsel identified in the applicable Prospectus Supplement.

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

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

            ------------------------------------------------------
            ------------------------------------------------------

     No dealer, salesman or other person has been authorized to given any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or Lehman Brothers. This Prospectus Supplement and the Prospectus do not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.

                            ------------------------

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                 PAGE
                                                              ----------
        Summary..............................................        S-3
        Risk Factors.........................................        S-9
        The Trust............................................       S-11
        The Standard & Poor's 500 Index......................       S-11
        Modifications to or Discontinuance of S&P 500
          Index..............................................       S-16
        Description of the Certificates......................       S-18
        The Depositor........................................       S-21
        Description of the Trust Assets......................       S-22
        The Swap Counterparty................................       S-24
        Description of the Trust Agreement...................       S-26
        The Market Agent Agreement...........................       S-28
        Certain U.S. Federal Income Tax Consequences.........       S-29
        State, Local and Foreign Taxes.......................       S-32
        ERISA Considerations.................................       S-32
        Method of Distribution...............................       S-33
        Legal Matters........................................       S-33
        Ratings..............................................       S-33
        Index of Defined Terms...............................       S-35
        Exhibit A............................................        A-1
        Exhibit B............................................        B-1


                                   Prospectus

                                                                 PAGE
                                                              ----------
        Prospectus Supplement................................          2
        Available Information................................          2
        Incorporation of Certain Documents by Reference......          2
        Reports to Certificateholders........................          3
        Important Currency Information.......................          3
        Risk Factors.........................................          4
        The Company..........................................          5
        Use of Proceeds......................................          6
        Formation of the Trust...............................          6
        Maturity and Yield Considerations....................          7
        Description of Certificates..........................          8
        Description of Deposited Assets and Credit Support...         21
        Description of the Trust Agreement...................         26
        Currency Risks.......................................         34
        Plan of Distribution.................................         35
        Legal Opinions.......................................         36

            ------------------------------------------------------
            ------------------------------------------------------

            ------------------------------------------------------
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                                  $25,000,000


                            S&P-Linked Certificates,
                                Series 1997-SP-1
                             (SPLITs(Service Mark))


                              Principal Protected
                           Pass-Through Certificates

                             Lehman ABS Corporation
                                  (Depositor)

                            ------------------------

                             PROSPECTUS SUPPLEMENT

                                August 26, 1997

                            ------------------------

                                LEHMAN BROTHERS

            ------------------------------------------------------
            ------------------------------------------------------